   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1999

                                                   REGISTRATION NO. 333-[      ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN LIMITED PARTNERSHIP AGREEMENT)

                NEW YORK                                    6793                                   13-4077759
        (STATE OF ORGANIZATION)                 (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
                                                CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                GENERAL PARTNER
                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 723-5424
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                             EMILY M. ZEIGLER, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                         NEW YORK, NEW YORK 10019-6099
                                 (212) 728-8000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS           AMOUNT BEING          OFFERING           AGGREGATE           AMOUNT OF
OF SECURITIES BEING REGISTERED      REGISTERED        PRICE PER UNIT      OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
  Units of Limited
  Partnership Interest.......     150,000 Units      $1,000 per Unit       $150,000,000         $41,700(1)

--------------------------------------------------------------------------------

(1) The Fund's escrow account is maintained at European American Bank, New York, New York, account number 002-069011. During the initial offering period, all subscriptions will be held in escrow until the initial offering period ends. The general partner must receive and accept subscriptions for at least 15,000 units by the end of the initial offering period to break escrow and commence trading. Otherwise, the full amount of all subscriptions will be promptly returned to subscribers within four business days. After trading commences, subscription funds will be held in escrow until the first day of the quarter beginning at least 6 days after receipt of the subscription.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.

                             CROSS REFERENCE SHEET

              ITEM NUMBER AND CAPTION                           HEADING IN PROSPECTUS
              -----------------------                           ---------------------
 1.  Forepart of the Registration Statement and
     Outside Front Cover of Prospectus             Cover Page
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus                                 Inside Cover Page; Table of Contents
 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges            Summary of the Prospectus; The Risks You Face
 4.  Use of Proceeds                               Use of Proceeds
 5.  Determination of Offering Price               Cover Page; Investing in the Fund
 6.  Dilution                                      *
 7.  Selling Security Holders                      *
 8.  Plan of Distribution                          Investing in the Fund
 9.  Description of Securities to be Registered    Cover Page; Redemptions; The Limited
                                                   Partnership Agreement
10.  Interests of Named Experts and Counsel        Legal Matters
11.  Information With Respect to the Registrant    Summary of the Prospectus; The Risks You Face;
                                                   Commodity Futures Markets; Trading Policies;
                                                   Financial Statements; The General Partner; The
                                                   Advisors; Conflicts of Interest; Fees and
                                                   Expenses to the Partnership; The Limited
                                                   Partnership Agreement
12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liability                                     *

---------------
* Not applicable.

                 Subject to Completion dated September 23, 1999


                                    PART ONE
                               DISCLOSURE DOCUMENT

                  15,000 UNITS OF LIMITED PARTNERSHIP INTEREST
                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.
                                 ---------------


THE FUND

Salomon Smith Barney Diversified 2000 Futures Fund L.P. is a limited partnership that will attempt to achieve substantial capital appreciation through the speculative trading of futures, options and forward contracts. If successful, the Fund may help diversify a traditional portfolio with performance results that are independent of stocks and bonds.

The Fund's general partner, Smith Barney Futures Management Inc., allocates the Fund's assets to professional commodity trading advisors and has selected Beacon Management Corporation, Bridgewater Associates, Inc., Campbell & Co., Inc. and Rabar Market Research Inc. as the Fund's initial advisors.

THE OFFERING

This is a best efforts offering. The selling agent is not required to sell any specific number of units. The minimum number of units required to be sold in order for the Fund to begin trading is 15,000 ($15,000,000). No underwriting commissions are charged. As a result, the entire subscription amount will be available for the Fund's trading.

THE RISKS

These are speculative securities. BEFORE YOU DECIDE TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 11.

     -    The Fund is speculative and its performance may be volatile.

     -    You could lose a substantial portion of your investment in the Fund.

     - Substantial expenses may not be offset by trading profits and interest income. Depending on its size, the Fund must generate trading profits of between 9.95% and 5.79% per year to break even.

     - No secondary market exists for the units and redemptions are monthly after a three-month holding period.

MINIMUM INVESTMENT
                                            EMPLOYEE BENEFIT PLANS INCLUDING
FIRST TIME INVESTORS:                       INDIVIDUAL RETIREMENT ACCOUNTS:

$5,000 for initial investments              $2,000 for initial investments
$1,000 or more for additional               $1,000 or more for additional
investments                                 investments


                                 ---------------


Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                ---------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                 ---------------

                            SALOMON SMITH BARNEY INC.
                                  SELLING AGENT
                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                 GENERAL PARTNER
     The date of this Prospectus and Disclosure Document is [     ], 1999

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     COMMODITIES FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR

MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 21.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 11 - 14.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                 ---------------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.

     THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

     UNTIL [____________, 1999] (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 ---------------

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                 GENERAL PARTNER
                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 723-5424

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.
                     STRUCTURE AND PRINCIPAL PARTICIPANTS

                                                         CITIGROUP INC.

                                                      SALOMON SMITH BARNEY
                                                          HOLDINGS INC.
                                                                                                           GENERAL PARTNER
    SELLING AGENT
 COMMODITY BROKER                                                                                            Smith Barney
Salomon Smith Barney Inc.                                                                              Futures Management Inc.
                              Selling Agreement                                  General Partnership
                             Brokerage Agreement               FUND                   Interest

                                                       Salomon Smith Barney
                                                         Diversified 2000                               Other commodity pools
                                                         Futures Fund L.P.                             operated by Smith Barney
                                                                                 Limited Partnership  Futures Management Inc.(1)
                                                                                      Interest

                                                       Management Agreements

                                                                                                           LIMITED PARTNERS
                                            COMMODITY TRADING ADVISORS

                                               1)  Beacon Management Corporation
                                               2)  Bridgewater Associates, Inc.
                                               3)  Campbell & Company Inc.
                                               4)  Rabar Market Research Inc.



(1) A list of the commodity pools currently operated or managed by the general partner appears on page 29. The general partner performs the same administrative functions for all the pools it operates or manages.

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
PART ONE - DISCLOSURE DOCUMENT

Summary of the Prospectus.................................................................................7

The Risks You Face.......................................................................................11

Potential Benefits of Investing in Salomon Smith Barney Diversified 2000 Futures Fund....................15

Conflicts of Interest....................................................................................16

Fees and Expenses of the Fund............................................................................18

Trading Policies.........................................................................................23

The General Partner......................................................................................24

The Advisors.............................................................................................33

The Commodity Broker.....................................................................................69

Use of Proceeds..........................................................................................71

Investing in the Fund....................................................................................72

ERISA Considerations.....................................................................................73

How to Redeem Units......................................................................................74

Federal Income Tax Aspects...............................................................................75

The Limited Partnership Agreement........................................................................77

Legal Matters............................................................................................79

Experts..................................................................................................79

Financial Statements.....................................................................................80



PART TWO - STATEMENT OF ADDITIONAL INFORMATION

Diversifying Your Portfolio With Managed Futures..........................................................1

Commodity Markets.........................................................................................5

Glossary..................................................................................................9

Limited Partnership Agreement -- Exhibit A..............................................................A-1

Subscription Agreement  -- Exhibit B....................................................................B-1

Suitability Requirements  -- Exhibit C..................................................................C-1

SUMMARY OF THE PROSPECTUS

Salomon Smith Barney Diversified 2000 Futures Fund L.P. aims to achieve substantial capital appreciation and permit you to diversify a traditionally structured stock and bond portfolio. The Fund will attempt to accomplish its objectives through speculative trading in U.S. and international futures, options and forward markets for currencies, interest rates, stock indices, agriculture, energy and metal products. The Fund may also use spot and swaps markets. The markets and products traded by the Fund are referred to collectively as "commodity interests" in this document.

Smith Barney Futures Management Inc. is the Fund's general partner. Beacon Management Corporation, Bridgewater Associates, Inc., Campbell & Company Inc. and Rabar Market Research are its initial trading advisors. All of the Fund's assets will be deposited with Salomon Smith Barney, the Fund's commodity broker.

The Fund's address is: c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013.

INVESTING IN THE FUND

INVESTMENT MINIMUMS

The minimum initial investment is $5,000, unless you are investing for an IRA or other employee benefit plan account, in which case the minimum is $2,000. Investments above the minimum and subsequent investments must be in $1,000 increments.

WHO MAY INVEST IN THE FUND?

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors nor is it a complete investment program. The Fund is designed as a diversification opportunity for your entire investment portfolio. You should invest only a limited portion of your portfolio in the Fund. At a minimum you must have:

     1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

     2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you.

HOW TO INVEST

     - Read this prospectus carefully and discuss how the Fund could fit into your portfolio and overall investment plan with your financial consultant.

     - If you decide to invest, please complete and sign the subscription agreement on the last page.

     - The Fund will accept subscriptions throughout the initial and continuous offering periods. The offering can be terminated by Smith Barney Futures Management at any time. The initial offering period begins on the date of this prospectus and ends 90 days later, unless the general partner ends the period earlier or extends it for up to an additional 60 days. You may buy units for $1,000 each during the initial offering period.

     - During the continuous offering, you may buy units and partial units at the beginning of any quarter in which units are offered. The number of units you receive will be based on the net asset value of the units on the purchase date. You must submit your signed subscription agreement at least five days prior to the end of the prior quarter.

     - You must have a Salomon Smith Barney customer securities account to buy units.

     - Interest earned while subscriptions are in escrow will be credited to your Salomon Smith Barney securities account.

RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

Investment in the Fund is speculative and involves a high degree of risk. You should be aware of the following risks:

     - Futures, forwards, and options contract trading is speculative, volatile and involves a high degree of leverage. You could lose a substantial portion of your investment.

     - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and produces returns that are independent from stock and bond market returns.

     - The advisors' trading strategies may not perform as they have performed in the past. The advisors have from time to time incurred substantial losses in trading on behalf of clients.

     - Regardless of trading performance, the Fund will incur fees and expenses, including brokerage and management fees. Substantial incentive fees may be paid to one or more trading advisors even if the Fund experiences a net loss for the full year.

     - Although the Fund is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted and no secondary market exists. You may only redeem your units after a three-month holding period and then on a monthly basis.

     - The Fund is subject to numerous conflicts of interest including those that arise from the facts that

          1)   the general partner and commodity broker are affiliates;

          2) each of the trading advisors, the commodity broker and their principals and affiliates (except the general partner and its principals) may trade in commodity interests for their own accounts; and

          3) your Salomon Smith Barney financial consultant will receive ongoing compensation for servicing your account.

INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

     - The Fund will trade a diversified portfolio of futures, options, spot and forward contracts in currencies, interest rates, stock indices, agriculture, energy and metals products, among others.

     - The general partner has selected multiple advisors who will use proprietary trading systems for the Fund in an attempt to make profits and protect against losses.

     -    The Fund may help to diversify traditional stock and bond portfolios.

     - Investors in the Fund get the advantage of highly leveraged trading in a limited liability structure.

     - Salomon Smith Barney will pay the Fund interest on 80% of the average daily equity maintained in cash in the Fund's commodity trading accounts. You would generally not receive interest on the funds in a commodity trading account unless you committed substantially more than the $5,000 minimum investment required by the Fund.

     - The Fund provides you with services designed to simplify the administrative details involved in engaging directly in commodities transactions.

GENERAL PARTNER

Smith Barney Futures Management, Inc. manages the Fund, including selecting, monitoring and terminating advisors and allocating assets among them. In making allocations, the general partner considers past performance, trading style, volatility of markets traded and fee requirements. The general partner and its predecessor firms were incorporated in 1979 and have sponsored or supervised cumulative assets of over $2 billion in the past 20 years. As of June 30, 1999, the general partner managed approximately $908 million as trading manager or sponsor to accounts and investment funds.

TRADING ADVISORS FOR THE FUND

BEACON MANAGEMENT CORPORATION

Beacon Management Corporation has been operating its trading systems since July 1980. Its trading systems incorporate a computerized, technical trend-following approach applied to a broadly diversified portfolio. Beacon will trade its Meka Program on behalf of the Fund. The Meka Program began trading client assets in 1995. As of June 30, 1999, Beacon managed approximately $78 million in its Meka program and $100 million in total assets. Beacon's initial allocation will be 20% of the Fund's assets.

BRIDGEWATER ASSOCIATES, INC.

Bridgewater Associates, Inc. has been operating its trading systems since 1985. Its trading systems use both technical and fundamental analysis, weighing fundamental factors more heavily. Bridgewater will trade its Aggressive Pure Alpha Futures Only Program on behalf of the Fund. The Aggressive Pure Alpha Futures Only Program focuses on futures and forward markets on financial instruments, including foreign currencies, interest rates, stock indices and metals, although other markets may be traded.

The Pure Alpha Program began trading in 1991 and the Aggressive Pure Alpha Futures Only Program began trading separately in August 1998. As of June 30, 1999, Bridgewater managed approximately $17 million in its Aggressive Pure Alpha Futures Only Program and $20 billion in total assets. Of the $20 billion total, $7.7 billion is attributed to accounts that trade futures and $12.3 billion is attributed to accounts that trade non-futures only. Bridgewater's initial allocation will be 20% of the Fund's assets.

CAMPBELL & COMPANY, INC.

Campbell & Company, Inc. has been operating its trading systems since 1972. Campbell uses a computerized, technical, trend-following approach combined with proven risk management and portfolio management principles. Campbell will initially use its Financial, Metals and Energy Small Portfolio in trading the Fund's assets. When its allocation exceeds $10 million, it will trade its Financial, Metals and Energy Large Portfolio. This program trades the same contracts as the Small Portfolio, however, it adds certain contracts in forward foreign currency markets that do not have futures equivalents. The FME Portfolios concentrate trading in interest rate, foreign currency and stock market indices with a secondary emphasis on metals and energy products.

As of June 30, 1999, Campbell managed approximately $141 million in the FME Small Portfolio, $1.3 billion in the FME Large Portfolio and $1.6 billion in total assets. Campbell's initial allocation will be 30% of the Fund's assets..

RABAR MARKET RESEARCH, INC.

Rabar Market Research, Inc. began client trading in 1989. Rabar trades its portfolio according to a technical trend-following method that emphasizes diversification and risk management. Rabar will use its sole trading program in managing the Fund's assets. The Rabar program trades a diversified portfolio of up to 70 or more different contracts. Trading is concentrated in the financial markets, including U.S. and international interest rate contracts, foreign currencies and stock indices and in traditional commodities, including contracts in energy products and agricultural products, and precious and base metals.

As of June 30, 1999, Rabar managed approximately $217 million in assets in its single program. Rabar's initial allocation will be 30% of the Fund's assets.

FEES AND EXPENSES OF THE FUND

The Fund will pay substantial charges that must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

      TYPE OF FEE OR EXPENSE                          AMOUNT
---------------------------------  --------------------------------------------
Advisory Fees

   Management fees                 1.25% per year of allocated net assets
                                   payable monthly to Bridgewater

                                   2% per year of allocated net assets payable monthly to Beacon, Campbell and Rabar

   Annual incentive fees           20% of new trading profits earned by each
                                   advisor for the Fund in each year

      TYPE OF FEE OR EXPENSE                          AMOUNT
---------------------------------  --------------------------------------------
Trading Fees

   Brokerage fee                   5.4% per year of net assets (.45% per
                                   month) to Salomon Smith Barney

   Transaction fees                Actual transaction fees estimated at 1.2%
                                   of net assets per year (includes floor
                                   brokerage, NFA, exchange clearing and
                                   give-up fees)

Other Operating Expenses

   Reimbursement of offering and   Actual expenses estimated at $750,000 plus
   organizational expenses of the  interest in 24 equal monthly installments to
   initial offering period         Salomon Smith Barney

   Expenses of the continuous      Actual expenses estimated at $150,000
   offering                        (between 1% and .1% of assets per year
                                   depending on the size of the Fund)

   Periodic legal, accounting,     Actual expenses estimated at $150,000
   filing and reporting fees       (between 1% and .1% of net assets per year
                                   depending on the size of the Fund)


BREAKEVEN THRESHOLD

In order to "break even" at the end of one year of trading, each $1,000 invested must earn profits of between $99.55 and $57.86, depending on the size of the Fund.

REDEMPTIONS AND DISTRIBUTIONS

You should view your investment as at least a two year commitment. You may redeem your units as of the end of any month after a three-month initial holding period, subject to certain conditions. The general partner does not currently intend to make any distributions.

FEDERAL INCOME TAX ASPECTS

If you are a U.S. taxpayer, you will be taxed each year on interest income earned and any gains recognized by the Fund whether or not you redeem any units or receive any distributions.

THE RISKS YOU FACE

INVESTMENT IN THE FUND IS SPECULATIVE. THE FUND'S PERFORMANCE MAY BE VOLATILE. YOU SHOULD NOT INVEST IN UNITS UNLESS YOU CAN AFFORD TO LOSE A SUBSTANTIAL PORTION OF YOUR INVESTMENT.

COMMODITY TRADING RISKS

POSSIBLE LOSS OF INVESTMENT.

Commodity markets are highly volatile and can be without sustained price trends for extended periods. Profitability of the Fund's commodity trading will depend on the ability of its advisors to analyze the commodity markets and capitalize on price trends. Participation in a volatile market without significant trends and/or failure to identify trends could produce substantial losses for the Fund. This could result in the possible loss of your investment in the Fund. If the Fund is not profitable, it cannot provide a diversification benefit to your overall portfolio.

THE FUND'S INVESTMENTS ARE HIGHLY LEVERAGED.

Because of the low margin deposits normally required in commodity futures or forward trading, a high degree of leverage is typical of commodity trading. Leverage means the value of the Fund's investments may be substantially greater than the underlying net assets of the Fund. Thus, a relatively small change in the market price of an open position can produce a disproportionately large profit or loss in the Fund.

INVESTING IN UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO.

One of the objectives of the Fund is to add an element of diversification to a traditional stock and bond portfolio. While the Fund's performance may be largely independent of the general stock and bond markets, there is no assurance that it will be independent. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. You must not consider the Fund to be a hedge against losses in your core stock and bond portfolios. You should consider whether diversification in itself is worthwhile even if the Fund is profitable.

ILLIQUIDITY OF THE FUND'S INVESTMENTS.

Futures and options positions cannot always be liquidated at the desired price. When the volume of buy and sell orders in a market is relatively small, it is difficult to execute a trade at a specific price. Market disruptions can also make it difficult to liquidate a position. The large size of the positions that the advisors could acquire for the Fund increases the risk of illiquidity by making the Fund's positions more difficult to liquidate at an advantageous price.

FOREIGN EXCHANGES ARE LESS REGULATED THAN U.S. MARKETS AND SUBJECT TO EXCHANGE RATE, MARKET PRACTICE AND POLITICAL RISKS.

The Fund may trade in commodity contracts on exchanges located outside the U.S. Trading on these exchanges is not regulated by the CFTC and may involve risks--including exchange-rate exposure, possible governmental intervention and lack of regulation--which trading on U.S. exchanges does not. Some foreign exchanges may also be in developmental stages so that prior price histories may not be indicative of current price patterns. The rights of the Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

FORWARD FOREIGN CURRENCIES AND PHYSICAL COMMODITIES ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK.

The Fund will trade forward contracts in foreign currencies, interest rates, stock indices, agriculture, energy and metal products and may engage in spot commodity transactions (transactions in physical commodities). The Fund will not receive the protection of CFTC regulation for these trading activities. The Fund may also trade in over-the-counter currency options. In these transactions, the Fund faces the risk that its counterparties may not perform their obligations. This non-performance may cause some or all of the Fund's gain to be unrealized.

PURCHASING AND WRITING OPTIONS COULD RESULT IN TRADING LOSSES.

The Fund may trade in exchange-traded commodity options. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option may lose the entire purchase price of the option. The writer of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option. The advisors currently do not trade options extensively, but may do so in the future.

FUNDS HELD IN FOREIGN DEPOSITORIES OR IN FOREIGN CURRENCIES MAY NOT BE AVAILABLE FOR DISTRIBUTION OR TRADING.

Funds may be held in foreign depositories in accounts denominated in a foreign currency. Events could occur which would hinder or prevent the availability of these funds for distribution. These accounts may also be subject to foreign currency exchange rate risks.

SWAPS ARE SUBJECT TO CREDIT RISKS.

The Fund may engage in swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates. Swap contracts are not guaranteed by an exchange or clearing house. If the counterparty to a swap defaults, the Fund will lose money. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some of the Fund's swap transactions the counterparty may require the Fund to deposit collateral to support the Fund's obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund would lose the net amount of payments that the Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty.

TRADING ADVISOR RISKS

RISKS ARE INHERENT IN THE ADVISORS' TRADING STRATEGIES.

The advisors base their trading decisions on either technical analysis of market prices or fundamental analysis of a variety of economic, political and financial factors. Neither technical nor fundamental analysis takes into account unanticipated world events that may cause losses to the Fund. In addition, the Fund's trading advisors may alter their strategies from time to time. Therefore, their performance results may materially differ from their prior trading records. The addition of the Fund's account may also substantially increase the total amount of assets each advisor manages. Somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. You will be notified of material changes in the advisors' trading strategies.

SPECULATIVE POSITION AND TRADING LIMITS MAY REDUCE PROFITABILITY.

The CFTC and U.S. exchanges have established "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. Each advisor believes that established speculative position and trading limits will not adversely affect its trading for the Fund. The trading instructions of an advisor, however, may have to be modified, and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund.

THE FUND WILL COMPETE WITH OTHER TREND-FOLLOWING TRADING SYSTEMS AND OTHER ACCOUNTS OF THE ADVISORS.

The Fund may experience increased competition for the best prices on the same commodity contracts because of the dramatic increase over the past 20 years in assets managed by trend following trading systems. Trading orders for accounts similar to those of the Fund are likely to occur contemporaneously. Each advisor may manage an unlimited number of accounts, so that competition could be further increased if the advisor chooses to manage additional accounts in the future.

FUND POSITIONS ARE NOT AVAILABLE TO INVESTORS.

The Fund's advisors make all trading decisions on behalf of the Fund. Salomon Smith Barney clears and may execute all trades for the Fund. The general partner monitors the Fund's positions and performance daily to ensure compliance with the Fund's trading policies. The Fund's performance results will be reported to you monthly along with a discussion of the Fund's trading activities. You as an investor, however, will not have access to the Fund's positions.

FUND STRUCTURE AND ORGANIZATION RISKS

SUBSTANTIAL FEES AND EXPENSES ARE CHARGED REGARDLESS OF PROFITABILITY.

The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, it is possible that the Fund could pay substantial incentive fees to one or more advisors in a year in which it had no net trading profits or in which it actually lost money. A $1,000 unit would have to increase between 9.95% (assuming 15,000 units are sold) and 5.79% (assuming 150,000 units are sold) in one year of trading operations, that is, between $99.55 and $57.86, to equal $1,000 upon redemption at the end of that year. The Fund's trading profits and interest income must equal or exceed its trading losses and expenses to avoid depletion or exhaustion of its assets.

CONFLICTS OF INTEREST EXIST.

Conflicts of interest exist in the structure and operation of the Fund's business. These conflicts include:

     (1) the general partner and Salomon Smith Barney are affiliates and brokerage fees have not been set at arm's length (but they are similar to those charged to comparable funds);

     (2) each of the Fund's advisors, the Fund's commodity broker and their principals, affiliates or customers (except the general partner and its principals) may trade for their own accounts or for clients and may take competing positions or positions opposite or ahead of those taken for the Fund; and

     (3) your financial consultant will receive ongoing compensation for servicing your account and therefore has a conflict of interest in advising you when and whether to purchase or redeem units.

LIMITED ABILITY TO REDEEM OR TRANSFER UNITS.

You may only redeem your units as of the end of each month after an initial holding period of three months. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund's units exists. You may transfer your units with notice to the general partner. A transferee cannot, however, become a limited partner without the general partner's approval.

LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT OF THE FUND'S BUSINESS.

You may not participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund's affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund's affairs in the best interests of the limited partners.

EXPIRATION OR TERMINATION OF MANAGEMENT AGREEMENTS WITH THE ADVISORS COULD INCREASE MANAGEMENT FEES.

The management agreement with each advisor expires each year on June 30. An advisor may not agree to renew its agreement on the same terms, and new advisors may not agree to similar terms. In the event that a new advisor is selected, new trading profits earned by the new advisor will not be reduced by cumulative net realized trading losses incurred by the previous advisor. The fees payable to an advisor could increase according to the terms of a new management agreement or if a new advisor were selected.

POSSIBLE EARLY TERMINATION OF THE FUND.

Unforeseen circumstances, including substantial losses or withdrawal of the Fund's general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2019. Early termination of the Fund could disrupt your overall investment portfolio plan.

THE OFFERING OF UNITS HAS NOT BEEN SUBJECT TO INDEPENDENT REVIEW.

One law firm represents the Fund, the general partner and the commodity broker. The Fund's advisors are each represented by themselves or their own legal counsel. You do not have legal counsel representing you as a limited partner in connection with the Fund. Accordingly, you should consult your legal, tax, and financial advisors regarding the desirability of investing in the Fund.

OPERATING HISTORY OF PARTNERSHIP AND GENERAL PARTNER ARE NOT INDICATIVE OF THE FUND'S PERFORMANCE.

The Fund has not yet begun trading. The general partner, however, currently operates over 21 other active commodity pools. Advisors to other pools operated or managed by the general partner may vary from the advisors for the Fund, and trading strategies may also vary.

RISKS ASSOCIATED WITH YEAR 2000 COMPUTER ISSUES.

The Fund could be adversely affected if the computer systems of the general partner, the commodity broker or any Fund service provider are unable to distinguish the year 1900 from the year 2000. A further discussion appears under "The General Partner -- Risk of Computer System Failures (Year 2000 Issue)."

TAX AND OTHER REGULATORY RISKS

TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS.

The general partner does not currently intend to distribute cash to limited partners. Cash will be distributed to you at the sole discretion of the general partner. You will be taxed, however, each year whether or not any cash has been distributed. Subject to certain conditions, after the end of a three-month holding period, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

YOU COULD OWE TAX ON YOUR SHARE OF THE FUND'S ORDINARY INCOME DESPITE OVERALL LOSSES.

You may be required to pay tax on your allocable share of the Fund's ordinary income, which is its interest income, periodic income on swaps and gain on some foreign futures contracts, even though the Fund incurs overall losses.

NON-U.S. INVESTORS MAY FACE EXCHANGE RISK AND LOCAL TAX COMPLICATIONS.

Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of the investment to decrease or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

THE FUND IS NOT A REGULATED INVESTMENT COMPANY.

The Fund is not a registered securities investment company, or "mutual fund," subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

DEREGISTRATION OF THE COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS COULD DISRUPT OPERATIONS.

The general partner is a registered commodity pool operator and each of the advisors is a registered commodity trading advisor. If the CFTC decides to terminate, suspend, revoke or not renew the registration of the general partner, the general partner would withdraw as general partner of the Fund. The limited partners would then determine whether to select a replacement general partner or to dissolve the Fund. If the CFTC decides to terminate, suspend, revoke or not renew the registrations of any of the advisors, the general partner would terminate the management agreement with that advisor. The general partner could reallocate the Fund's assets managed by that advisor to the other advisors or appoint a new advisor. No action is currently pending or threatened against general partner.

REGULATORY CHANGES COULD RESTRICT THE FUND'S OPERATIONS.

Federal agencies including the SEC, the CFTC and the Federal Reserve Bank regulate certain activities of the Fund, the general partner and the advisors. Regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The Fund is not aware of any pending or threatened regulatory developments that might adversely affect the Fund, however, adverse regulatory initiatives could develop suddenly and without notice.

POTENTIAL BENEFITS OF INVESTING IN SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND

MULTI-ADVISOR TRADING

The general partner has selected multiple advisors who utilize different proprietary trading systems for the Fund. As a result, profits earned by one advisor may offset losses incurred by other advisors during the same time period. However, losses may entirely offset profits in the same manner.

ABILITY TO ESTABLISH LONG OR SHORT POSITIONS

The Fund can produce results independent of traditional markets because its advisors have the ability to take both long and short positions with equal ease. Unlike many stock and bond investments, profits and losses generated by the Fund are not dependent upon economic prosperity or stability.

PROFESSIONAL MANAGEMENT

Smith Barney Futures Management Inc. has used a rigorous due diligence process to select the four initial advisors to trade on behalf of the Fund. The general partner believes that the initial advisors' trading styles, markets traded and risk control techniques complement one another. Each initial advisor has a minimum of five years' experience managing client money. As of June 30, 1999, the aggregate funds under management by the advisors were $8.5 billion (excluding notional funds) and $9.7 billion (including notional funds).

GLOBAL MARKET INVESTING WITH LIMITED EXCHANGE RATE RISK

While the Fund will trade a portion of its assets on offshore exchanges, the majority of the Fund's assets are maintained in U.S. dollars and conversion from foreign currencies back to U.S. dollars is handled readily. Thus, the Fund's overall risk associated with the conversion to foreign currency is limited.

DIVERSIFICATION WITHIN A SINGLE INVESTMENT

The advisors in the Fund will trade a broad range of global markets, including currencies, US and international interest rates and stock indices, precious and base metals, and agricultural and energy products.

TRADING ON REGULATED EXCHANGES

Because the Fund's advisors trade primarily on regulated, organized exchanges, counterparty risk is limited.

TRANSPARENCY AND MONITORING

The Fund's commodity broker, Salomon Smith Barney Inc., is an affiliate of the general partner, Smith Barney Futures Management Inc. This allows the general partner to view all of the Fund's trades and positions and maintain an ongoing monitoring process.

LIMITED LIABILITY

Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Fund can not be individually subject to margin calls and can not lose more than the amount of his initial investment. However, it is possible for an investor to lose the entire amount of his investment.

POTENTIALLY LOWER BROKERAGE FEES

Fees associated with the Fund are lower than the fees that might be charged for an investor to open an individually managed account with one of the initial advisors in the Fund. The Fund pays Salomon Smith Barney a monthly brokerage fee at an annual rate of 5.4% of month end net assets. In addition to execution and clearing, the Fund will receive several administrative services, such as account reconciliation, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports.

80% INTEREST INCOME

Salomon Smith Barney will pay the Fund interest on 80% of the average daily equity maintained in cash in the Fund's trading accounts with Salomon Smith Barney. An individual trader would generally not receive interest on the funds in his commodity account unless he committed substantially more than the $5,000 minimum investment required by the Fund.

ADMINISTRATIVE CONVENIENCE

The general partner issues monthly and annual reports to investors as well as information necessary for individual federal tax returns. A daily estimate of the Fund's Net Asset Value per Unit and the value of your investment is available on the Internet if you are a Salomon Smith Barney Access (SM) subscriber.

CONFLICTS OF INTEREST

The general partner, the commodity broker, the trading advisors and their affiliates will seek to avoid conflicts of interest if feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Fund. No specific policies regarding conflicts of interest, however, will be adopted by the Fund. The general partner is bound by its fiduciary duties as a general partner to resolve all conflicts in the best interest of the limited partners.

RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER

The general partner is an affiliate of Salomon Smith Barney, the commodity broker for the Fund. As a result of this affiliation, the following conflicts arise:

     - The affiliation between the general partner and Salomon Smith Barney creates a potential conflict in that fees paid to Salomon Smith Barney have not been set by "arm's-length" negotiation and the general partner has no incentive to replace Salomon Smith Barney. You should note, however, that the brokerage fees to be paid by the Fund are similar to those paid by other publicly offered funds.

     - To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to Salomon Smith Barney will increase. In addition, the amount of funds in segregated accounts at banks that extend overdraft privileges to Salomon Smith Barney will be greater to the extent that profits are retained. Of course, you may redeem units on a monthly basis after a three-month holding period.

     - Because your financial consultant will receive ongoing compensation for servicing your account, he or she may have a conflict of interest in advising you as to when or whether you should purchase or redeem units.

ACCOUNTS OF SALOMON SMITH BARNEY, THE GENERAL PARTNER AND THEIR AFFILIATES

Salomon Smith Barney and its officers, directors and employees (except the principals of the general partner) may trade in commodity contracts for their own accounts. Salomon Smith Barney is a futures commission merchant and effects transactions in commodity contracts for its customers. The general partner over the last five years has sponsored and established over 45 commodity pools and may sponsor or establish other commodity pools and manage individual accounts. Conflicts that arise from trading these accounts include:

     - Salomon Smith Barney, as the Fund's broker, could effect transactions for the Fund in which the other parties to the transactions are its officers, directors or employees or its customers, including other funds sponsored by the general partner.

     - These persons might unknowingly compete with the Fund in entering into contracts.

The records of any such trading will not be available for inspection. CFTC regulations require that Salomon Smith Barney transmit to the floor each order received from the Fund executable at or near the market price before any competing order for any of its own proprietary accounts.

CONTROL OF OTHER ACCOUNTS BY THE ADVISORS

The advisors manage and operate the accounts of clients other than the Fund, including other commodity pools, and intend to manage and operate other accounts in the future. Beacon, Campbell and Rabar act as advisors to other pools operated by the general partner. In addition, the advisors and their principals and affiliates may trade for their own accounts. Conflicts that arise from this trading include:

     - The advisors or their principals or affiliates may sometimes take positions in their proprietary accounts that are opposite or ahead of the Fund.

     - The advisors may have incentives to favor other accounts over the Fund. For example, other accounts may pay higher fees than the Fund.

     -    Other accounts may compete with the Fund in entering into contracts.

     - An advisor for the Fund may be required to revise trading orders as a result of the aggregation of all its accounts for speculative position limit purposes. In this case, the advisor will modify these orders in a manner that will not disproportionately affect the Fund.

The records of any such trading will not be available for inspection.

OTHER ACTIVITIES OF SALOMON SMITH BARNEY

Salomon Smith Barney maintains a commodity research department that makes trading recommendations on a daily basis. These trading recommendations may include transactions that are similar or opposed to transactions of the Fund. The trading records of such recommendations will not be made available to you.

                          FEES AND EXPENSES OF THE FUND



         TYPE OF FEE OR EXPENSE                            AMOUNT
----------------------------------------   -------------------------------------
Advisory Fees

   Management fees                         1.25% per year of allocated assets
                                           payable monthly to Bridgewater

                                           2% per year of allocated net assets
                                           payable monthly to Beacon, Campbell
                                           and Rabar

   Annual Incentive fee                    20% of new trading profits earned by
                                           each advisor for the Fund in each
                                           year

Trading Fees

   Brokerage fee                           5.4% per year of net assets (.45% per
                                           month) to Salomon Smith Barney (a
                                           portion of which will be paid to
                                           financial consultants who have sold
                                           units in this offering)

   Transaction fees                        Actual transaction fees estimated at
                                           1.2% of net assets per year (includes
                                           floor brokerage, NFA, exchange,
                                           clearing and give-up fees)

Other Operating Expenses

   Offering and organizational expenses    Actual expenses estimated at $750,000
   of the initial offering period          together with interest reimbursed to
                                           Salomon Smith Barney in 24 equal
                                           monthly installments

   Expenses of the continuous offering     Actual expenses estimated at $150,000
                                           (between 1% and .1% of net assets per
                                           year depending on the size of the
                                           Fund))

   Ongoing Expenses: periodic legal,       Actual expenses estimated at $150,000
   accounting, filing and reporting fees   (between 1% and .1% of net assets per
                                           year, exclusive of extraordinary
                                           expenses, depending on the size of
                                           the Fund))

DISCUSSION OF FEES

ADVISORS

     MANAGEMENT FEES

Management fees are based on net assets allocated to the advisors. Net asset value, or net assets of the Fund, is the total assets of the Fund, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles.

[In calculating the management fees, ongoing expenses will be attributed to each advisor based on the advisor's proportionate share of the Fund's net assets (except that Bridgewater's proportionate share of initial and continuous offering expenses will not be attributed to any advisor).] These expenses will not include management fees of the Fund's other advisors or expenses of litigation not involving the activities of the advisor on behalf of the Fund.

     INCENTIVE FEES

The annual incentive fees payable to the advisors will be accrued on a monthly basis. The first incentive fee will be based on new trading profits earned from the commencement of trading through the end of [1999]. From that point on, incentive fees will be paid as of the end of each calendar year.

New trading profits are the excess, if any, of net assets managed by the advisor at the end of the fiscal period over the higher of:

     1)   Net assets allocated to the advisor at the date trading commences, or
     2) Net assets managed by the advisor at the end of the highest previous fiscal period

New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, organizational and offering expenses and interest or other income earned on the Fund's assets.

If any incentive fee is paid to an advisor, and that advisor incurs a net loss for any subsequent period, the advisor will retain the amount previously paid. The advisor, however, will not be paid additional incentive fees until the advisor earns additional new trading profits for the Fund. If net assets allocated to the advisor are reduced due to net redemptions, distributions or reallocations, related loss carryforward amounts, if any, will be proportionately reduced.

COMMODITY BROKER

Salomon Smith Barney will act as commodity broker for the Fund. The Fund has agreed to pay Salomon Smith Barney a monthly brokerage fee equal to 5.4% per year (.45% per month) of net assets allocated to the advisors. In calculating the brokerage fee, net assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month.

Based on the recent trading history of the advisors, the fee that the Fund will pay is estimated to equal $44 per round-turn transaction. The brokerage rate may be substantially higher than the rate that Salomon Smith Barney charges certain other institutional customers. Brokerage fees will be paid for the life of the Fund although the rate may change.

The Fund will enter into spot, forward and swap transactions with Salomon Smith Barney or an affiliate as principal at prices quoted by Salomon Smith Barney which reflect a price differential between the bid and the ask prices. The differential includes anticipated profits and costs to Salomon Smith Barney as dealer, but does not include a mark-up. The spread charged on related party trades will be at competitive market prices. Thus, the price quoted to the Fund will be less than or equal to the price quoted to any other Salomon Smith Barney account for the same forward or spot transaction. The Fund may enter into spot, forward and swap transactions with unaffiliated dealers who may charge a mark-up and/or commissions.

Salomon Smith Barney will pay a portion of its brokerage fees (up to 83.33%) to its financial consultants who sell units in the offering if they are registered with the CFTC as associated persons and if they provide continuing services to unit purchasers.

Salomon Smith Barney will deposit the Fund's cash in segregated bank accounts. These accounts do not earn interest, however, Salomon Smith Barney has obtained overdraft privileges with the banks that hold the Fund's cash deposits. As a result of these overdraft privileges, Salomon Smith Barney may be able to reduce its other short-term borrowings, which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield.

     REIMBURSEMENTS

The Fund will pay or reimburse Salomon Smith Barney for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Fund's trading. These fees and charges are paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the exact amount of such fees, based on the recent trading history of the advisors, the Fund estimates these fees at 1.2% of net assets per year.

Salomon Smith Barney will initially pay the organizational and offering expenses of the initial offering period. These expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees and are estimated at $750,000. These expenses (plus interest at the prime rate quoted by the Chase Manhattan Bank) will be reimbursed by the Fund in 24 equal monthly installments beginning with the month in which trading begins.

OTHER

The Fund will pay ongoing legal, accounting, filing, reporting and data processing fees and the expenses of the continuous offering to unaffiliated vendors. These expenses were negotiated at arm's length and are estimated to be $300,000 per year (between 2% and .2% depending on the size of the Fund) as follows.

----------------------------------------------------------
Legal Expenses                 $40,000
----------------------------------------------------------
Accounting Expenses            $60,000
----------------------------------------------------------
Other Expenses (such           $50,000
as filing and
reporting fees)
----------------------------------------------------------
Continuous Offering            $150,000
Expenses
----------------------------------------------------------

Total                          $300,000
----------------------------------------------------------

The Fund also will pay any extraordinary expenses. The general partner will bear any and all other general and administrative expenses of the Fund.

CAPS ON FEES

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses may not exceed 6% of net assets per year (1/2 of 1% per month). This cap does not cover incentive fees, commodity brokerage fees, legal and accounting services or extraordinary expenses, but does include customary and routine administrative expenses of the Fund. Periodic filing and reporting fees are also subject to this cap. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the Fund's aggregate expenses are reduced below 6% annually.

The Fund's brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This cap includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees. Net assets for purposes of this limitation excludes Fund assets not directly related to trading activity.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor.

BREAK-EVEN ANALYSIS

     In order to "break even" at the end of one year of trading, each $1,000 you invest must earn profits of between $99.55 and $57.86, depending on the size of the Fund The estimated fees and expenses that determine these amounts are shown below.


                                                                          ESTIMATED FUND SIZE
                                                                          -------------------

                                                               $15,000,000                   $150,000,000
                                                               -----------                   ------------
  Selling Price per Unit.........................               $1,000.00                      $1,000.00
                                                                ---------                      ---------
                                                      Dollar Amount    Percentage    Dollar Amount   Percentage
                                                      -------------    ----------    -------------   ----------
  Advisors' Management Fee (1)...................       $  18.24          1.82%        $  18.95         1.90%
  Advisors' Incentive Fee (2)....................       $     --                       $     --
  Brokerage Fees.................................       $  55.81          5.58%        $  55.81         5.58%
  Transaction Fees...............................       $  12.00          1.20%        $  12.00         1.20%
   Initial Offering and Organizational Expenses..       $  27.10          2.71%        $   2.70         0.27%
  Operating Expenses.............................       $  20.00          2.00%        $   2.00         0.20%
                                                      -----------------------------------------------------------
        Total Fees ..............................       $ 133.15         13.31%        $  91.46         9.15%

  Interest Income Credit (3).....................       $ (33.60)        (3.36)%       $ (33.60)       (3.36)%
                                                      -----------------------------------------------------------
  Amount of Trading Income Required for the
        Fund's Net Asset Value per Unit at
        the End of One Year to Equal the
        Selling Price per Unit ..................       $  99.55                       $  57.86
                                                        ========                       ========

  Percentage of Selling Price per Unit...........                         9.95%                         5.79%
                                                                         =====                         =====

----------

(1) The Fund will pay its advisors monthly management fees at an annual rate of 2% of net assets (1.25% per year for Bridgewater).

(2) The Fund will pay each advisor an incentive fee of 20% of new trading profits earned each year. Incentive fees are calculated based on new trading profits after deducting all of the Fund's expenses allocated to the advisor except the offering and organizational expenses.

(3) Interest income was estimated at an annual rate of 4.2% on 80% of the Fund's net asset value.


SEE "FEES AND EXPENSES OF THE FUND" AT PAGE 18.

TRADING POLICIES

The Fund will attempt to achieve its objectives through speculative trading in a diverse portfolio of commodity interests. The Fund does not intend to act as a dealer. The Fund will follow the trading policies set forth below:

1. The Fund will invest its assets only in commodity interests that the advisors believe are traded in sufficient volume to permit ease of taking and liquidating positions.

2. No advisor will initiate additional positions in any commodity if these positions result in aggregate positions requiring a margin of more than 66 2/3% of assets allocated to that advisor. Forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

3. The Fund will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

4. The Fund will not utilize borrowings, except short-term borrowings, if the Fund takes delivery of any cash commodities. Neither the deposit of margin with the commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing.

5. From time to time, trading strategies such as spreads or straddles may be employed on behalf of the Fund. "Spreads" or "straddles" involve the simultaneous buying and selling of contracts on the same commodity but with different delivery dates or markets. The trader of these contracts expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

6. The Fund will not permit the churning of its commodity trading accounts.

The general partner may alter trading policies Nos. 1, 2 and 5, without approval by the limited partners if the general partner determines that the change is in the Fund's best interest. These determinations will be based upon factors, including the performance of various futures markets, advisors and the risks associated with modified trading policies, among other things. You will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Fund in accordance with the Fund's partnership agreement.

THE GENERAL PARTNER

BACKGROUND

Smith Barney Futures Management Inc. is the general partner of the Fund. It is a Delaware corporation that is, like Salomon Smith Barney, wholly owned by Salomon Smith Barney Holdings Inc. The general partner intends to change its form of organization from a corporation to a Delaware limited liability company in the near future. Salomon Smith Barney Holdings, Inc. is a wholly owned subsidiary of Citigroup Inc., a publicly-held company whose shares are listed on the New York Stock Exchange and that is engaged in various financial service and other businesses. The general partner is the surviving corporation of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.

The general partner is a commodity pool operator and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc., which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the general partner are located at 390 Greenwich Street -- 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS

The officers and directors of the general partner are Jack H. Lehman, III (Chairman and Director), David J. Vogel (President and Director), Michael R. Schaefer (Director), Steven J. Keltz (Secretary and Director), Daniel A. Dantuono (Treasurer, Director and Chief Financial Officer), Daniel R. McAuliffe, Jr. (Director), Shelley Ullman (Senior Vice President and Director) and Maureen O'Toole (Senior Vice President). Each director and officer is subject to reappointment annually.

Mr. Lehman, age 54, has been a Senior Executive Vice President and Director of Salomon Smith Barney's commodity division since May 1992. In addition, he has been a Director of the general partner since July 1993 and was Co-Chairman of Salomon Smith Barney's commodity division from July 1992 through May 1996. Before joining Salomon Smith Barney, he was employed for twenty years at the brokerage firm of Shearson Lehman Brothers Inc. ("SLB") where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the general partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.

Mr. Vogel, age 55, became an Executive Vice President of Salomon Smith Barney and a Director of the general partner on August 2, 1993. In May 1996, he was appointed President of the general partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August 1988). Mr. Vogel is a director of the Futures Industry Institute and the Managed Funds Association. Mr. Vogel is also a past chairman of the Futures Industry Association, a past Director of Comex Clearing Association and the Commodity Exchange, Inc. and a past Governor of the Chicago Mercantile Exchange.

Mr. Schaefer, age 48, has been involved in the securities and commodities brokerage business for over thirty years and has been an Executive Vice President of Salomon Smith Barney since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the general partner since its organization in 1986.

Mr. Keltz, age 49, is an Associate General Counsel in the Law Department of Salomon Smith Barney. He became Secretary of the general partner on August 2, 1993. He has been a Director of SBFM since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager-Futures and an Associate General

Counsel for Paine Webber Incorporated from 1985 through September 1988.

Mr. Dantuono, age 41, is a Senior Vice President of Salomon Smith Barney (since March 1994), prior to which he was a First Vice President (since August 1993). Mr. Dantuono was a Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the general partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the general partner.

Mr. McAuliffe, age 49, is a Senior Vice President of Salomon Smith Barney (since August 1990) and became a Director of the general partner in April 1994. Mr. McAuliffe is Director of Administration for Salomon Smith Barney Managed Futures. From 1986 through 1997 he was responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Funds Association.

Ms. Ullman, age 41, is a Senior Vice President of Salomon Smith Barney (since October 1989) and a Senior Vice President and Director of the general partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the general partner. Ms. Ullman is responsible for execution, administration, operations and performance analysis for managed futures funds and accounts.

Ms. O'Toole, age 42 is a Senior Vice President of Salomon Smith Barney (since April 1995) and a Senior Vice President of the general partner (since May 1997). Ms. O'Toole is Director of Managed Futures Sales and Marketing for Salomon Smith Barney. Prior to joining Salomon Smith Barney in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an MBA with a concentration in Finance from Northwestern University.

LEGAL ACTIONS

There have been no material administrative, civil or criminal actions pending, on appeal or concluded against the general partner or any of its individual principals within the past five years.

INVESTMENT BY GENERAL PARTNER

The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) an amount that will entitle the general partner to an interest of at least 1% in each material item of Fund income, gain, loss, deduction or credit and (2) the greater of (a) 1% of capital contributions or (b) $25,000. The general partner shares in profits and losses of the Fund in proportion to its share of Fund capital.

In order to form the partnership, the general partner and Mr. David Vogel each contributed $1,000 for one unit of partnership interest. Neither the general partner nor the advisors nor any of their principals owns any other beneficial interest in the Fund although they are not precluded from purchasing units in the future. The general partner, Salomon Smith Barney and their principals and employees may purchase units equal in price to less than 10% of the total contributions to the Fund.

BUSINESS AND PRACTICES OF GENERAL PARTNER

The general partner employs a team of approximately 40 professionals whose primary emphasis is on attempting to maintain quality control among the advisors to the funds operated or managed by the general partner. A full-time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities. The general partner also includes staff involved in marketing and sales support.

In selecting advisors for the Fund, the general partner will consider past performance, trading style, volatility of markets traded and fee requirements. Each initial advisor has (1) a minimum of five years of performance and (2) a trading style that blends well with the other advisors. Each of the advisors will be responsible only for trading the assets of the

Fund allocated to it. Each advisor will trade independently of the others.

The general partner over the last five years and the year-to-date period has sponsored and established over 45 other commodity pools and manages individual accounts. The performance of these other pools through June 30, 1999 appears below.

DUTIES OF THE GENERAL PARTNER

The general partner manages all business of the Fund. The general partner will delegate its responsibility for the investment of the Fund's assets to one or more qualified trading advisors. Responsibilities of the general partner include:

     -    opening bank accounts
     - paying, or authorizing the payment of redemptions or distributions to the partners
     - paying or authorizing payment of expenses of the Fund, including incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies

The general partner shall seek the best prices and services available in its commodity futures brokerage transactions. The general partner will review at least annually, the brokerage rates charged to public commodity pools similar to the Fund to determine that the brokerage fee the Fund pays is competitive with other rates.

Under New York law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. The limited partners may not contract away this fiduciary obligation.

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

You should consult your counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

     (1)  the general partner has refused to bring the action, or

     (2) an effort to cause the general partner to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner and the advisors, the limited number of cases defining excessive trading, and the provisions in the Limited Partnership Agreement discussed under "The Limited Partnership Agreement -- Indemnification."

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Fund was formed on August 25, 1999 under the laws of the State of New York. To date, its only transactions have been the preparation of this offering and capital contributions of $1,000 by the general partner and $1,000 by one limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in the prospectus is not indicative of future operating results. These results will depend in large part upon the commodity markets in general, the advisors' performance, changes in interest rates and the amount of redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

Due to the highly leveraged nature of commodity interest trading, small price movements may result in substantial losses. In order to provide some protection against a material decline in liquidity caused by trading losses, the Fund adheres to its trading policies.

RISK OF COMPUTER SYSTEM FAILURES (YEAR 2000 ISSUE)

The Year 2000 issue is the result of existing computers in many businesses using only two digits to identify a year in the date field. These computers and programs, often referred to as "information technology," were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results at the Year 2000. Such systems and processes are dependent on correctly identifying dates in the next century.

The general partner administers the business of the Fund through various systems and processes maintained by Salomon Smith Barney Holdings Inc. ("SSBHI") and Salomon Smith Barney. In addition, the operation of the Fund is dependent on the capability of the Fund's advisors, the brokers and exchanges through which the Fund trades, and other third parties to prepare adequately for the Year 2000 impact on their systems and processes. The Fund has no systems or information technology applications relevant to its operations.

The general partner, Salomon Smith Barney, SSBHI and their parent organization Citigroup Inc. have undertaken a comprehensive, firm-wide evaluation of both internal and external systems (systems related to third parties) to determine the specific modifications needed to prepare for the year 2000. Salomon Smith Barney has spent approximately $140 million over the four years from 1996 through 1999 on its Year 2000 preparation which has involved over 450 people. As of June 30, 1999, SSB completed all compliance and certification work.

The systems and components supporting the general partner's business that require remediation have been brought into Year 2000 compliance. Final testing and certification were completed as of June 30, 1999.

This expenditure and the general partner's resources dedicated to the preparation for Year 2000 have not and will not have a material impact on the operation or results of the Fund.

The general partner has received statements from the advisors that they have completed their Year 2000 remediation program.

The most likely and most significant risk to the Fund associated with the lack of Year 2000 readiness is the failure of outside organizations, including the commodities exchanges, clearing organizations, or regulators with which the Fund interacts to resolve their Year 2000 issues in a timely manner. This risk could involve the inability to determine the value of the Fund at some point in time and would make effecting purchases or redemptions of units in the Fund unfeasible until such valuation was determinable.

Salomon Smith Barney has successfully participated in industry-wide testing including: The Street-wide Beta Testing organized by the Securities Industry Association (SIA), a government securities clearing test with the Federal Reserve Bank of New York, The Depository Trust Company, and The Bank of New York, and Futures Industry Association participants test. The firm also participated in the street-wide testing that was conducted from March through May 1999.

It is possible that problems may occur that would require some time to repair. Moreover, it is possible that problems will occur outside SSBHI for which SSBHI could experience a secondary effect. Consequently, SSBHI has prepared comprehensive, written contingency plans so that alternative procedures and a framework for critical decisions are defined before any potential crisis occurs.

The goal of Year 2000 contingency planning is a set of alternate procedures to be used in the event of a critical system failure or a failure by a supplier or counter-party. Planning work was completed in January 1999, and testing of alternative procedures will be completed in the third and fourth quarters of 1999.

PERFORMANCE HISTORY OF THE FUND

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

OTHER POOLS OPERATED BY THE GENERAL PARTNER

Smith Barney Futures Management Inc. offers other pools that have more than one trading advisor but whose performance may differ from the Fund's. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. Tables 1, 2 and 3 below set forth the performance of the other pools that the general partner has operated during the past five years. Table 1 sets forth the performance of commodity pools that the general partner currently operates for the period January

1994 through June 30, 1999. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1994 through June 30, 1999, which have ceased trading operations as of June 30, 1999. Table 3 sets forth the performance of commodity pools that the general partner previously operated for the period January 1994 through June 30, 1999 for which the general partner no longer acts as the pool operator as of June 30, 1999.

The general partner performs the same administrative duties for each of the pools that it operates or manages. Each of the funds attempts to profit by speculation in commodity interests. As of June 30, 1999, each fund operated or managed by the general partner had a net asset value in excess of its initial offering amount except Smith Barney Telesis Futures Fund, Salomon Smith Barney Orion Futures Fund and Salomon Smith Barney Global Diversified Futures Fund. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated. It may be noted that each of these funds has traded for two years or less and their trading programs, which should be considered long-term, may not have had sufficient time in which to take full effect.

                                     TABLE 1
    CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR MANAGED BY SMITH
                         BARNEY FUTURES MANAGEMENT INC.
                FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999

------------------------------------------------------------------------------------------------------------------------------
                                                                                                      LARGEST MONTHLY
                                                                                                      PERCENTAGE
                                                                                                      DRAW-DOWN
                                                                                                      ------------------------
                                                                                           CURRENT
                                                 TYPE       INCEPTION       AGGREGATE        TOTAL
                                                 OF            OF         SUBSCRIPTIONS        NAV    PERCENT
           NAME OF POOL                          POOL        TRADING         $(000)          $(000)      (%)        DATE
------------------------------------------------------------------------------------------------------------------------------
Shearson Select Advisors Futures Fund            A          Jul-87             50,507        5,339      9.72      (May-97)
Hutton Investors Futures Fund II                 A          Jul-87             30,304       23,408      8.17      (Nov-98)
Shearson Mid-West Futures Fund                   1          Dec-91             60,804       59,905      9.18      (May-97)
Smith Barney International Advisors              A          Mar-92             32,312        3,165      5.72      (May-97)
Currency Fund
Smith Barney Global Markets Futures              1,A        Aug-93             20,226        9,025      9.19      (Aug-97)
Fund
------------------------------------------------------------------------------------------------------------------------------
Smith Barney Diversified Futures Fund            A          Jan-94            256,901      135,828      8.12      (Feb-96)
F-1000 Futures Fund Michigan Series I            1,2,A      May-94             10,697       13,518      5.86      (Feb-96)
Smith Barney Mid-West Futures Fund II            1          Sep-94             90,217       86,877      9.23      (May-97)
F-1000 Futures Fund Michigan Series II           1,2,A      Jun-95             20,490       27,075      5.08      (Feb-96)
Smith Barney Tidewater Futures Fund (i)          1          Jul-95             26,763       22,554     18.24      (Aug-97)
------------------------------------------------------------------------------------------------------------------------------
Smith Barney Principal Plus Futures Fund         2,A        Nov-95             37,507       31,333      5.94      (Feb-96)
Smith Barney Diversified Futures Fund II         A          Jan-96            161,874      142,138      8.57      (Feb-96)
SB/Michigan Futures Fund                         1,A        Jul-96             11,591       14,407      8.67      (Apr-98)
Smith Barney Principal Plus Futures              2,A        Aug-96             22,581       21,651      5.98      (Aug-97)
Fund II
Smith Barney Great Lakes Futures Fund            1          Jan-97             10,102       10,711      7.62      (Aug-97)
------------------------------------------------------------------------------------------------------------------------------
Smith Barney Westport Futures Fund                          Aug-97            118,820      125,784      9.79      (Nov-98)
Smith Barney Potomac Futures Fund (i)            1          Oct-97              7,149        7,545      6.35      (Apr-98)
Smith Barney Telesis Futures Fund (i)            1          Feb-98             14,506        8,236      7.01      (Oct-98)
Smith Barney AAA Futures Fund                    1          Mar-98             68,874       92,569      4.15      (Jun-98)
Salomon Smith Barney Global Diversified          A          Feb-99             57,363       56,537      4.24      (May-99)
Futures Fund
------------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney Orion Futures
Fund (ii)                                        1,A        Jun-99             10,610       10,585      0.24      (Jun-99)
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                                                       PERCENTAGE ANNUAL RATE OF RETURN
                                             LARGEST PEAK-TO-VALLEY DRAW-DOWN       (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                             --------------------------------


                                              PERCENT
            NAME OF POOL                        (%)          TIME PERIOD        1994     1995    1996     1997     1998     1999
---------------------------------------------------------------------------------------------------------------------------------
Shearson Select Advisors Futures Fund          22.59     (Aug-93 to Jan-95)    (13.96)  26.91    21.57    13.06     4.10    4.12
Hutton Investors Futures Fund II               13.66     (Jul-94 to Jan-95)     (4.66)  41.78    29.11    17.82    11.52    5.29
Shearson Mid-West Futures Fund                 20.40     (Jan-98 to Jul-98)     (8.64)  36.24    26.76    12.95     3.55    4.06
Smith Barney International Advisors            24.08     (Oct-93 to Feb-96)    (10.40)  (5.04)   22.68    18.51     0.25    1.68
Currency Fund
Smith Barney Global Markets Futures            12.08     (Dec-96 to May-97)     (7.19)  20.91    17.70     4.13    21.58   (2.07)
Fund
---------------------------------------------------------------------------------------------------------------------------------
Smith Barney Diversified Futures Fund          14.50     (Jun-95 to Oct-95)     (3.29)  12.86    14.54     3.83     7.65    1.10
F-1000 Futures Fund Michigan Series I           8.80     (Jun-95 to Oct-95)      1.38   14.25     2.79    10.47    10.13   (5.64)
Smith Barney Mid-West Futures Fund II          20.66     (Jan-98 to Jul-98)     (7.54)  31.74    26.26    12.72     3.13    4.03
F-1000 Futures Fund Michigan Series II          7.27     (Feb-96 to May-96)      --      2.25     9.49    11.61     9.65   (0.17)
Smith Barney Tidewater Futures Fund (i)        20.81     (Sep-98 to May-99*)     --     (1.25)    7.83     6.12    19.92   (5.34)
---------------------------------------------------------------------------------------------------------------------------------
Smith Barney Principal Plus Futures Fund        8.85     (Feb-96 to Aug-96)      --      5.75     4.37    10.45     8.97   (3.68)
Smith Barney Diversified Futures Fund II       11.92     (Mar-97 to Jul-98)      --       --     12.51    (0.10)    8.48    0.76
SB/Michigan Futures Fund                       11.77     (Aug-97 to Jul-98)      --       --     18.58     5.90    12.06    1.50
Smith Barney Principal Plus Futures             7.67     (Aug-97 to Jul-98)      --       --     12.97     4.45    15.42   (3.12)
Fund II
Smith Barney Great Lakes Futures Fund          11.82     (Mar-97 to Apr-98)      --       --      --       2.67     1.81    4.39
---------------------------------------------------------------------------------------------------------------------------------
Smith Barney Westport Futures Fund             10.24     (Oct-98 to Nov-98)      --       --      --       1.15     8.22    4.71
Smith Barney Potomac Futures Fund (i)           7.58     (Apr-98 to Jul-98)      --       --      --       2.95     8.36    2.50
Smith Barney Telesis Futures Fund (i)          19.89     (Oct. 98 to May-99*)    --       --      --        --     (3.24)  (9.93)
Smith Barney AAA Futures Fund                   4.50     (Mar-98 to Apr-98)      --       --      --        --     18.44   19.96
Salomon Smith Barney Global Diversified         4.24     (May-99 to May-99*)     --       --      --        --      --     (0.35)
Futures Fund
---------------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney Orion Futures
Fund (ii)                                       0.24     (Jun-99 to Jun-99*)     --       --      --        --      --     (0.24)
---------------------------------------------------------------------------------------------------------------------------------

----------
     Notes follow Table 3
     (i) As of March 1, 1999, SFG Global Investments, Inc. became general partner and commodity pool operator and Smith Barney Futures Management Inc. became trading manager for these pools.
     (ii) SFG Global Investments, Inc. is the general partner and commodity pool operator and Smith Barney Futures Management Inc. is the trading manager for this pool.

     TYPE OF POOL LEGEND
     1--Privately Offered
     2--Principal Protected
     3--Multi-Advisor
     A--More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                     TABLE 2
     CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC. FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999 AND
            WHICH HAVE CEASED TRADING OPERATIONS AS OF JUNE 30, 1999

                                                                                                                  LARGEST MONTHLY
                                                                                                      NAV        PERCENT DRAW-DOWN
                                                  INCEPTION                      AGGREGATION         BEFORE     -------------------
                                       TYPE OF       OF         TERMINATION     SUBSCRIPTIONS     TERMINATION   PERCENT
          NAME OF POOL                  POOL       TRADING         DATE             $(000)           $(000)       (%)        DATE
-----------------------------------------------------------------------------------------------------------------------------------
Commodity Venture Fund                             Nov-80         Feb-95            15,153            1,412      11.91     (Jan-94)
Ayco Futures Fund                       1          May-88         Jul-94             5,114              161      29.35     (Apr-94)
 Parnel Futures Fund                    1          Nov-88         Oct-94             2,885               74      19.43     (Feb-94)
 F-1000 Guarantee Futures Fund IV       2          Dec-88         Feb-94            45,692           16,389       5.93     (Jan-94)
 F-1000 Futures Fund VI                 2          May-90         May-95            32,996           21,805       3.11     (Jul-94)
-----------------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                 A          Dec-91         Sep-95             9,767              432       5.39     (Jan-95)
Signet Partners                         1,A        Jan-93         Feb-95               522              191       4.32     (Feb-94)
Smith Barney Offshore Futures Fund      3,A        Aug-93         Aug-94             2,704            1,945       6.50     (Jan-94)
 Monetary Venture Fund                  1          Feb-87         Apr-96             2,368              164      12.37     (Apr-94)
 Shearson Lehman Futures 1000 Plus      2,A        May-91         May-96            63,088           40,673       3.00     (Feb-96)
-----------------------------------------------------------------------------------------------------------------------------------
 Shearson Hutton Performance
  Partners                              A          Jun-89         Dec-97            16,541            1,225       8.12     (Aug-97)
Smith Barney Newport Futures Fund       1          Dec-96         Oct-98            26,110            7,897      17.43     (Mar-98)
F-1000 Futures Fund Series VIII         2,A        Aug-92         Nov-98            36,000            7,679       3.84     (Feb-96)
F-1000 Futures Fund Series IX           2,A        Mar-93         May-99            24,005            4,857       4.26     (Feb-96)
-----------------------------------------------------------------------------------------------------------------------------------

                                          LARGEST PEAK-TO-VALLEY                   PERCENTAGE ANNUAL RATE OF RETURN
                                                 DRAW-DOWN                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                        ----------------------------
                                        PERCENT
          NAME OF POOL                    (%)       TIME PERIOD          1994         1995     1996     1997     1998    1999
------------------------------------------------------------------------------------------------------------------------------
Commodity Venture Fund                   39.53   (Jan-92 to Feb-95*)    (26.37)       (8.44)    --       --       --       --
Ayco Futures Fund                        78.99   (Jul-89 to Apr-94*)    (45.77)         --      --       --       --       --
 Parnel Futures Fund                     38.09   (Jan-94 to Apr-94*)    (28.79)         --      --       --       --       --
 F-1000 Guarantee Futures Fund IV         7.22   (Jan-94 to Feb-94*)     (7.22)         --      --       --       --       --
 F-1000 Futures Fund VI                   8.58   (Jul-94 to Jan-95)      (2.43)       18.61     --       --       --       --
------------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                  32.04   (Jul-93 to Apr-94*)      5.91        (3.05)    --       --       --       --
Signet Partners                           4.32   (Feb-94 to Feb-94)      53.32        (0.36)    --       --       --       --
Smith Barney Offshore Futures Fund        6.50   (Jan-94 to Jan-94)       2.68          --      --       --       --       --
 Monetary Venture Fund                   37.41   (Jan-92 to Jan-95*)    (27.47)       32.05    5.76      --       --       --
 Shearson Lehman Futures 1000 Plus       11.16   (Aug-93 to Jan-95)      (6.41)       12.79    1.59      --       --       --
------------------------------------------------------------------------------------------------------------------------------
 Shearson Hutton Performance
  Partners                               24.12   (Aug-93 to Jan-95)     (10.59)       18.04    2.42   (10.12)     --       --
Smith Barney Newport Futures Fund        65.58   (Mar-97 to Oct-98*)     --             --     7.34   (21.84)  (54.09)
F-1000 Futures Fund Series VIII          12.22   (Sep-93 to Oct-94)     (10.41)       12.69    3.96     3.15     6.28      --
F-1000 Futures Fund Series IX             8.41   (Jun-95 to Oct-95)      (4.13)       12.89    3.51     8.87     7.12   (0.96)
------------------------------------------------------------------------------------------------------------------------------

----------
     Notes follow Table 3

     TYPE OF POOL LEGEND
     1--Privately Offered
     2--Principal Protected
     3--Offshore
     4--Multi-Advisor
     A--More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC. FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999 AND FOR WHICH
 SMITH BARNEY FUTURES MANAGEMENT INC. NO LONGER ACTS AS COMMODITY POOL OPERATOR
                              AS OF JUNE 30, 1999

------------------------------------------------------------------------------------------------------------------
                                                                                                 LARGEST MONTHLY
                                                                                      NAV       PERCENT DRAW-DOWN
                                           INCEPTION                 AGGREGATE      BEFORE     -------------------
                                 TYPE OF      OF        TRANSFER   SUBSCRIPTIONS   TRANSFER    PERCENT
       NAME OF POOL                POOL     TRADING       DATE        $(000)        $(000)        (%)      DATE
------------------------------------------------------------------------------------------------------------------
Commodity Trend Timing Fund                  Jan-80      May-95      16,625           1,275    14.67     (Feb-94)

Commodity Trend Timing Fund II               Dec-82      Apr-95      34,428           1,412    14.48     (Feb-94)

 Harbourer Futures Fund              3       May-93      Dec-94      25,003          12,657     5.10     (Feb-94)

 Greenbrier Futures Fund             1       Jul-92      Dec-96      24,678          26,716    10.23     (Aug-94)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                       LARGEST
                                    PEAK-TO-VALLEY                PERCENTAGE ANNUAL RATE OF RETURN
                                      DRAW-DOWN             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                 --------------------
                                   PERCENT
       NAME OF POOL                 (%)     TIME PERIOD   1994     1995       1996     1997    1998    1999
------------------------------------------------------------------------------------------------------------
Commodity Trend Timing Fund        54.35    (Aug-93 to   (50.55)  (5.08)        --       --      --      --
                                            Feb-95*)
Commodity Trend Timing Fund II     54.67    (Aug-93 to   (50.43)  (6.86)        --       --      --      --
                                            Feb-95*)
 Harbourer Futures Fund             5.10    (Feb-94 to    39.20      --         --       --      --      --
                                            Feb-94)
 Greenbrier Futures Fund           15.48    (Aug-94 to    16.74   (1.09)     17.60       --      --      --
                                            Jun--95)                                                     --
------------------------------------------------------------------------------------------------------------

----------
Notes follow Table

TYPE OF POOL LEGEND
-------------------
1--Privately Offered
2--Principal Protected
3--Offshore
4--Multi-Advisor
A--More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES 1, 2 AND 3
POOLS OPERATED BY SMITH BARNEY
FUTURES MANAGEMENT INC.

(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is marked with by an asterisk (*).

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

THE ADVISORS

The general partner has selected Beacon, Bridgewater, Campbell and Rabar as the Fund's initial trading advisors. Each advisor will manage the Fund's assets in accordance with its trading policies. The Fund's assets will be initially allocated in the following approximate percentages: Beacon -- 20%; Bridgewater -- 20%; Campbell -- 30%; and Rabar -- 30%. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.

Based on historical trading patterns, approximately 73% of the Fund's initial portfolio will be concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices and foreign currency contracts. Approximately 27% of the Fund's initial portfolio will be in other futures markets, including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Fund.

                    SECTORS AND CONTRACTS TRADED BY ADVISORS

                APPROXIMATE MARKET SECTOR DISTRIBUTION WEIGHTED
                         BY INITIAL ADVISOR ALLOCATION

Currencies                       29.9%
-------------------------------------------
Interest Rates                   31.8%
-------------------------------------------
Stock Indices                    12.0%
-------------------------------------------
Agriculture                      11.8%
-------------------------------------------
Energy                            7.0%
-------------------------------------------
Metals                            7.5%
-------------------------------------------

Total                             100%
-------------------------------------------

The estimated market sector distribution is based on the advisors' allocation of risk exposure as of June 30, 1999 weighted by the initial allocation of the Fund's assets to each advisor. The Fund's portfolio may not be traded according to this distribution. The advisors may override computer-generated trading signals or may adjust their trading programs in the future.

The contracts traded in the advisors' programs as of June 30, 1999 are:

LONG-TERM INTEREST RATES                CURRENCY CROSS RATES                   ENERGY
US
Treasury Notes (5-Year)                 British Pound/Japanese Yen             Crude Oil (West Texas)
Treasury Notes (10-Year)                British Pound/Swiss Franc              Crude Oil Brent
Treasury Bonds (30-Year)                Euro/Japanese Yen                      Gas Oil
Muni Bonds                              Euro/Swiss Franc                       Natural Gas
                                        Euro/British Pound                     Heating Oil
Canada                                  Swiss Franc/Japanese Yen               Unleaded Gas
Canadian 10-Year Bonds                  Swedish Krona/Danish Krone
                                        Japanese Yen/Italian Lira              CURRENCIES
Europe                                  Canadian Dollar/Japanese Yen
Eurex 5-Year BOBL                       Australian Dollar/Japanese Yen         US/Americas
Eurex 2-Year Bond                                                              Dollar Index
Eurex 10-Year Bund                                                             Canadian Dollar
UK Long Gilt                                                                   Mexican Peso
Italian Government Bond (BTP)
Matif Notional Bond
Spanish 10-Year Bond                    SHORT-TERM INTEREST RATES              Europe
                                                                               British Pound
                                        US                                     Euro
Asia/Pacific                            Eurodollar                             Norwegian Krone
Australian Bond (3-Year)                                                       Swedish Krona
Australian Bond (10-Year)               Europe                                 Swiss Franc
Japanese Government Bond                Short Sterling
                                        Euroswiss                              Asia/Pacific
STOCK INDICES                           Euribor (Europe)                       Australian Dollar
                                                                               Hong Kong Dollar
S&P 500 Mini Index                      Canada                                 Japanese Yen
S&P 500 Index                           Canadian Banker's Acceptance Notes     New Zealand Dollar
S&P Mid Cap 400                         Canadian 90-Day                        Singapore Dollar
Russell 2000
Dow Jones Index                         Asia/Pacific                           Africa
NASDAQ 100                              Euroyen                                South African Rand
FIB 30                                  Australian Banks Bills
London FT-SE                            Australian 90-Day
DAX (Germany)
CAC-40 (France)
OM Index (Sweden)
MSCI (Taiwan)
Ibex (Spain)
MIB 30 (Spain)
All Ordinaries Index (Australia)
Hang Seng Index (Hong Kong)
Nikkei Index (Japan)

                                        AGRICULTURE                            METALS
                                        Grains/Oilseed                         Precious
                                        Soybeans                               Gold
                                        Soybean Oil                            Silver
                                        Soybean Meal
                                        Corn                                   Base
                                        Chicago Wheat                          Aluminum
                                        KC Wheat                               Copper
                                        Minneapolis Wheat                      Lead
                                                                               Tin
                                        Softs                                  Nickel
                                        Coffee                                 Zinc
                                        Cocoa                                  Platinum
                                        Sugar
                                        Orange Juice
                                        Cotton

                                        Livestock
                                        Lean Hogs


ADVISOR DESCRIPTIONS

The following descriptions include background information, information concerning each advisor's trading strategy and the performance record for each advisor. You should note that the summaries of trading strategies were prepared by each advisor and may emphasize different aspects of each advisor's trading. Consequently, comparison of the strategies may prove difficult or impossible. In any event, each advisor's trading strategies are proprietary and confidential, and the summaries are therefore general in nature.

There has been no administrative, civil or criminal action during the preceding five years against any Advisor or its principals that would be material to an investor's decision whether or not to purchase Units.

Actual performance records for each advisor are presented as one or more Table As in each advisor's section.

Table Bs show the results of each program to be traded for the Fund for the period January 1994 (August 1995 for Beacon and August 1998 for Bridgewater) through June 30, 1999, adjusted to take into account the brokerage, management and incentive fees and other expenses (including expenses of the initial offering) to be paid by the Fund and interest to be earned by the Fund (i.e., Table B shows pro forma results).

Table C appears in the statement of additional information at page 13 and was prepared by the general partner. It presents a hypothetical composite of the advisors' actual monthly rates of return for the programs to be traded for the Fund. Table C also presents a hypothetical composite of the pro forma rates of return for those programs. Table C is presented for the period August 1998 through June 30, 1999, the common period of time during which all programs have traded.

As of June 30, 1999, the aggregate funds under management by the advisors were $8.5 billion (excluding notional funds) and $9.7 billion (including notional funds).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

BEACON MANAGEMENT CORPORATION

BACKGROUND

Beacon Management Corporation continues the futures trading advisory business formerly conducted by Beacon Management Corporation N.V., a Netherlands Antilles corporation formed by Commodities Corporation in September 1982, and by Comtrade Associates, a partnership founded in 1977. Beacon is registered as a commodity trading advisor and commodity pool operator and is a member of the National Futures Association. Comtrade Associates registered as a commodity trading advisor in June 1978, and Beacon registered in September 1982.

PRINCIPALS

Grant W. Schaumburg Jr. is the chairman of Beacon, and has worked for Beacon and affiliated firms since 1978. Mr. Schaumburg was a founder and the president of Mount Lucas Management Corporation from 1986 through June 1999 and Mount Lucas Index Management Corporation from 1991 through June 1999. Mr. Schaumburg was formerly a partner of Comtrade Associates, a commodity trading advisor which managed futures accounts from 1980 to 1982. Mr. Schaumburg served as trading systems manager for Commodities Corporation from 1982 to 1987, and was an associated person with that firm from 1984 to 1993. From 1970 to 1982, Mr. Schaumburg also participated in management consulting work for large corporations and contract research for government agencies. Mr. Schaumburg received an A.B. magna cum laude from Harvard College with highest honors in applied mathematics and a Ph.D. in economics from Harvard University. Mr. Schaumburg is registered as a commodity trading advisor and a commodity pool operator and is a member of the National Futures Association.

Mark S. Stratton is the president of Beacon, and has worked for Beacon and its affiliates since 1984. Mr. Stratton worked as a senior research associate for Commodities Corporation from 1972 to 1984. He joined Beacon in 1984 and became a principal of the firm in 1991. Mr. Stratton was also a founder and senior vice president of Mount Lucas Management and Mount Lucas Index Management from their inception through June 1999. Mr. Stratton attended the University of Chicago.

TRADING APPROACH

Beacon currently offers and will trade its Meka program on behalf of the Fund. Meka aggressively invests in a broadly diversified set of assets using proprietary trend-following systems and portfolio allocation software. The program's objective is to use diversification and leverage to earn long-run returns from a variety of markets. Meka is executed in futures markets which facilitate asset allocation shifts and offer flexible leverage.

The implementation of Meka is quantitative and computer-based. Meka allocates exposure to each market based on the relationships among the different markets and among the trend-following systems. Exposure can be short as well as long, depending on the recent trend of prices. Several different trend-following approaches are employed in the portfolio, including approaches based on moving averages, breakouts, option replication, and volatility. They vary from short-term methods that trade almost every day to long-term methods that sometimes hold positions for over a year.

TRADING PROGRAMS

Based on the Meka portfolio as of June 30, 1999, the distribution of risk exposure by market sector for the Meka program is:

global equity          including U.S. large and small         7%
indices                cap, Japanese, Australian, and
                       European markets

global bonds           including U.S. long and               15%
                       intermediate treasuries,
                       Japanese government bonds, and
                       European bonds

foreign currencies     including the U.S. dollar vs.         19%
and currency cross     the Japanese Yen, the Euro,
rates                  and the British Pound

energy markets         including crude oil, gasoline,         7%
                       and natural gas

metals                 including gold, silver, and           15%
                       copper

world commodity        including grains, meats,              37%
markets                coffee, and sugar

PAST PERFORMANCE OF BEACON

Table A-1 reflects the composite capsule performance results of all accounts traded according to Beacon's Meka Program for the period August 1995 (inception of client trading for the Meka Program) through June 30, 1999.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by Beacon for the time periods indicated on the table.

Table A-3 reflects the composite capsule performance results of other trading programs directed by affiliates of Beacon for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance of the Meka Program adjusted for fees and expenses applicable to the Fund.

                                   TABLE A-1
                         BEACON MANAGEMENT CORPORATION
                              MEKA TRADING SYSTEM
        AUGUST 1995 (INCEPTION OF CLIENT TRADING) THROUGH JUNE 30, 1999

                                                                      Percentage monthly rate of return
-------------------------------------------------------------------------------------------------------------------------------
                                                            1999         1998         1997         1996           1995
-------------------------------------------------------------------------------------------------------------------------------
 January.............................................      (1.81)        2.07        13.24         6.63              -
 February............................................      10.18        13.08         7.99       (16.51)             -
 March...............................................      (3.77)       13.65        (4.56)        4.87              -
 April...............................................      18.17         4.25         6.88        16.95              -
 May.................................................     (12.31)        0.49         1.40        (7.02)             -
 June................................................      (1.46)       (2.26)       (2.08)        9.18              -
 July................................................            -      11.60        16.52       (14.14)             -
 August..............................................            -       3.46       (13.39)       (2.43)         9.98
 September...........................................            -       4.11         6.48         8.42         (6.06)
 October.............................................            -       3.98        (6.53)       18.41         (6.43)
 November............................................            -       7.89         6.30        19.45          8.12
 December............................................            -      (6.01)       15.33        (1.82)        14.29

 Annual (or Period) Rate of Return...................       6.30%       70.24%       52.51%       39.80%        19.46%
-------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (8/95-6/30/99)                                                           47.72%
-------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           July 1980
 Inception of Trading in Program:                     August 1995
 Number of Open Accounts as of June 30, 1999:                  11
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $99,650,338      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $99,650,338      (6/99)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $77,717,997      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $77,717,997      (6/99)
 Largest Monthly Draw-Down:                                16.51%      (2/96)
 Largest Peak-to-Valley Draw-Down:                         16.51%   (2/96-2/96)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                         TRADING       OPEN        JUNE 30, 1999          JUNE 30, 1999         MONTHLY         VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
 -------------------------------------------------------------------------------------------------------------------------------
  Beacon                Jul-80          1           $3,112,341             $3,112,341         9.10%  (8/96) 22.34%  (4/95-11/95)
  Eurodollar            Mar-96          1          $18,820,000            $18,820,000         1.00%  (8/97) 3.88%    (5/96-7/98)

  STS                   Aug-90      N/A-Closed      N/A-Closed             N/A-Closed         11.30% (8/95) 33.98% (12/94-11/95)
  Currency Overlay      Feb-94      N/A-Closed      N/A-Closed             N/A-Closed         54.20% (3/94) 72.84%   (2/94-3/94)
  Energy Yield Capture  Sep-91      N/A-Closed      N/A-Closed             N/A-Closed         15.00% (1/96) 20.76%  (12/96-7/97)


                                          PERCENTAGE ANNUAL RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM         1999         1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------
  Beacon                    14.62       10.61       29.39       (1.29)      (7.23)       9.17
                        (6 Months)
  Eurodollar                 0.19        1.98       (1.51)      (0.52)         --          --
                        (6 Months)                         (10 Months)
  STS                          --          --          --          --      (31.54)      48.19
                                                                       (11 Months)
  Currency Overlay             --          --        0.48       14.41      126.33      (42.53)
                                                (2 Months)
  Energy Yield Capture         --          --      (11.11)       1.79       27.32       (8.18)
                                                (10 Months)


Aggregate assets in all Beacon programs was approximately $100 million as of June 30, 1999.

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
 OTHER TRADING PROGRAMS DIRECTED BY AFFILIATES OF BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999

MOUNT LUCAS INDEX MANAGEMENT CORPORATION

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                         TRADING       OPEN        JUNE 30, 1999          JUNE 30, 1999         MONTHLY         VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
 ------------------------------------------------------------------------------------------------------------------------------
  MLM Index             Oct-93        N/A(1)          N/A(1)                 N/A(1)            3.20% (9/98)  3.59% (9/98-10/98)
  Leveraged MLM Index   May-96        N/A(1)          N/A(1)                 N/A(1)           14.80% (6/97) 19.48% (6/97-11/97)


                                          PERCENTAGE ANNUAL RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
 --------------------------------------------------------------------------------------------
  MLM Index                  1.35       13.79        5.13        2.67        3.80       11.23
                        (6 Months)
  Leveraged MLM Index        3.54       29.49        3.83       12.47          --          --
                        (6 Months)                          (8 Months)

MOUNT LUCAS MANAGEMENT CORPORATION

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                         TRADING       OPEN        JUNE 30, 1999          JUNE 30, 1999         MONTHLY         VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
 -----------------------------------------------------------------------------------------------------------------------------
  Mount Lucas
  Diversified           Dec-87        N/A(1)          N/A(1)                 N/A(1)          10.94% (5/95) 11.78%  (4/95-7/95)
  MoneyLogic Protected
  Capital Fund          Oct-89      N/A-Closed      N/A-Closed             N/A-Closed         3.06% (8/94) 3.10%   (7/94-8/94)


                                          PERCENTAGE ANNUAL RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
 -------------------------------------------------------------------------------------------------
  Mount Lucas
  Diversified               (0.56)      14.86       31.16       10.40       22.90        4.95
                        (6 Months)
  MoneyLogic Protected
  Capital Fund                 --          --          --          --       15.70        7.36
                                                                         (12 Months)

--------------------

Notes follow Table
(1) As of July 15, 1999, Beacon Management Corporation is no longer affiliated with Mount Lucas Index Management Corporation or Mount Lucas Management Corporation.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                         BEACON MANAGEMENT CORPORATION

                        NOTES TO TABLES A-1, A-2 AND A-3

In the preceding performance summary, Beacon has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Beacon has performed these tests.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one
(1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the beginning equity. An adjustment to the Monthly ROR calculation, pursuant to time weighting method, is made if or when material additions or withdrawals are made other than the beginning or end of the month.

                                   TABLE B-1
                         BEACON MANAGEMENT CORPORATION
                             PRO FORMA PERFORMANCE
                              MEKA TRADING PROGRAM
                       AUGUST 1995 THROUGH JUNE 30, 1999

                                                                      Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------------------
                                                          1999         1998         1997         1996         1995
----------------------------------------------------------------------------------------------------------------------
 January.............................................      (2.98)        1.66        13.56         3.12              -
 February............................................       9.93        13.60         7.94       (17.97)             -
 March...............................................      (3.69)       13.73        (5.31)        4.76              -
 April...............................................      17.61         3.90         6.44        17.59              -
 May.................................................     (12.16)        0.17         1.08        (7.85)             -
 June................................................      (1.41)       (2.29)       (7.61)        9.36              -
 July................................................            -      10.98        16.87       (15.49)             -
 August..............................................            -       3.05       (14.39)       (3.63)       10.29
 September...........................................            -       4.32         6.39         8.90        (6.85)
 October.............................................            -       3.67        (7.76)       19.08        (7.11)
 November............................................            -       7.54         6.69        20.01         8.03
 December............................................            -      (6.02)       14.32        (2.39)       14.85
 Annual (or Period) Rate of Return...................       4.62%       66.96%       38.17%       29.92%       18.40%
-------------------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (8/95-6/30/99)          39.78%
-------------------------------------------------------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                   17.97%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            18.56%   (7/96-8/96)

--------------------
Notes appear at pages 69-70

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

BRIDGEWATER ASSOCIATES, INC.

Bridgewater Associates, Inc. ("Bridgewater") is a Connecticut (formerly New
York) corporation formed in April 1973.

Other entities in the Bridgewater Group include (1) Bridgewater S.A., a Connecticut corporation formed in March 1987, which is a Commodity Trading Advisor and Commodity Pool Operator registered with the Commodity Futures Trading Commission (2) S.G. Bridgewater Ltd., registered with the Hong Kong Securities and Futures Commission, which provides client liaison services in Asia; (3) and BWF, Inc., an Introducing Broker registered in January 1991.

Bridgewater manages institutional and pooled funds on a discretionary basis pursuant to its trading systems and methodologies as described. The Bridgewater Group employs 75 people and manages approximately $20 billion in investment assets ($7 billion of which is in accounts that trade in the futures markets).

Bridgewater has been registered as a Registered Investment Advisor with the Securities Exchange Commission since November 1989 and a Commodity Trading Advisor registered with the Commodity Futures Trading Commission since May 1992, and is a member of National Futures Association. Executive offices are located at 1 Glendinning Place, Westport, Connecticut 06880. Phone: (203) 226-3030 Fax: (203) 291-7300. All books and records are kept at this address.

PRINCIPALS

Below is biographical information on the principals of Bridgewater in alphabetical order.

Raymond T. Dalio, born in 1949, has been the president of Bridgewater since its founding in 1973 and is a principal of the firm. Since receiving his M.B.A. in finance from Harvard Business School in 1973, Mr. Dalio has been involved in analyzing the world's major markets by identifying the economic conditions that affect the directions of markets. From May 1973 until January 1974 he was Director of Commodities at Dominick and Dominick, a Wall Street-based brokerage house. Mr. Dalio then joined Shearson-Hayden Stone (now Salomon Smith Barney Inc.) where he was in charge of institutional futures business. In 1975 he left Shearson-Hayden Stone to devote his full time and efforts to trading his own account and operating Bridgewater Group entities.

Robert P. Prince, born in 1958, is a Vice President and a principal of the firm. Mr Prince supervises all the trading activities and analyzes the systems' performances on a daily basis. Mr. Prince became a CPA in 1984 and received his M.B.A. from the University of Tulsa in 1985. Prior to joining Bridgewater in August of 1986, he spent three years as the Vice President and Manager of the Treasury Division of the First National Bank of Tulsa. He gained experience using interest rate futures, swaps, and options in hedging and risk management.

Giselle F. Wagner, born in 1955, is a Vice President, Chief Operating Officer and principal of the firm. Ms. Wagner joined Bridgewater in 1988. Ms. Wagner received her B.A. in Economics from Smith College in 1976, her M.B.A. in Finance from Columbia University in 1978, and her CFA in 1992. From 1978 to 1984, she worked for Chemical Bank (now Chase Manhattan Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley (now Morgan Stanley Dean Witter) as a fixed income salesperson.

Peter R. La Tronica, born in 1957, is a Vice President, Controller of Bridgewater and principal of the firm. Mr. La Tronica joined Bridgewater in April of 1989. After graduating from Northeastern University in 1979, Mr. La Tronica joined Merrill Lynch & Co. During his tenure at Merrill Lynch & Co. and certain of its affiliates, he served in various capacities including Assistant Director Commodity Compliance and Operations Manager. From May of 1984 to August 1985 Mr. La Tronica was Assistant Vice President and Assistant Manager of the New York Institutional Futures Office for Dean Witter Reynolds, Inc. From August 1985 to June 1987 he served as Assistant Vice President of Rudolf Wolff Futures Inc. (acquired 1986 by Elders Finance Inc.) in charge of Operations and Compliance. In June of 1987 Mr. La Tronica joined Donaldson, Lufken and Jenrette as Vice President of Option and Arbitrage Operations in the Equities Division. In March of

1988, Mr. La Tronica joined Benefit Concepts N.Y. Inc., an insurance marketing firm, as Associate in charge of product development.

All of the companies mentioned in this section not otherwise identified were or are futures commission merchants registered under the Commodity Exchange Act and members of the National Futures Association.

Bridgewater and its principals and employees may trade securities, futures and related contracts for proprietary accounts. The records of trading in such accounts will not be made available to clients for inspection.

TRADING PHILOSOPHY

The following description of Bridgewater, its trading systems, methods, models, and strategies are general and not intended to be exhaustive. Bridgewater's investment philosophy is based on the following tenets:

The price structure of all investment assets and the economic outlook are inextricably linked; as economic expectations change, so does the price structure.

For example, knowing that bond yields have normally run about 3% over the inflation rate, one could say that 20-year Treasury Bond yields of 8% are discounting roughly a 5% average inflation rate over the next twenty years. One could also look at the relationship between bond yields and stock yields to see the rate of economic growth that is implied. Since earnings and dividends grow at a rate that is equal to the rate of nominal economic growth over the long run, one could calculate that rate of growth that would have to occur in order for the risk-adjusted returns of stocks and bonds to be the same. By looking at the price structure of stocks, bonds and currencies globally, one can see a very vivid picture of the economic environment as it is being discounted in the marketplace. For example, suppose it began to appear that inflation will be lower than 5%, let's say 2%. Then interest rates would fall and bond prices would rise. The extent of their rise would primarily depend on their duration (e.g., a 10-year duration bond would rise by roughly 30% while a 20-year duration bond would rise by twice as much, without considering convexity). Similarly, this lower inflation rate would cause earnings and dividends growth projections to be revised downward which would have a negative effect on stocks that would be roughly offset by the lower interest rates that would be used to capitalize these returns. Therefore, this shift downward in inflation expectations would impact bond and stock prices differently and in logical and readily measurable ways.

While it is difficult, if not impossible, to make reliable economic forecasts, it is possible to use economic statistics as leading indicators of market movements.

Markets respond to economic shifts; this implies that economic shifts precede market movements. For example, the chart below shows the relationship between manufacturing employees and Treasury Bond yields. As shown, changes in the numbers of manufacturing employees tend to precede changes in Treasury Bond yields. As a result, changes in the number of manufacturing employees can be used as a leading indicator of changes in Treasury Bond yields.

                  Comparison of U.S. Manufacturing Employees
                     and 3-Month U.S. Treasury Bill Yields

                                   [GRAPHIC]

Market reactions to economic statistics are generally imprecise and inefficient.

As a result, Bridgewater feels there is an opportunity to exploit these inefficiencies by having a deeper understanding of the relationships between economic statistics and market movements than the competition.

The investment decision making process should be systematic.

Large numbers of influences interact in very complex ways to cause price changes. It is difficult to spontaneously weigh the large number of economic influences on price changes. For example, changes in bond prices are caused by changes in 1) money and credit growth, 2) economic growth, 3) inflation and 4) central bank policy. Each one of these four influences can be measured via numerous economic statistics. Unless one has a very systematic method of gauging the relative importance and interrelationships existing between these statistics, it is virtually impossible to respond optimally to changing economic conditions.

TRADING STRATEGY

The Fund will be traded pursuant to the Aggressive Pure Alpha Futures Only System, a systematic trading program, that is traded in accordance with the policies described below.

Bridgewater's trading strategy is both fundamental and technical.

The Fundamental Systems: Fundamental analysis uses the theory that prices are primarily determined by macro-economic, supply/demand influences. Bridgewater has developed precise rules for identifying shifts in the economic/market environment as they effect the price structure of investment assets. They express quantitatively the net strength of the pressures of fundamental influences on prices based on the leading relationships between economic statistics and market movements. They are programmed into computerized trading systems that are used interactively to identify the relative attractiveness of alternative markets.

The Technical Systems: Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating future price trends. Such analysis includes, among other things, study of the actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. Bridgewater has developed technical systems to be used in conjunction with its fundamental systems. The signals generated by the technical system are used to confirm or rebut the buy and sell signals generated by the fundamental system and to determine market timing.

The Interaction Between the Fundamental and Technical Systems: Both the fundamental and technical systems quantitatively express the pressures on prices. Bridgewater weighs the fundamental readings more heavily than the technical readings in determining the sizes of its positions.

THE AGGRESSIVE PURE ALPHA FUTURES ONLY SYSTEM

The Aggressive Pure Alpha Futures Only System is substantially similar to Bridgewater Associates Pure Alpha System. The principal differences are:

     (1) certain of the products traded, and
     (2) the amount of leverage used.

The Pure Alpha System trades cash bonds, which largely have been replaced in the Aggressive Pure Alpha System by futures or forward contracts that Bridgewater believes mirror the performance of the cash bonds used in the Pure Alpha System.

In addition, the Aggressive Pure Alpha System is traded at 1.5 times the actual funds allocated to trading, while the Pure Alpha System uses different leverage. The Aggressive Pure Alpha System focuses on futures and forward contracts on financial instruments, interest rates, stock indices, and metals, although other markets may be traded.

Bridgewater follows more than 25 markets worldwide and may take a position for the Fund in all, some or none of these markets at any point in time. As applicable regulatory authorities approve instruments or additional items, such as other stock market indices and sovereign debt instruments, Bridgewater expects to trade such instruments for the Fund.

The Fund's assets will be traded pursuant to the Aggressive Pure Alpha Futures Only System, and will be invested in futures markets utilizing leverage. The margin-to-equity ratio tends to fluctuate between 5% and 30%, typically being in the range of 7.5% and 15%.

The current allocation of risk exposure for the Aggressive Pure Alpha Futures Only Program is:

Global interest rates:        50%

Foreign currencies and
Cross rates:                  40%

Equity indices:                9%

Metals:                        1%


PAST PERFORMANCE OF BRIDGEWATER

Table A-1 reflects the composite capsule performance results of the account traded according to Bridgewater's Aggressive Pure Alpha Futures Only program for the period August 1998 (inception of client trading) through June 30, 1999.

Table A-2 reflects the composite capsule performance results for all other trading programs directed by Bridgewater for the time period indicated on the table.

Table A-3 reflects the composite capsule performance results for all other trading programs directed by an affiliate of Bridgewater for the time period indicated on the table.

                                   TABLE A-1
                          BRIDGEWATER ASSOCIATES, INC.
                       AGGRESSIVE PURE ALPHA FUTURES ONLY
        AUGUST 1998 (INCEPTION OF CLIENT TRADING) THROUGH JUNE 30, 1999

---------------------------------------------------------------------------------------------------
                                                                  Percentage monthly rate of return
                                                                     1999                   1998
---------------------------------------------------------------------------------------------------
 January.....................................................         0.69                 -
 February....................................................         3.79                 -
 March.......................................................        (1.91)                -
 April.......................................................        (0.66)                -
 May.........................................................         2.13                 -
 June........................................................         0.57                 -
 July........................................................       -                      -
 August......................................................       -                        (.56)
 September...................................................       -                        2.78
 October.....................................................       -                       10.18
 November....................................................       -                        2.19
 December....................................................       -                        5.83

 Annual (or Period) Rate of Return...........................         4.60%                 21.78%
 -------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return(1)
 -------------------------------------------------------------------------------------------------


 Inception of Trading by CTA:                                      July 1985
 Inception of Trading in Program:                                August 1998
 Number of Open Accounts as of June 30, 1999:                              1
 Aggregate Assets (Excluding "Notional" Equity) in all CTA
  Programs:                                                   $6,600,000,000           (6/99)
 Aggregate Assets (Including "Notional" Equity) in all CTA
  Programs:                                                   $7,700,000,000           (6/99)
 Aggregate Assets (Excluding "Notional" Equity) in Program:   $   16,600,000           (6/99)
 Aggregate Assets (Including "Notional" Equity) in Program:   $   16,600,000           (6/99)
 Largest Monthly Draw-Down:                                            1.91%           (3/99)
 Largest Peak-to-Valley Draw-Down:                                     2.59%         (3/99-4/99)

--------------------
Notes follow Table A-3
(1) A compound average annual rate of return is not included due to the short trading history of this program.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BRIDGEWATER ASSOCIATES, INC.
               FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999


                                                                     AGGREGATE ASSETS   AGGREGATE ASSETS
                                             INCEPTION     NUMBER       IN PROGRAM         IN PROGRAM
                                                OF           OF         JUNE 1999          JUNE 1999          LARGEST
                                              TRADING       OPEN        (EXCLUDING         (INCLUDING         MONTHLY
              NAME OF PROGRAM                 PROGRAM     ACCOUNTS      NOTIONAL)          NOTIONAL)         DRAW-DOWN
 Pure Alpha(1).............................  Dec-91          4         $216,000,000       $302,000,000      4.49% (2/94)
 Pure Alpha Futures Only-A(1)..............  Jan-98          9         $95,400,000        $121,400,000      2.01% (7/98)
 Pure Alpha Futures Only-B(1)..............  May-99          2         $15,600,000        $44,200,000                N/A
 Pure Alpha Bond & Currency Only(1)........  Jul-97          2         $31,000,000        $201,000,000      0.68% (7/98)
 Constrained Pure Alpha(1).................  Jan-89          3         $161,000,000       $189,000,000     17.51% (2/94)
 Institutional Account with Global Bond and
  Equity Benchmark(1)......................  Mar-94          1         $591,000,000       $591,000,000      6.36% (3/97)
 Global Bond and Currency(1)...............  Feb-90          16       $4,100,000,000     $4,700,000,000    13.26% (2/94)
 Diversified Global Bond(1)................  Mar-96          2         $585,000,000       $585,000,000      4.03% (3/97)
 Long Duration Global Bond(1)..............  Aug-95          2         $267,000,000       $267,000,000     16.11% (2/96)
 Long Term Emerging Markets(1).............  May-96          1         $52,000,000        $52,000,000      25.55% (8/98)
 Inflation Linked Bonds and Nominal
  Bonds-Unleveraged(1).....................  Aug-97          9         $464,000,000       $464,000,000      2.75% (4/99)
 Index Overlay.............................  Jul-98          1         $11,100,000        $107,000,000     15.03% (8/98)
 Global Tactical Asset Allocation..........  May-99          1          $6,000,000        $106,000,000               N/A
 Global Bond Overlay(1)....................  May-95      N/A-Closed     N/A-Closed         N/A-Closed       1.68% (3/97)
 Short Term Emerging Markets(1)............  Apr-97      N/A-Closed     N/A-Closed         N/A-Closed       4.30% (8/97)
 Inflation Indexed Linked Bond
  Accounts-Leveraged(1)....................  Apr-94      N/A-Closed     N/A-Closed         N/A-Closed       7.15% (2/96)
 Inflation Linked Bonds(1).................  Jan-97      N/A-Closed     N/A-Closed         N/A-Closed       2.54% (8/97)
 U.S. Bond Group...........................  Aug-90      N/A-Closed     N/A-Closed         N/A-Closed       8.06% (2/95)


                                                                     RATE
                                                   LARGEST            OF
                                                  PEAK-TO-          RETURN
                                                   VALLEY         CALCULATION
              NAME OF PROGRAM                     DRAW-DOWN         METHOD
 Pure Alpha(1).............................   16.31% (1/94-6/95)  FFS (A)
 Pure Alpha Futures Only-A(1)..............    5.13% (4/98-7/98)  FFS (B)
 Pure Alpha Futures Only-B(1)..............                  N/A  BE (C)
 Pure Alpha Bond & Currency Only(1)........    1.87% (4/98-7/98)  FFS (D)
 Constrained Pure Alpha(1).................  43.89% (2/94-10/94)  FFS
 Institutional Account with Global Bond and
  Equity Benchmark(1)......................    7.09% (5/98-8/98)  TW
 Global Bond and Currency(1)...............   41.99% (1/94-9/94)  FFS
 Diversified Global Bond(1)................    4.03% (3/97-3/97)  OAT
 Long Duration Global Bond(1)..............   24.47% (2/96-5/96)  BE
 Long Term Emerging Markets(1).............   28.48% (5/98-8/98)  BE
 Inflation Linked Bonds and Nominal
  Bonds-Unleveraged(1).....................    8.44% (1/99-6/99)  OAT
 Index Overlay.............................   20.97% (7/98-9/98)  BE (C)
 Global Tactical Asset Allocation..........                  N/A  BE (C)
 Global Bond Overlay(1)....................   2.44% (12/96-3/97)  FFS (E)
 Short Term Emerging Markets(1)............   17.58% (7/97-1/98)  FFS (F)
 Inflation Indexed Linked Bond
  Accounts-Leveraged(1)....................   13.21% (4/94-9/94)  FFS
 Inflation Linked Bonds(1).................    4.56% (2/97-4/97)  OAT
 U.S. Bond Group...........................    8.06% (2/95-2/95)  TW

                                                               PERCENTAGE ANNUAL RATE OF RETURN
                                                           (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

              NAME OF PROGRAM                  1999        1998        1997        1996        1995        1994
 Pure Alpha(1).............................       7.19       25.88       15.07       24.37       (4.55)      (3.43)
                                             (6 Months)
 Pure Alpha Futures Only-A(1)..............       2.44       19.71          --          --          --          --
                                             (6 Months)
 Pure Alpha Futures Only-B(1)..............       1.42          --          --          --          --          --
                                             (2 Months)
 Pure Alpha Bond & Currency Only(1)........       1.82        9.04        1.94          --          --          --
                                             (6 Months)              (6 Months)
 Constrained Pure Alpha(1).................       3.66        8.80        5.41        4.21        5.05       (5.88)
                                             (6 Months)
 Institutional Account with Global Bond and
  Equity Benchmark(1)......................       3.30       54.74       32.43       35.98       12.36        5.82
                                             (6 Months)                                                 (10 Months)
 Global Bond and Currency(1)...............      (2.79)      17.35        8.94       12.02       19.23      (17.83)
                                             (6 Months)
 Diversified Global Bond(1)................      (2.78)      10.68       14.77       18.52          --          --
                                                                                (10 Months)
                                             (6 Months)
 Long Duration Global Bond(1)..............     (13.12)      50.31       34.74       11.85       34.03          --
                                             (6 Months)                                      (5 Months)
 Long Term Emerging Markets(1).............       5.53       (0.13)      17.41       21.77          --          --
                                             (6 Months)                          (8 Months)
 Inflation Linked Bonds and Nominal
  Bonds-Unleveraged(1).....................      (2.69)      14.36        9.23          --          --          --
                                             (6 Months)              (5 Months)
 Index Overlay.............................      (6.38)      (5.96)         --          --          --          --
                                             (6 Months)  (6 Months)
 Global Tactical Asset Allocation..........       0.10          --          --          --          --          --
                                             (2 Months)
 Global Bond Overlay(1)....................         --        0.50        0.40        4.87        1.07          --
                                                          (1 Month)                          (8 Months)
 Short Term Emerging Markets(1)............         --        4.61      (11.55)         --          --          --
                                                         (7 Months)  (9 Months)
 Inflation Indexed Linked Bond
  Accounts-Leveraged(1)....................         --        4.00       11.84       15.21       23.09       (8.73)
                                                         (3 Months)                                      (9 Months)
 Inflation Linked Bonds(1).................         --        8.80        8.25          --          --          --
                                                        (11 Months)
 U.S. Bond Group...........................         --          --          --          --       (7.68)       4.37
                                                                                             (2 Months)

Aggregate assets in all Bridgewater programs was approximately $6.6 billion (excluding notional equity) and $7.7 billion (including notional equity) as of June 30, 1999.

--------------------
Additional notes referenced to this page
(1) Each of these programs represent a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

(A) For the period January 1994 through April 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(B) Fully-Funded Subset method adopted in April 1999. Prior to April 1999, rate of return are calculated by dividing net performance by beginning equity.
(C) Rate of return is calculated by dividing net performance by nominal account size.
(D) For the period January 1994 through April 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(E) For the period May 1995 through January 1996, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(F) For the period April 1997 through May 1997, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.

Notes follow Table A-3
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
              TRADING PROGRAMS DIRECTED BY BRIDGEWATER S.A., INC.
               FOR THE PERIOD JANUARY 1994 THROUGH JUNE 30, 1999


                                               AGGREGATE ASSETS   AGGREGATE ASSETS
                       INCEPTION     NUMBER       IN PROGRAM         IN PROGRAM                          LARGEST         RATE
                          OF           OF         JUNE 1999          JUNE 1999          LARGEST          PEAK-TO-         OF
                        TRADING       OPEN        (EXCLUDING         (INCLUDING         MONTHLY           VALLEY        RETURN
   NAME OF PROGRAM      PROGRAM     ACCOUNTS      NOTIONAL)          NOTIONAL)         DRAW-DOWN        DRAW-DOWN       METHOD
 -----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure
  Alpha(1)...........  Jul-97          1          $7,000,000         $7,000,000      15.02% (8/98)  21.52% (5/98-8/98)    OAT
 Global Asset
  Allocation
  Speculative(1).....  Jan-89          1          $2,000,000         $2,000,000      21.64% (3/95)  50.82% (1/95-4/95)    OAT
 Global Bond and
  Currency(1)........  Jul-97      N/A-Closed     N/A-Closed         N/A-Closed       0.76% (2/99)   0.76% (2/99-2/99)     TW
 Hedge Account 1.....  Jun-91      N/A-Closed     N/A-Closed         N/A-Closed           N/A               N/A           N/A

                                         PERCENTAGE ANNUAL RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

   NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------
 Aggressive Pure
  Alpha(1)...........       7.63       66.67       14.58          --          --          --
                       (6 Months)              (6 Months)
 Global Asset
  Allocation
  Speculative(1).....       5.27       19.04       10.99       17.64        7.00       (7.73)
                       (6 Months)
 Global Bond and
  Currency(1)........       1.51       18.84        7.11          --          --          --
                       (4 Months)              (6 Months)
 Hedge Account 1.....         --            No Rates of Return are Available              --


Aggregate assets in all Bridgewater programs was approximately $6.6 billion (excluding notional equity) and $7.7 billion (including notional equity) as of June 30, 1999.

--------------------
Additional notes referenced to this page
(1) Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                  BRIDGEWATER

                       NOTES TO TABLES A-1, A-2, AND A-3

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" table is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return ("Monthly ROR") for the Aggressive Pure Alpha Futures Only trading group (Table A-1) is calculated by dividing net performance by the beginning equity. Monthly ROR methods for other trading programs appear on Tables A-2 and A-3 and are as follows:

Fully-Funded Subset Method ("FFS") is permitted pursuant to an Advisory published by the Commodity Futures Trading Commission. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory).

Rate of return under this method is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Bridgewater has performed these tests for all periods presented.

Net Performance over Beginning Equity ("BE") is net performance divided by beginning equity.

Only Accounts Traded Method ("OAT") is net performance divided by the equity available for trading at the beginning of the month or period. Accounts are excluded from both net performance and equity in OAT Rate of Return calculation when they would materially distort the Rate of Return. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month;
(2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing).

Time Weighting ("TW") which is Net Performance divided by beginning equity plus time-weighted additions minus time-weighted withdrawals. Additions and withdrawals are multiplied by a fraction, the numerator of which is the number of days in the month during which such sums were included in or excluded from the amount available for trading, and the denominator of which is the number of calendar days in such month.

                                   TABLE B-1
                          BRIDGEWATER ASSOCIATES, INC.
                             PRO FORMA PERFORMANCE
                   AGGRESSIVE PURE ALPHA FUTURES ONLY PROGRAM
                       AUGUST 1998 THROUGH JUNE 30, 1999

                                                     Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------
                                                                 1999         1998
------------------------------------------------------------------------------------------------
 January....................................................      0.52               -
 February...................................................      3.65               -
 March......................................................     (1.94)              -
 April......................................................     (0.59)              -
 May........................................................      1.80               -
 June.......................................................      0.39               -
 July.......................................................            -            -
 August.....................................................            -     (1.14)
 September..................................................            -      2.69
 October....................................................            -      9.69
 November...................................................            -      1.99
 December...................................................            -      5.61
 Annual (or Period) Rate of Return..........................      3.80%       19.94%
------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1)
------------------------------------------------------------------------------------------------


     Largest Monthly Draw-Down:                     1.14%     (8/98)
     Largest Peak-to-Valley Draw-Down:              2.52%  (3/99-4/99*)


--------------------
Notes appear at pages 69-70

(1) A Compound Average Annual Rate of Return is not included due to the short trading history of this program.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAMPBELL & COMPANY, INC.

BACKGROUND

Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204, and its main telephone number is 410-296-3301. Campbell has been registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Trading Advisor since May 1978 and a Commodity Pool Operator since September 1982, and is a member of the National Futures Association ("NFA") in such capacities.

PRINCIPALS

Below is biographical information on the principals of Campbell in alphabetical order.

Richard M. Bell, 46, began his employment with Campbell in May 1990 and serves as a Senior Vice President -- Trading. His duties include managing daily trade execution for the assets under Campbell's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986 Mr. Bell was a stockholder and executive vice-president of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a PHLX seat and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

D. Keith Campbell, 57, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until January 1, 1994 and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then he has applied various technical trading models to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator and is registered as an Associated Person of Campbell.

William C. Clarke, III, 48, joined Campbell in June 1977. He is Executive Vice President -- Research and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.

Bruce L. Cleland, 52, joined Campbell in January 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director of Campbell. Prior to 1994, he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms: president, Institutional Brokerage Corp., a floor broker; president, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; president, F&G Management, Inc., a commodity trading advisor; and president, Hewlett Trading Corporation, a commodity pool operator. Prior to this, Mr. Cleland was employed by Rudolf Wolff Futures Inc., a futures commission merchant, where he served as president until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person of Campbell.

Xiaohua Hu, 35, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992, respectively. During his studies at Toyohashi,

Xiaohua was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

Phil Lindner, 45, serves as Vice President -- Information Technology. He has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell's computer and telecommunications systems. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

James M. Little, 53, joined Campbell in April 1990 and serves as Executive Vice President -- Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989 he was the chief executive officer of James Little & Associates, Inc., a registered introducing broker, commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

Theresa D. Livesey, 36, joined Campbell in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director of Campbell. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was vice president and chief financial officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Livesey is registered as an Associated Person of Campbell.

V. Todd Miller, 37, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object-oriented programming, numerical analysis and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

Albert Nigrin, 38, serves as a Vice President -- Research. He has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

Markus Rutishauser, 38, serves as Vice President -- Trading, and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996.

C. Douglas York, 41, has been employed by Campbell since November 1992. He is a Senior Vice President -- Trading for Campbell. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. Prior to joining Campbell, Mr. York was the Global Foreign

Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is registered as an Associated Person of Campbell.

Principals of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and some principals. The Advisor and its principals reserve the right to trade for their own accounts. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients upon reasonable notice.

TRADING STRATEGY

Trading Systems

Campbell makes trading decisions for all accounts using proprietary technical trading models, which analyze market statistics. Since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. Trading models currently being used may not produce results similar to those produced in the past.

Campbell offers seven trading portfolios:

     (1) The Financial, Metal & Energy Large Portfolio,
     (2) The Financial, Metal & Energy Small Portfolio,
     (3) The Foreign Exchange Portfolio,
     (4) The Global Diversified Large Portfolio,
     (5) The Global Diversified Small Portfolio,
     (6)  The Interest Rates, Stock Indices and Commodities Portfolio, and
     (7)  The Ark Portfolio.

Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.

Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. More or fewer trading models than are currently used may be used in the future. Every trading model may not trade every market. It is possible that one trading model may establish a long position while another trading model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independent of what the other models may be recommending.

Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell believes that this is well compensated for by the decreased volatility of performance which may result.

Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all of the Fund's accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models. Such action may not be beneficial to the results achieved.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

Campbell may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in the Fund's account will range between 20% and 40% of the account's net assets. From time to time, margin commitments may be above or below these ranges.

The number of contracts that Campbell believes can be bought or sold in a particular market without undue adverse price movement may at times be limited because of illiquidity. In such cases a portfolio would be influenced by liquidity factors because its positions in such markets might be substantially smaller than its positions in other markets which offer greater liquidity.

Market Sectors

Distribution of markets traded by volatility weighting (i.e. risk exposure) as of June 30, 1999:

                      FME-SMALL   FME-LARGE
                      ---------   ---------
Currencies........        34%         35%
Interest rates....        32%         32%
Stock indices.....        19%         19%
Precious and
   base metals....         5%          4%
Energy............        11%         10%
        Total.....       100.0%      100.0%

PAST PERFORMANCE OF CAMPBELL & COMPANY, INC.

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio of Campbell for the period April 1983 (inception of trading) through June 30, 1999.

Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through June 30, 1999.

Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

                                   TABLE A-1
                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
        APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH JUNE 30, 1999

                                                                  Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                                     1999       1998       1997         1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------
 January......................................    (4.63)      2.80       3.85         8.80        (4.53)       (4.67)
 February.....................................     1.34      (2.34)      1.63        (5.20)    (1) 4.92        (6.81)
 March........................................     1.61       5.81      (1.75)        4.33         9.75         7.00
 April........................................     5.20      (5.99)     (3.03)        2.57         1.01        (1.77)
 May..........................................    (3.16)      4.21      (3.01)       (2.11)       (1.42)       (2.78)
 June.........................................     4.95       1.51       3.62         1.41        (2.46)        5.24
 July.........................................               (4.02)      8.81        (1.71)       (2.76)       (4.36)
 August.......................................                9.93      (5.94)        3.52         7.12        (3.79)
 September....................................                3.68       4.53         1.92        (5.78)        6.91
 October......................................                5.53       2.32        12.85         1.54         0.36
 November.....................................               (0.91)      0.59        12.11         0.15        (7.02)
 December.....................................                1.12       5.41        (4.12)        7.81        (5.08)

 Annual (or Period) Rate of Return............     5.00%     22.20%     17.30%       37.83%       14.89%      (16.76)%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/94-6/30/99)     13.26%
------------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 -----------------------------------------------------------------------------------------------------------------------
   1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 -----------------------------------------------------------------------------------------------------------------------
   4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%..  33.05%     26.96%    (10.34)%
                                                                                                               9 Months
 -----------------------------------------------------------------------------------------------------------------------

          Compound Average Annual Rate of Return (4/83-6/30/99)     15.97%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983(1)
 Number of Open Accounts as of June 30, 1999:                     41
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,558,552,870      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,594,251,614      (6/99)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  129,333,518      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  140,755,938      (6/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
        APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH JUNE 30, 1999

                                                                   Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------------------------------------
                                                      1999       1998       1997         1996         1995         1994
-------------------------------------------------------------------------------------------------------------------------------
 January.......................................    (4.83)      3.25       5.26         5.46        (4.53)       (4.67)
 February......................................     1.45      (2.38)      2.26        (5.63)        5.85        (6.81)
 March.........................................     0.87       4.95      (2.08)        5.62         9.58         7.00
 April.........................................     5.60      (5.88)     (3.84)        3.49         2.08        (1.77)
 May...........................................    (3.25)      4.34      (1.84)       (1.71)        0.88        (2.78)
 June..........................................     4.63       2.04       2.23         1.29        (0.90)        5.24
 July..........................................               (3.68)      9.27         0.01        (4.05)       (4.36)
 August........................................                9.23      (5.14)        1.78         5.83        (3.79)
 September.....................................                2.97       4.23         2.47        (3.47)        6.91
 October.......................................                4.41       2.39        12.06         1.20         0.36
 November......................................               (0.50)      0.57        12.22        (0.24)       (7.02)
 December......................................                0.64       4.95        (4.29)        6.82        (5.08)

 Annual (or Period) Rate of Return.............     4.11%     20.07%     18.75%       35.96%       19.46%      (16.76)%
-------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/94-6/30/99)     13.50%
-------------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 -----------------------------------------------------------------------------------------------------------------------
   1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 -----------------------------------------------------------------------------------------------------------------------
   4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%    33.05%     26.96%    (10.34)%
                                                                                                               9 Months
 -----------------------------------------------------------------------------------------------------------------------

          Compound Average Annual Rate of Return (4/83-6/30/99)     16.05%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983
 Number of Open Accounts as of June 30, 1999:                      7
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,558,552,870      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,594,251,614      (6/99)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $1,286,812,295      (6/99)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $1,301,665,874      (6/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
               FOR THE PERIOD JANUARY 1993 THROUGH JUNE 30, 1999

                       INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                        LARGEST
                          OF           OF           IN PROGRAM             IN PROGRAM          LARGEST         PEAK-TO-
                        TRADING       OPEN          JUNE 1999              JUNE 1999           MONTHLY          VALLEY
   NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN        DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio       Jan-72          1          $103,392,163           $103,392,163         8.45%  (2/94 26.05%  (7/93-2/94)
 Global Diversified
 Small Portfolio       Jun-97          8          $15,359,025            $16,434,025          5.92%  (4/98  5.92%  (4/98-4/98
 Foreign Exchange
 Portfolio             Nov-90          4           $8,600,229            $16,600,229         11.66% (11/94) 44.73%  (7/93-1/95)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio             Feb-96          1          $12,383,002            $12,383,002          6.73% (12/96  9.94% (12/96-4/97
 The Ark Portfolio     Sep-96          14          $2,676,638             $3,020,383         11.86% (7/98)  11.86% (7/98-7/98
 Diversified
 Portfolio             Jan-72      N/A-Closed      N/A-Closed             N/A-Closed         10.44% (2/94) 32.10% (7/93-2/94*)
 Global Financial
 Portfolio             Dec-93      N/A-Closed      N/A-Closed             N/A-Closed          5.24%  (2/94 19.20% (12/93-1/95*)


                                             PERCENTAGE RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
   NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
 Global Diversified
 Large Portfolio            2.67       12.47       14.95       26.78        6.52        9.61
                       (6 Months)
 Global Diversified
 Small Portfolio            1.18       17.50       13.85          --          --          --
                       (6 Months)              (7 Months)
 Foreign Exchange
 Portfolio                  2.46        4.25       18.19       43.04       26.36      (21.19)
                       (6 Months)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio                  3.95       27.08       20.52       25.73          --          --
                       (6 Months)                         (11 Months)
 The Ark Portfolio         23.76        2.48       20.49       19.94          --          --
                       (6 Months)                          (4 Months)
 Diversified
 Portfolio                    --          --          --          --       (4.21)       8.52
                                                                        (1 Month)
 Global Financial
 Portfolio                    --          --          --          --        9.30      (13.16)
                                                                       (3 Months)

Aggregate assets in all Campbell programs was approximately $1.6 billion as of June 30, 1999.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    CAMPBELL

                        NOTES TO TABLES A-1, A-2 AND A-3

For the Global Diversified Small Portfolio, the Diversified Portfolio, the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolio, Campbell has adopted the "Fully Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the CFTC. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for the use of the Fully Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods presented.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

(c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client. In the case where a trading program is in a current draw-down or was in a draw-down when it closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one
(1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.

Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing). Such accounts were not charged with material nonrecurring costs during the month.

Monthly ROR for the Global Diversified Small Portfolio, Diversified Portfolio, Ark Portfolio, Foreign Exchange Portfolio and Financial, Metal and Energy Small Portfolio is calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions to or withdrawals from the accounts that are in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return calculated pursuant to the Fully Funded Subset method.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   TABLE B-1
                            CAMPBELL & COMPANY INC.
                             PRO FORMA PERFORMANCE
                   FINANCIAL, METAL & ENERGY SMALL PORTFOLIO
                     JANUARY 1, 1994 THROUGH JUNE 30, 1999

                                                              Percentage Monthly Rate of Return
                                        -----------------------------------------------------------------------------
                                           1999         1998         1997         1996         1995          1994
---------------------------------------------------------------------------------------------------------------------
 January..............................     (4.84)         2.46         3.58         9.24     (1)(4.66)       (5.17)
 February.............................      1.24         (2.99)        1.09        (5.61)        4.54        (7.19)
 March................................      1.40          5.78        (1.72)        4.32         9.35         6.53
 April................................      5.05         (5.46)       (2.88)        2.39         0.73        (2.43)
 May..................................     (3.80)         3.96        (3.20)       (2.72)       (1.67)       (3.23)
 June.................................      5.47          1.31         3.25         1.14        (2.51)        4.79
 July.................................            -      (3.99)        8.12        (1.94)       (3.15)       (4.86)
 August...............................            -       9.10        (6.06)        3.04         6.96        (3.92)
 September............................            -       3.26         4.05         1.97        (6.03)        6.36
 October..............................            -       4.82         1.69        12.57         1.12        (0.16)
 November.............................            -      (1.15)        0.21        11.10        (0.34)       (7.40)
 December.............................            -       1.04         4.81        (3.86)        7.23        (5.63)

 Annual (or Period) Rate of Return....      4.12%        18.55%       12.75%       34.24%       10.70%      (21.31)%
-------------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (1/94-6/30/99)         9.26%
-------------------------------------------------------------------------------------------------------------------------------

  Largest Monthly Draw-Down:                            7.40%    (11/94)
  Largest Peak-to-Valley Draw-Down:                    24.98%  (1/94-1/95)

(1) The FME Small Portfolio began in February 1995 when accounts smaller than $10 million in size were transferred from the FME Large Portfolio to the FME Small Portfolio. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

--------------------

Notes appear at pages 69-70

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

RABAR MARKET RESEARCH, INC.

BACKGROUND

Rabar Market Research, Inc. ("Rabar") is an Illinois corporation and is a registered commodity trading advisor and commodity pool operator. It is a member of the National Futures Association. Rabar's address and telephone number are 10 Bank Street, Suite 830, White Plains, NY 10606-1933 and (914) 682-8363.

Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

Rabar is the commodity pool operator and the trading advisor to Rabar Futures Fund, L.P., a private commodity pool. Rabar also is the trading advisor to Rabar International Futures Fund, Ltd., a Cayman Islands corporation open to non-U.S. investors.

Neither Rabar nor Mr. Jeffrey Izenman, one of Rabar's principals, trades for their own accounts, although they may do so in the future. Records of such trading will not be open to client inspection.

Rabar and/or Mr. Rabar currently invest, and they, along with Mr. Izenman may in the future invest, in commodity pools that are advised by Rabar. Records of the trading of such pools will not be open to client inspection.

PRINCIPALS

Paul Rabar, the president of Rabar, first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 he was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to participate in Mr. Dennis' commodity futures trading program. Mr. Rabar participated in that program in 1985 and 1986 managing an account for Mr. Dennis, and in 1987 and 1988 managing an account for another speculative trader of futures and options. Mr. Rabar managed his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work -- primarily in science and mathematics -- at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

Mr. Rabar currently trades a personal account. Such trading occurs only in markets that are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar's personal trading will not be open to client inspection.

Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. Prior to that, from September 1994 through October 1998, he was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations, and various administrative and operational aspects of the firm. From January 1995 through December 1998, Mr. Izenman also was a member of the Board of Directors of the Managed Funds Association and was a member of the Association's executive committee for three years from 1996 through 1998. Mr. Izenman is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October 1988 through August 1994, and an associate with the firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.

Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had the authority to direct client accounts. Accordingly, no performance record is shown for Mr. Izenman. Mr. Izenman does not currently trade a personal account.

THE TRADING PROGRAMS

Markets Traded

Rabar's objective is to achieve appreciation of its clients' assets through speculative trading of "commodity interests," including but not limited to domestic and foreign futures contracts and options on futures contracts, forward and spot contracts, and cash commodities. Currently, Rabar primarily trades futures contracts for its clients. The specific commodity interests to be traded will be selected from time to time by Rabar on the bases discussed below. Examples of futures contracts now traded by Rabar include, but are not necessarily limited to, futures contracts on currencies, U.S. and non-U.S. financial instruments, precious and base metals, U.S. and non-U.S. stock indices, energy products, grains, and soft commodities. Rabar may also engage in transactions in physical commodities, including exchange for physical transactions. Finally, Rabar may engage in the trading of forward or spot contracts in foreign currencies for certain selected accounts.

Based on Rabar's current portfolio, the proportion of the total risk exposure represented by each market and sector is approximately:

INTEREST RATES...........           33.2%
US.......................   7.4%
Non-US...................  25.8%
CURRENCIES...............           20.2%
Major currencies.........  11.1%
Minor currencies.........   5.3%
Cross rates..............   3.8%
STOCK MARKET INDICES.....           13.1%
US.......................   6.5%
Non-US...................   6.6%
AGRICULTURAL PRODUCTS....           12.5%
Grains/oilseeds..........   8.4%
Softs....................   3.2%
Livestock................    .9%
ENERGY COMPLEX...........           11.9%
Crude oil................   4.2%
Energy products..........   7.7%
METALS...................            9.1%
Base metals..............   4.7%
Precious metals..........   4.4%

Rabar's trading approach does not differ by market sector or commodity contract within the Program. Rabar attempts to spread risk across contracts and market sectors. Changes in the weighting of a contract or market sector are made infrequently, perhaps less than once per year per market. The weighting may change typically under one of the following circumstances:

  I. There is a change in the correlations between long-term price movements of various markets.

  II.       A market is added or deleted from the portfolio.


  III. A market presents, in Rabar's opinion, an exceptionally favorable or unfavorable opportunity at a given time.

Description of the Trading Program

Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature. They are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of indicators such as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.

Rabar's risk management techniques include diversification. For example, Rabar commits equity to many markets and to a number of trading strategies. Also, the trading program adheres to systematic requirements that determine and limit the equity committed to each trade, each market, each complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. For these and other reasons described below, no investor should expect the same performance as that of any other account traded by Rabar or its principals.

The trading program emphasizes ongoing research and analysis of market behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in commodities. It is likely that similar revisions will be made in the future. As a result of such modifications, the future trading methods that may be used by Rabar might differ from those presently being used.

Rabar's methods are proprietary and confidential. The foregoing description is general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodity interests or not to make certain trades may result at times in missing price moves and profits of great magnitude, which other trading managers who are willing to trade these commodity interests may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

PAST PERFORMANCE OF RABAR MARKET RESEARCH, INC.

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Diversified Program for the period January 1989 (inception of client trading) through June 30, 1999.

                                   TABLE A-1
                          RABAR MARKET RESEARCH, INC.
                              DIVERSIFIED PROGRAM
        JANUARY 1989 (INCEPTION OF CLIENT TRADING) THROUGH JUNE 30, 1999

                                                                    Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                                          1999       1998       1997       1996       1995       1994
------------------------------------------------------------------------------------------------------------------------------
 January...........................................    (2.03)      2.23       5.48      (0.07)     (9.67)    (10.78)
 February..........................................     3.75       1.51       5.13      (9.55)     14.28      (6.21)
 March.............................................    (4.40)      0.00      (0.66)     (1.51)     15.61      19.66
 April.............................................     3.24      (6.49)     (6.38)      3.27       6.04       2.43
 May...............................................    (7.03)      4.29      (2.07)     (3.50)      9.04      11.72
 June..............................................     0.00       2.17      (0.08)      1.56      (2.55)     18.36
 July..............................................                1.17      14.83      (2.11)     (9.37)     (4.65)
 August............................................               20.95      (7.78)     (1.33)     (8.57)     (4.55)
 September.........................................                6.25       3.01       3.78      (9.24)      3.33
 October...........................................               (4.14)     (3.34)     10.90      (4.47)     (4.42)
 November..........................................               (3.85)      0.51       5.95       2.53      11.13
 December..........................................                1.59       4.28      (5.30)     14.35      (1.36)
 Annual (or Period) Rate of Return.................    (6.73)%    25.87%     11.53%      0.49%     13.27%     33.63%
------------------------------------------------------------------------------------------------------------------------------

         Compound Average Annual Rate of Return (1/94-6/30/99)     13.34%

--------------------------------------------------------------------------------

          SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
------------------------------------------------------------------------------------
      1993             1992             1991             1990             1989
------------------------------------------------------------------------------------
     49.55%          (4.43)%          (5.72)%          122.50%           10.01%
------------------------------------------------------------------------------------

                                          Compound Average Annual Rate of Return
                               (1/89-6/30/99)     19.63%
--------------------------------------------------------------------------------

 Inception of Client Trading by CTA:                      January 1989
 Inception of Client Trading in Program:                  January 1989
 Number of Open Accounts as of June 30, 1999:                       21
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                            $194,294,748       (6/99)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                            $216,561,412       (6/99)
 Aggregate Assets (Excluding "Notional" Equity) in
 Program:                                                 $194,294,748       (6/99)
 Aggregate Assets (Including "Notional" Equity) in
 Program:                                                 $216,561,412       (6/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                        10.78%       (1/94)
  Inception of Trading Program to Date                          13.81%      (10/89)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                        29.99%    (6/95-10/95)
  Inception of Trading Program to Date                          29.99%    (6/95-10/95)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           RABAR MARKET RESEARCH, INC.

                               NOTES TO TABLE A-1

In the preceding performance summary, Rabar has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Rabar has performed these computations for periods subsequent to December 31, 1993. However, for periods prior to January 1, 1994, due to cost considerations, the Fully-Funded Subset Method has not been used. Instead, the rates of return are reported using the compounded rate of return method as described in note (d). Rabar believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method and that the rates of return presented in the performance records are representative of the trading program for the periods presented.

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Monthly rate of return ("Monthly ROR") for each month subsequent to December 31, 1993 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method.

Monthly ROR for the period prior to January 1, 1994 is calculated using the compounded rate of return method. The compounded rate of return method is computed by dividing net performance for an "accounting period" by beginning equity for the same "accounting period". An "accounting period" represents a full month if there has not been any additions or withdrawals within the month or a portion of a month for each day an addition or withdrawal has occurred within the month. Monthly ROR is then calculated by applying successively, that is, compounding the rate of return for each accounting period with a month.

ADDITIONAL FOOTNOTES FOR SUPPLEMENTAL PERFORMANCE INFORMATION

From January 1, 1985 through May 20, 1988, Mr. Rabar managed accounts for two investors who were themselves professionally involved in futures trading and were affiliated with the futures commission merchant that carried the commodity trading accounts. In addition, from May 20, 1988 until January 1, 1989, Mr. Rabar traded his personal account. These accounts were deemed "proprietary" by the CFTC and have not been included in the Supplemental Performance Information.

                                   TABLE B-1
                          RABAR MARKET RESEARCH, INC.
                             PRO FORMA PERFORMANCE
                          DIVERSIFIED TRADING PROGRAM
                     JANUARY 1, 1994 THROUGH JUNE 30, 1999

                                                                 Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                   1999         1998         1997         1996         1995         1994
---------------------------------------------------------------------------------------------------------------------------------
 January..................................     (1.97)         1.92         5.06       (0.15)       (10.12)      (10.43)
 February.................................      3.70          1.31         4.35       (9.65)        14.34        (5.78)
 March....................................     (4.19)         0.07        (0.57)      (1.61)        15.74        19.75
 April....................................      3.25         (5.95)       (5.71)       3.30          6.12         2.52
 May......................................     (7.26)         4.14        (2.25)      (3.57)         9.03        11.51
 June.....................................      0.01          1.87        (0.10)       1.43         (2.52)       18.13
 July.....................................            -       1.00        13.25       (2.22)        (7.67)       (3.88)
 August...................................            -      18.83        (6.92)      (1.36)        (6.92)       (3.58)
 September................................            -       6.00         2.60        3.62         (7.42)        2.91
 October..................................            -      (3.70)       (2.95)      10.80         (4.69)       (3.30)
 November.................................            -      (3.24)        0.41        5.56          2.52         9.02
 December.................................            -       1.39         3.77       (4.87)        12.00        (0.97)
 Annual (or Period) Rate of Return........     (6.73)%       23.91%        9.77%      (0.27)%       16.81%       35.89%
---------------------------------------------------------------------------------------------------------------------------------

                                                 Compound Average Annual Rate of
Return (1/1/94-6/30/99)                                                   13.52%
--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                     10.43%       (1/94)
 Largest Peak-to-Valley Draw-Down:                              26.58%    (6/95-8/96)

--------------------
Notes appear at pages 69-70

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                      NOTES TO TABLES B-1 FOR ALL ADVISORS

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor's composite performance record for the program or portfolio that will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management, incentive fees and other expenses that they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each of the Tables B based upon an assumed average partnership size of $50 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the Pro Forma Tables do not reflect on a cumulative basis the effect of the difference between the Fees to be charged to and interest earned by the Fund and the Fees and Commissions charged to and interest earned by the accounts in the Actual Performance Tables.

     1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by .45% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees.

     2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% for all advisors, except for Bridgewater, whose monthly management fee is 1/12 of 1.25%.

     3. Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two ("average equity"), and multiplying the result by 1/12 of .60%. In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

     4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial and continuous offering), and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. For purposes of calculating the pro forma incentive fees, an assumption was made that the payments of such fees, if any, were made at the end of each calendar year.

     5. Pro forma interest income has been calculated by: (a) taking the Average Equity Amount, (b) multiplying by 80% and (c) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the interest income reflected in the advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

     6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

     7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one
          (1) is subtracted. The compound average annual rate of return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

     8. "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     9. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     10. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated.

MANAGEMENT AGREEMENTS

General

The management agreement with each advisor provides that the advisor has sole discretion in determining the investment of the assets allocated to it subject to the Fund's trading policies. Each agreement continues in effect until June 30 and is renewable by the general partner for additional one-year periods upon 30 days' prior notice to the advisor.

Termination

Each agreement can be terminated by the general partner on 30 days' written notice to the advisor if:

          (1) the net asset value per unit declines to $400 or less as of the close of business on any day,
          (2) the net assets allocated to an advisor (adjusted for redemptions, reallocations and withdrawals) decline by 50% or more as of the end of a trading day from its previous highest value,
          (3) a majority of the outstanding units vote to terminate the agreement,
          (4)  the advisor fails to comply with the terms of the agreement,
          (5) the general partner, acting in good faith, reasonably determines that the performance of the advisor requires termination of the agreement, or
          (6) the general partner reasonably believes that the aggregation of the Fund's positions with those of the advisor's other accounts for speculative position limits will substantially adversely affect the Fund's commodity trading.

The advisor may terminate the agreement upon 30 days' notice to the general partner if:

          (1) the Fund's trading policies are changed in a way that the advisor reasonably believes will adversely affect the performance of its trading strategies,
          (2)  any time after June 30, 2000, or
          (3) the general partner or Fund fails to comply with the terms of the agreement.

The advisor may immediately terminate the agreement if the general partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

The general partner may immediately terminate the agreement of an advisor if:

          (1) its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the advisor,
          (2) the advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or
          (3) the advisor's registration with the CFTC or membership in NFA is suspended or terminated.

Other Clients and Accounts of the Advisor

Under each management agreement, the advisor and its principals may advise other clients and accounts and may use the same trading strategies utilized for the Fund. The advisor, however, agrees that these services will not affect its capacity to render services to the Fund contemplated by the management agreement. Further, if the advisor is required to modify orders to comply with speculative position limits, the advisor will not modify orders in a manner that will substantially disproportionately affect the Fund as compared to its other accounts. In addition, the advisor will not knowingly or deliberately use trading strategies for the Fund that are inferior to those used for any other client or account. The advisor will not favor any other account over the Fund in any way, although the performance of the advisor's other accounts may differ from the Fund's performance due to differences, including program selected, the proportion of funds used as margin in the markets, brokerage commissions, management and incentive fees, and changes in the advisor's trading methodology.

Indemnification

The Fund and the general partner will indemnify each advisor for any loss suffered by the advisor in connection with the management of the Fund's assets, if the advisor, in good faith, determined that such course of conduct was in the best interests of the Fund and the advisor's conduct did not involve negligence, intentional misconduct, or a breach of fiduciary duty. Indemnification will generally require an independent legal opinion regarding the advisor's standard of conduct.

THE COMMODITY BROKER

Salomon Smith Barney Inc., a New York corporation, acts as the Fund's selling agent and commodity broker. Its principal office is located at 390 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. Salomon Smith Barney is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. Salomon Smith Barney has approximately 500 domestic and international offices and over 11,000 financial consultants.

All of the Fund's trades will be cleared through Salomon Smith Barney. Salomon Smith Barney provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

BROKERAGE AGREEMENT

The Fund will enter into a commodity brokerage agreement with Salomon Smith Barney providing that:

     - Salomon Smith Barney is authorized to purchase and sell futures and other contracts for the Fund's account in accordance with the instructions of the advisors;

     - Salomon Smith Barney will provide bookkeeping and clerical assistance to the Fund and the general partner;

     - Salomon Smith Barney will pay monthly interest on 80% of the average daily equity maintained in cash in the Fund's trading accounts during each month at a 30-day

          Treasury bill rate determined weekly by Salomon Smith Barney;

     -    the Fund will promptly pay all margin requirements and trading losses;

     -    either party may terminate the agreement upon notice; and

     - the Fund will indemnify Salomon Smith Barney for losses incurred in connection with the Fund's account provided that Salomon Smith Barney acted in good faith and in the best interests of the Fund and unless Salomon Smith Barney's actions constituted negligence, misconduct or breach of fiduciary duty.

Other brokers selected by the advisors may be used to execute some orders and then "give-up" the trades to the commodity broker for clearing. In addition, Salomon Smith Barney may select other brokers, dealers or banks to execute forward contracts, swap contracts and foreign futures contracts.

Salomon Smith Barney pays a portion of its brokerage fee to its financial consultants, who provide ongoing services to investors including:

     - answering questions regarding daily net asset value, monthly statements, annual reports and tax information;

     - advising investors as to whether and when to redeem units or purchase additional units; and

     -    providing general servicing of accounts.

LITIGATION

There have been no administrative, civil or criminal actions pending, on appeal or concluded against Salomon Smith Barney or any of its individual principals within the past five years that are material to a decision whether to invest in the Fund, except as follows.

In September 1992, Harris Trust and Savings Bank (as trustee for Ameritech Pension Trust ("APT")), Ameritech Corporation, and an officer of Ameritech filed suit against Salomon Brothers Inc. ("SBI") and Salomon Brothers Realty Corporation ("SBRC") in the U.S. District Court for the Northern District of Illinois (Harris Trust Savings Bank, not individually but solely as trustee for the Ameritech Pension Trust, Ameritech Corporation and John A. Edwardson v. Salomon Brothers Inc. and Salomon Brothers Realty Corp.). The second amended complaint alleges that three purchases by APT from defendants of participation interests in net cash flow or resale proceeds of three portfolios of motels owned by Motels of America, Inc. ("MOA"), as well as a fourth purchase by APT of a similar participation interest with respect to a portfolio of motels owned by Best Inns, Inc. ("Best"), violated the Employee Retirement Income Security Act ("ERISA"), and that the purchase of the participation interests for the third MOA portfolio and for the Best portfolio violated the Racketeer Influenced and Corrupt Organization Act ("RICO") and state law. SBI had acquired the participation interests in transactions in which it purchased as principal mortgage notes issued by MOA and Best to finance purchases of motel portfolios; 95% of three such interests and 100% of one such interest were sold to APT for purchase prices aggregating approximately $20.9 million. Plaintiffs' second amended complaint seeks (1) a judgment on the ERISA claims for the purchase prices of the four participation interests (approximately $20.9 million), for rescission and for disgorgement of profits, as well as other relief, and (2) a judgment on the claims brought under RICO and state law in the amount of $12.3 million, with damages trebled to $37 million on the RICO claims and punitive damages in excess of $37 million on certain of the state law claims as well as other relief. SBI and SBRC answered the second amended complaint in part, moved to dismiss in part and asserted counterclaims against plaintiff Ameritech Corp. In August 1993 the Court (1) dismissed the RICO claims as well as plaintiffs' claims for breach of contract and unjust enrichment; (2) denied SBI's motion to dismiss one of the ERISA claims (which alleges that SBI participated in a fiduciary's breach); and (3) denied Ameritech's motion to dismiss SBI's counterclaims.

In June 1996, the Court (1) granted in part defendants' motion for summary judgment on the ERISA claims, dismissing Counts I and III of the second amended complaint and any claims contained in Count II that are premised on an alleged breach of fiduciary duty; (2) otherwise denied defendants' motion for summary judgment as it related to the remaining portions of the claims in Count II; (3) denied plaintiffs' motion for partial summary judgment with respect to Count II; and (4) granted plaintiffs' motion for summary judgment dismissing defendants' counterclaims against Ameritech for contribution. In September 1997, the Court granted defendants' alternative motion for summary judgment on plaintiffs' remaining state law claims, dismissing Counts VIII-X of the second amended complaint. In January 1998, the Court certified for interlocutory appeal that portion of its June 1996 order denying defendants' motion for summary judgment on Count III. Also in January 1998, defendants filed, in the U.S. Court of Appeals for the Seventh Circuit, a petition for permission to appeal, and that petition remains pending. The petition was granted and oral argument of the appeal was held on November 30, 1998, and a decision was rendered in July 1999 reversing the denial of the summary judgment.

Both the Department of Labor and the Internal Revenue Service have advised SBI that they were or are reviewing the transactions in which APT acquired such participation interests. With respect to the Internal Revenue Service review, Salomon Smith Barney Holdings Inc. ("SSBHI"), SBI and SBRC have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989. In August 1996, the IRS sent SSBHI, SBI and SBRC what appeared to be draft "30-day letters" with respect to the transactions and SSBHI, SBI and SBRC were given an opportunity to comment on whether the IRS should issue 30-day letters, which would actually commence the assessment process. In October 1996, SSBHI, SBI and SBRC submitted a memorandum setting forth reasons why the IRS should not issue 30-day letters with respect to the transactions.

In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including Salomon Smith Barney, in the U.S. Bankruptcy Court for the Central District of California. Plaintiff alleged, among other things, that the defendants recommended and sold to plaintiff unsuitable securities. The case (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) has been subject to a stay by agreement of the parties. In August 1998, the stay was lifted.

In the course of its business, Salomon Smith Barney, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings that the general partner believes do not have a material effect on the business of Salomon Smith Barney.

USE OF PROCEEDS

COMMODITY TRADING ACCOUNTS

The proceeds of the offering will be deposited in the Fund's commodity trading accounts at Salomon Smith Barney and will be used for trading in commodity interests consistent with the advisors' strategies and the Fund's trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and segregated as customer funds, except assets committed as margin on some non-U.S. futures and options transactions. These assets will be maintained in separate secured amount accounts at U.S. banks not affiliated with the general partner. Approximately 80-95% of the Fund's assets will be segregated as customer funds. The Fund's assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency.

The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling. The Fund estimates that its margin requirements will generally equal between 20% and 40% of net assets.

INTEREST INCOME

Salomon Smith Barney will pay monthly interest to the Fund on 80% of the average daily equity maintained in cash in its account during each month, that is, the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney. This rate will be based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the closest maturity date) from the date on which such weekly rate is determined. Such interest will be paid from Salomon Smith Barney's own funds. The interest paid by Salomon Smith Barney to the Fund will be credited to the Fund's accounts at Salomon Smith Barney monthly and will be available for trading purposes.

INVESTING IN THE FUND

THE OFFERING

The Fund offers the units to the public through its selling agent, Salomon Smith Barney. This is a best efforts offering. The selling agent is not required to sell any specific number of units. No selling commissions are charged.

Salomon Smith Barney will pay a portion of its brokerage fees to its financial consultants who sell units if they are registered with the CFTC and have passed either the Series 3 or 31 Commodities Examination or have been "grandfathered" as an associated person. The total compensation paid to Salomon Smith Barney and its employees in connection with the distribution of units will not exceed 10% of the proceeds of the offering.

The Fund will accept subscriptions throughout the initial and continuous offering period, which can be terminated by Smith Barney Futures Management at any time. The initial offering period begins on the date of this prospectus and ends 90 days later, unless the general partner ends the period earlier or extends it on up to an additional 60 days. Units will be sold for $1,000 each during the initial offering period. During the continuous offering, you must submit your subscription at least five days prior to the end of a quarter. You will become a limited partner on the first day of the quarter after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units and partial units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering. Final quarter-end net asset value per unit will be determined approximately 10 business days after the quarter-end.

WHO MAY INVEST

You must represent and warrant in the Subscription Agreement that appears on the last page of this document that you have:

     (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

     (2) a net worth, similarly calculated, of at least $45,000 and an annual income of $45,000. Certain states have higher financial requirements which are listed in Exhibit C.

By executing and returning the Subscription Agreement, you represent and warrant that you:

     (1)  have received a copy of the prospectus as supplemented;

     (2) meet all applicable financial standards as listed in the prospectus as supplemented;

     (3) consent to the execution and delivery of a brokerage agreement between Salomon Smith Barney and the Fund and to the payment of fees to Salomon Smith Barney as described in the prospectus; and

     (4) if you are not a citizen or resident of the United States for federal income tax purposes, are not a dealer in commodities and you agree to pay or reimburse the general partner or Salomon Smith Barney for any taxes imposed as a result of your status as a limited partner.

All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund's structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and Salomon Smith Barney to comply with certain requirements under the Commodity Exchange Act and various state securities laws.

BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

HOW TO INVEST

In order to purchase units, you must complete and sign a copy of the Subscription Agreement on the last page of this document and deliver and/or mail the Subscription Agreement to any branch office of Salomon Smith Barney. You must have a Salomon Smith Barney customer securities account to subscribe for units.

You may pay for subscriptions by authorizing your financial consultant to debit your Salomon Smith Barney account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). You must have your subscription payment in your account on the specified settlement date. Your account will be debited on the settlement date which will occur not later than five business days following notification of subscription acceptance. This notification will occur within a reasonable time.

ESCROW ARRANGEMENTS

The Fund's escrow account is maintained at European American Bank, New York, New York, account number 002-069011. Subscriptions will be held in escrow until the initial offering period ends. The general partner must receive and accept subscriptions for at least 15,000 units by the end of the initial offering period to break escrow and begin trading. Otherwise, the full amount of all subscriptions will be promptly returned to subscribers within four business days. After trading commences, subscription funds will be held in escrow until the first day of the quarter beginning at least 6 days after receipt of the subscription.

If the general partner determines not to offer units during a particular quarter in the continuous offering, subscriptions will remain in escrow until the beginning of the next quarter. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period. The general partner may permit purchases more frequently than quarterly on the advice of counsel that applicable regulations would permit more frequent sales.

The general partner may at any time select a different escrow agent, who will not be affiliated with the general partner or Salomon Smith Barney. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct United States government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

REJECTION OR REVOCATION OF SUBSCRIPTIONS

The general partner may reject any subscription for any reason within four days of receipt. During the initial offering period, you may revoke your subscription for five business days after the date of the subscription. During the continuous offering, you may revoke your subscription if the general partner determines not to offer units at the end of a quarter.

ERISA CONSIDERATIONS

GENERAL

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in
Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans," and fiduciaries with investment discretion are referred to below as "Plan Fiduciaries". Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and IRAs.

SPECIAL INVESTMENT CONSIDERATION

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of a limited partnership will not be plan assets of a Plan that purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

     1) "freely transferable" (determined based on the applicable facts and circumstances);

     2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

     3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The general partner believes that the conditions described above will be satisfied with respect to the units. Therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Fund should not be considered to constitute plan assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

In general, units may not be purchased with the assets of a Plan if the general partner, the commodity broker, the advisors or any of their affiliates or employees either:

     1) exercise any discretionary authority or discretionary control respecting management of the Plan;

     2) exercise any authority or control respecting management or disposition of the assets of the Plan;

     3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

     4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

     5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

     (1)  Neither Salomon Smith Barney nor any of its employees or affiliates
          (a) manages any part of the Plan's investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Salomon Smith Barney or any of its employees or affiliates regularly provides the Plan Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan's investment decisions.

     (2) A relationship described in (1) above applies to only a portion of the Plan's assets, and the Plan Fiduciary will invest in the Fund only from the portion of the Plan's as to which no such relationship exists.

VIOLATIONS OF THE RULES UNDER ERISA AND/OR SECTION 4975 OF THE CODE BY FIDUCIARIES CAN RESULT IN VARIOUS TYPES OF LIABILITIES, INCLUDING CIVIL PENALTIES AND EXCISE TAXES. BECAUSE OF THE COMPLEXITY OF THESE RULES, PLAN FIDUCIARIES ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO CAUSING A PLAN TO INVEST IN THE FUND.

HOW TO REDEEM UNITS

Beginning three months after you purchase your units, you may request any or all of your units be redeemed by the Fund at the net asset value of a unit as of the end of any month. You must give the general partner ten (10) business days' oral or written notice of your request to redeem. Contact your Salomon Smith Barney financial consultant to transmit your request to the general partner.

No fee is charged for redemptions.

The general partner reserves the right to permit the redemption of units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Fund taking into account potential tax consequences to limited partners.

All timely requests for redemption will be honored except:

     (1)  The Fund will not redeem units if it has insufficient assets.

     (2) The general partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner.

     (3) No partial redemptions are permitted if a limited partner would own fewer than three units after redemption.

Because net asset value fluctuates daily, you will not know the net asset value of the units to be redeemed at the time you submit a notice of redemption. Payment for redeemed units will be made within 10 business days following the redemption date by crediting your Salomon Smith Barney account. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce net asset value per unit.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Willkie Farr & Gallagher and summarizes the material federal income tax consequences to United States taxpayers who invest in the Fund.

THE FUND'S PARTNERSHIP TAX STATUS

Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a "publicly traded partnership."

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

Each limited partner must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally allocates the Fund's gains and losses equally to each unit. However, the Fund allocates gains and losses to a limited partner who redeems his units so the limited partner's tax account for the redeemed units will equal the amount received for the units.

FUND LOSSES BY LIMITED PARTNERS

A limited partner may deduct Fund losses only to the extent of his tax basis in his units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of the Fund's income and gains. A limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations), however, can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income. A limited partner, however, cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units is zero. A limited partner cannot recognize a loss until his entire interest in the Fund is redeemed.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions when the amount paid or received is in a foreign currency. The Fund expects to make a tax election that will cause gain and loss from these Non-Section 1256 Contracts generally to be short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES

Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income and other ordinary income.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

LIMITED DEDUCTIONS FOR CERTAIN EXPENSES

The general partner does not consider the brokerage fee and the performance fees, as well as other ordinary expenses of the Fund, investment advisory expenses or other expenses of producing income. Accordingly, the general partner treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

INTEREST INCOME

Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year.

SYNDICATION FEES

Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fee paid by the Fund to Salomon Smith Barney or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

BROKER REPORTING AND BACKUP WITHHOLDING

The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to 31% backup withholding.

EXEMPT ORGANIZATIONS

Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

THE LIMITED PARTNERSHIP AGREEMENT

The Fund's Limited Partnership Agreement appears as Exhibit A. The key features of the agreement that are not described elsewhere are outlined below.

ORGANIZATION AND LIMITED LIABILITY

The Fund was formed on August 25, 1999 under the New York Revised Limited Partnership Act ("New York Act"). In general, a limited partner's liability under the New York Act is limited to the amount of his capital contribution and his share of any assets and undistributed profits. Under the New York Act, a limited partner who knowingly received a prohibited distribution is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution.

MANAGEMENT OF PARTNERSHIP AFFAIRS

The limited partnership agreement gives Smith Barney Futures Management, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners.

SHARING OF PROFITS AND LOSSES

Partnership Accounting

Each limited partner and the general partner will have a capital account. Initially, each partner's balance will be the amount of his capital contribution. Any partner's balance will be proportionately adjusted monthly to reflect his portion of the Fund's gain or loss.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in proportion to his capital account. Each limited partner will be responsible for his share of the taxes.

Gains and Losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner's share of taxable gain for the year may exceed his economic gain.

Each limited partner's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Fund's liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

ADDITIONAL PARTNERS

The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund's then current net asset value per unit (plus selling commissions, if any).

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

A limited partner may transfer or assign his units upon notice to the general partner. The assignment will be effective at the beginning of the next month after the general partner receives this notice. An assignee may not become a limited partner without the consent of the general partner. The general partner will not consent if it determines that the admission of the assignee to the Fund would endanger the Fund's tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will share the profits and capital of the Fund, but will not be entitled to vote, to an accounting of Fund transactions, to receive tax information, or to inspect the books and records of the Fund. An assigning limited partner will remain liable to the Fund for any amounts for which he may be liable.

DISSOLUTION AND TERMINATION OF THE FUND

The Fund will be terminated and dissolved upon the first to occur of:

     1)   December 31, 2019;

     2) limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

     3) Smith Barney Futures Management ceases to be general partner (by assignment of its interest, withdrawal, removal, bankruptcy or other event) and no new general partner is appointed;

     4)   the continued existence of the Fund becomes unlawful; or

     5) net asset value per unit falls below $400 as of the end of any trading day.

REMOVAL OR ADMISSION OF GENERAL PARTNER

The general partner may be removed and successor general partners may be admitted by the vote of a majority of outstanding units.

AMENDMENTS AND MEETINGS

The limited partnership agreement may be amended if Smith Barney Futures Management and limited partners owning more than 50% of the outstanding units agree. Smith Barney Futures Management may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

     1) amend the limited partnership agreement without the consent of Smith Barney Futures Management;

     2)   dissolve the Fund;

     3)   remove and replace Smith Barney Futures Management as general partner;

     4) admit a new general partner prior to the withdrawal of Smith Barney Futures Management;

     5)   terminate contracts with any trading advisor; and

     6)   approve the sale of all of the Fund's assets.

REPORTS TO LIMITED PARTNERS

The limited partners may see and copy the Fund's books and records during reasonable business hours.

The general partner will provide these reports and statements to the limited partners:

     1) a monthly statement, including an unaudited balance sheet and income statement of the prior month's activities;

     2)   an annual report, including audited financial statements; and

     3) tax information necessary for the preparation of the limited partners' annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

     1) a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

     2)   any change in advisors, commodity brokers or the general partner; and

     3) any material change in the Fund's trading policies or any material change in an advisor's trading strategies.

INDEMNIFICATION

The Fund agrees to indemnify the general partner or any of its affiliates for actions taken on behalf of the Fund, provided that the person acted in good faith and in the best interests of the Fund and the conduct was not the result of negligence or misconduct. No indemnification is available for losses resulting from a violation of the Securities Act of 1933 or any State securities law or if indemnification would be inconsistent with the New York Act. Under the Limited Partnership Agreement, the general partner is not personally liable for the return or repayment of the capital or profits of any partner (or assignee).

LEGAL MATTERS

Willkie Farr & Gallagher, New York, New York, has advised the Fund, Salomon Smith Barney and the general partner on the offering of the units.

EXPERTS

The statements under "Federal Income Tax Aspects" have been reviewed by Willkie Farr & Gallagher and are included in reliance on its authority as an expert in tax law.

The statement of financial condition of the Fund at September 10, 1999 and the statement of financial condition of the general partner at December 31, 1998 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports. These financial statements are included in reliance upon those reports, respectively, given upon their authority as experts in accounting and auditing.

The balance sheet of the general partner as of June 30, 1999 is unaudited. In the opinion of the general partner, such unaudited statements reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

                              FINANCIAL STATEMENTS

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Salomon Smith Barney Diversified 2000 Futures Fund L.P.:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Salomon Smith Barney Diversified 2000 Futures Fund L.P. ("the Fund") at September 15, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                                 /s/ PricewaterhouseCoopers LLP

                                                 PricewaterhouseCoopers LLP
New York, New York
September 15, 1999

             SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION

                               SEPTEMBER 10, 1999


                                     ASSETS

      Cash...................................................   $   2,000
                                                                ---------
        Total assets.........................................   $   2,000
                                                                =========

                               PARTNERS' CAPITAL

      Partners' capital......................................   $   2,000
                                                                ---------
                                                                $   2,000
                                                                =========

   The accompanying notes are an integral part of this statement of financial condition.

                          NOTES TO FINANCIAL STATEMENT

1. PARTNERSHIP ORGANIZATION:

     Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership") is a limited partnership which was organized on August 25, 1999 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests, including futures contracts, options, forward contracts and physicals. The commodity interests that will be traded by the Partnership are volatile and involve a high degree of market risk. The Partnership has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the General Partner, Smith Barney Futures Management Inc. and $1,000 by the Initial Limited Partner. The General Partner has agreed to make capital contributions so that its General Partnership interest will be the greater of (i) 1% of the partners' contributions to the Partnership or (ii) $25,000. The Limited Partnership Agreement provides that 15,000 units of limited partnership interest ("Units") must be sold at $1,000 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 15,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $5,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 150,000 Units.

     The General Partner is an affiliate of Salomon Smith Barney Inc. ("Salomon Smith Barney"), the Partnership's commodity broker (see Note 3c). The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first to occur of the following: December 31, 2019; the net asset value of a Unit decreases to less than $400 as of a close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. ACCOUNTING POLICIES:

     a. All commodity interests (including derivative financial instruments and derivative commodity instruments) will be used for trading purposes. The commodity interests will be recorded on trade date and open contracts will be recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the period. Investments in commodity interests denominated in foreign currency will be translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gain
(loss) and changes in unrealized values on commodity interests will be recognized in the period in which the contract is closed or the changes occur and will be included in net gains (losses) on trading of commodity interests.

     b. Income taxes will not be provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     c. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. AGREEMENTS:

a. Limited Partnership Agreement:

            The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b.  Management Agreements:

     The General Partner, on behalf of the Partnership, has entered into Management Agreements with Beacon Management Corporation ("Beacon"), Bridgewater Associates, Inc. ("Bridgewater"), Campbell & Company, Inc. ("Campbell"), and Rabar Market Research, Inc. ("Rabar") (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or Salomon Smith Barney and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor (except Bridgewater, whose management fee will be 1.25% of Net Assets per year payable monthly). In addition, the Partnership is obligated to pay each Advisor an incentive fee payable annually equal to 20% of the New Trading Profits earned by each Advisor for the Partnership.

c.  Customer Agreement:

     The Partnership has entered into a Customer Agreement which provides that the Partnership will pay Salomon Smith Barney a brokerage fee equal to 5.4% per year calculated and paid monthly based on .45% of month-end Net Assets, as defined. Salomon Smith Barney will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. Salomon Smith Barney has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's account during each month at a 30-day U.S. Treasury bill rate determined weekly by Salomon Smith Barney based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. The Customer Agreement provides that Salomon Smith Barney and the Partnership have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership. The Customer Agreement may be terminated upon notice by either party. The Partnership will reimburse Salomon Smith Barney for the Partnership's organizational and offering expenses in equal installments over the first 24 months of trading (see Note 5).

4. DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem his Units at their Redemption Net Asset Value as of the last day of each month ending at least 3 months after their issuance on 10 days' notice to the General Partner. No fee will be charged for redemptions. Redemption Net Asset Value differs from Net Asset Value calculated for financial reporting purposes in that the accrued liability for reimbursement of offering and organization expenses will not be included in the calculation of Redemption Net Asset Value.

5. ORGANIZATION AND OFFERING EXPENSES:

     Salomon Smith Barney will initially bear the Partnership's organization and offering expenses (estimated at $750,000) incurred in connection with the issuance and distribution during the Initial Offering Period of the securities being registered. Salomon Smith Barney will be reimbursed the offering and organization expenses (together with interest at the prime rate quoted by The Chase Manhattan Bank) by the Partnership in equal installments over the first 24 months of trading. These expenses will be charged to Partners' Capital upon the commencement of operations; however, the accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units.

6. TRADING ACTIVITIES AND FINANCIAL INSTRUMENT RISK

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. All of the commodity interests owned by the Partnership will be held for trading purposes; however, the Partnership has not yet commenced operations and currently owns no commodity interests.

     The Partnership may be party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures, options and physicals, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Partnership expects that its sole counterparty with respect to OTC contracts will be Salomon Smith Barney. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership will have concentration risk because the sole broker with respect to the Partnership's assets will be Salomon Smith Barney.

The General Partner will monitor and control the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership will be subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. (the "Company", a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.) at December 3l, 1998, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this statement of financial condition based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                                     PricewaterhouseCoopers LLC

New York, New York
March 15, 1999

                      SMITH BARNEY FUTURES MANAGEMENT INC.
        (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
                 JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998


                                                                           JUNE 30, 1999        DECEMBER 31, 1998
                                                                        -----------------       ----------------
ASSETS                                                                     (UNAUDITED)
Receivable from limited partnerships.................................   $       5,041,742       $      4,635,696
Receivable from affiliate............................................           4,757,511              6,527,944
Investments in limited partnerships, at equity.......................          12,072,520             11,159,677
Other assets.........................................................              33,049                 47,981
                                                                        -----------------       ----------------
          Total Assets...............................................   $      21,904,822       $     22,371,298
                                                                        =================       ================

LIABILITIES & STOCKHOLDER'S EQUITY

Dividend payable to Salomon Smith Barney Holdings....................   $       3,000,000       $      4,000,000
Accounts payable and accrued liabilities.............................             122,763                433,593
                                                                        -----------------       ----------------
          Total Liabilities..........................................           3,122,763              4,433,593
                                                                        -----------------       ----------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value)................................                 100                    100
Additional paid-in capital...........................................          67,413,746             67,413,746
Retained earnings....................................................           9,368,213              8,523,859
                                                                        -----------------       ----------------
                                                                               76,782,059             75,937,705
Less: Note receivable from Salomon Smith Barney Holdings.............         (58,000,000)           (58,000,000)
                                                                        -----------------       ----------------
                                                                               18,782,059             17,937,705
                                                                        -----------------       ----------------
          Total Liabilities & Stockholder's Equity...................   $      21,904,822       $     22,371,298
                                                                        =================       ================

   The accompanying notes are an integral part of this statement of financial condition.

                 PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                      SMITH BARNEY FUTURES MANAGEMENT INC.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
        (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                    NOTES TO STATEMENT OF FINANCIAL CONDITION

1.   ORGANIZATION

Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI"). On October 8, 1998, Citicorp Inc. merged with and into a newly formed, wholly-owned subsidiary of Travelers Group Inc. ("Travelers"), the Company's ultimate parent. Following the merger, Travelers changed its name to Citigroup Inc. ("Citigroup"). On November 28, 1997, Smith Barney Holdings Inc. was merged with Salomon Inc to form SSBHI. The Company does not believe that its compliance with applicable law as a result of the Citigroup merger will have a material adverse effect on its ability to continue to operate the business in which it is presently engaged except, as more fully disclosed in footnote 8, the Company will no longer be the general partner of three Limited Partnerships subsequent to March 1, 1999, due to restrictions imposed resulting from this merger.

The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At June 30, 1999 and December 31, 1998, the Company was the general partner or trading manager for 21 and 20 Limited Partnerships, respectively, (the "Limited Partnerships") with total assets of $938,488,855 (unaudited) and $885,267,009, total liabilities of $30,050,226 (unaudited) and $21,514,812 and total partners' capital of $908,438,629 (unaudited) and $863,752,197, respectively. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the Limited Partnerships.

The Company is also the Trading Manager for 7 offshore funds. As Trading Manager, the Company will select trading advisors who in the Trading Manager's opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

2.   SIGNIFICANT ACCOUNTING POLICIES

The statement of financial condition is prepared in accordance with generally accepted accounting principles which requires the use of management's best judgement and estimates. Estimates may vary from actual results.

The carrying values of financial instruments in the statement of financial condition approximate their fair values as they are either short-term in nature or interest-bearing at floating rates

Investments in Limited Partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations on the last business day of the year.

Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such Limited Partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the Limited Partnership agreements (excluding its investment in each such Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at June 30, 1999 (unaudited) and December 31, 1998.

Receivable from Limited Partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain Limited Partnerships during their original offering, such as legal fees, printing costs, etc. These costs are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to twenty-four months or as interest income is earned by the Limited Partnership in accordance with the Limited Partnership's prospectus. The offering costs reimbursable at June 30, 1999 and December 31, 1998 were $621,170 (unaudited) and $633,659, respectively. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees and commissions receivable at June 30, 1999 and December 31, 1998 were $3,595,861 (unaudited) and $4,002,037, respectively.

3.   NOTE RECEIVABLE FROM SSBHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing and is included in additional paid-in-capital as of June 30, 1999 (unaudited) and December 31, 1998. The demand note was issued to the Company by SSBHI.

4.   RELATED PARTY TRANSACTIONS

Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, Limited Partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Salomon Smith Barney Inc., a wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5.   INCOME TAXES

Under income tax allocation agreements with SSBHI and Citigroup, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Citigroup's consolidated income tax returns. Under the tax sharing agreement with SSBHI, the Company remits taxes to SSBHI. As of June 30, 1999 (unaudited) and December 31, 1998, all taxes have been remitted to SSBHI.

6.   EMPLOYEE BENEFIT PLANS

The Company participates in a noncontributory defined benefit pension plan with Citigroup which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

7.   STOCKHOLDER'S EQUITY

The Company declared dividends of $3,000,000 (unaudited) and $8,000,000 (and distributed $4,000,000) through the period ended June 30, 1999 (unaudited) and the year ended December 31, 1998, respectively, on its outstanding common stock. Other than net income there were no other changes to stockholder's equity.

8.   SUBSEQUENT EVENTS

As of March 1, 1999, SFG Global Investments, Inc. is the general partner of Smith Barney Telesis Futures Fund L.P., Smith Barney Potomac Futures Fund L.P., and Smith Barney Tidewater Futures Fund L.P. The Company acts as Trading Manager of these funds. The Company intends to keep 1% interest in these funds as a Limited Partner.

                       SALOMON SMITH BARNEY HOLDINGS INC.

     Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney Holdings") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to Salomon Smith Barney Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc. ("SBHC") and Salomon Smith Barney Inc. ("Salomon Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Salomon Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

     On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc. ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

     Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading -- and use diverse channels to make them available to consumer and corporate customers around the world.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

     The following is unaudited summary information for the Company for the quarter ended June 30, 1999 and audited summary information for the Company for the years ending December 31, 1998, December 31, 1997 and December 31, 1996.

                          SUMMARY FINANCIAL INFORMATION
                  (AMOUNTS IN MILLIONS, EXCEPT WHERE INDICATED)


                                                 SIX MONTHS           YEAR ENDED            YEAR ENDED           YEAR ENDED
                                                  ENDED              DECEMBER 31,          DECEMBER 31,         DECEMBER 31,
                                               JUNE 30, 1999             1998                  1997                 1996
                                           -------------------    -----------------     -----------------    -----------------
                                               (UNAUDITED)
Income Statement Data
  Revenues..........................           $     11,787           $     20,673         $     21,477         $     18,843
  Income from Continuing
     Operations before Income
     Taxes [and cumulative effect of
change in accounting  principle]....           $      1,540           $      1,316         $      1,820         $      3,064
  Net Income........................           $      1,525           $        818         $      1,145         $      1,500
Balance Sheet Data
  Total Assets......................           $    217,565           $    211,901         $    276,620         $    246,114
  Stockholder's Equity..............           $      9,585           $      8,768         $      8,518         $      7,615
Total Liabilities and Stockholder's
  Equity............................           $    217,565           $    211,901         $    276,620         $    246,114

     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                 PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                       SALOMON SMITH BARNEY HOLDINGS INC.

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.

                  15,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                                 ---------------



                        THESE ARE SPECULATIVE SECURITIES.
       BEFORE YOU DECIDE WHETHER TO INVEST, READ THE PROSPECTUS CAREFULLY
           AND CONSIDER "THE RISKS YOU FACE" ON PAGE 11 IN PART ONE.

                                 ---------------




             THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT
                   AND A STATEMENT OF ADDITIONAL INFORMATION.
                       THESE PARTS ARE BOUND TOGETHER, AND
                       BOTH CONTAIN IMPORTANT INFORMATION.

                                 ---------------

                            SALOMON SMITH BARNEY INC.
                                  SELLING AGENT

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                 GENERAL PARTNER

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

Diversifying Your Portfolio With Managed Futures...................................1

Commodity Markets..................................................................5

Glossary...........................................................................9

Limited Partnership Agreement -- Exhibit A.......................................A-1

Subscription Agreement  -- Exhibit B.............................................B-1

Suitability Requirements  -- Exhibit C...........................................C-1


DIVERSIFYING YOUR PORTFOLIO WITH MANAGED FUTURES

WHAT IS MANAGED FUTURES?

Managed futures is one of today's growing investment areas. As an alternative investment, it offers you access to the dynamic global futures markets through the use of professional money managers called Commodity Trading Advisors.

Commodity Trading Advisors use tested trading methods and money management techniques to help investors achieve potential profits and control risk. Trading occurs 24 hours a day in commodity, foreign currency and financial instruments around the world.

SUBSTANTIAL INVESTOR PARTICIPATION

Worldwide assets invested in managed futures have grown from an estimated $500 million in 1980 to approximately $40 billion in 1998 - an average growth rate of 28% per year.

CHART 1

MANAGED FUTURES ASSETS UNDER MANAGEMENT

[GRAPHIC]

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection pools" (in which only a fraction of the assets invested are committed to trading) and individual managed accounts. Source: Managed Account Reports, Inc.

INCREASING PARTICIPATION IN GLOBAL MARKETS

Unlike the stock and bond markets, the managed futures industry has a relatively short history of performance. Futures trading originated in the 1800's in the United States, primarily in agricultural commodities, such as soybeans, grains, cotton and coffee. The modern day futures markets effectively began in the late 1970s. Over the past two decades, global futures trading has shifted from traditional commodities to predominantly financial futures, such as interest rates, currencies and stock market indices.

CHART 2

FUTURES VOLUME BY MARKET SECTOR

1980

Agriculture       64.2%
Currencies         4.6%
Energy             0.3%
Interest Rates    13.5%
Metals            16.3%
Other              1.1%

1998

Agriculture          8%
Currencies           4%
Energy               6%
Interest Rates      53%
Metals               7%
Other               22%


The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

The average daily turnover of traditional foreign exchange instruments (spot currency transactions, outright forwards and foreign exchange swaps) was estimated to be US$590 billion in 1989. It increased to an estimated US$1.5 trillions in 1998. Source: Bank for International Settlements

POTENTIAL RETURNS INDEPENDENT OF STOCK AND BOND MARKETS

Chart 3 compares a managed futures index, the Managed Account Reports Trading Advisor Qualified Universe Index, with a stock market index, the S&P500 Stock Index (assuming the reinvestment of all dividends). The chart begins with $1,000 as the arbitrary starting point for both indices and tracks the monthly rate of return for each.

Periods of significant stock market decline are highlighted. Historically, the managed futures index has, at times, moved in tandem with the S&P 500 Index. At other times, its performance diverged. For example, in the third quarter of 1998, the managed futures index rose 9% while the S&P 500 Index decreased by 9%.

Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

CHART 3

VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

[GRAPHIC]
January 1987 - June 1999

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Please note: There are periods when the managed futures index performed negatively and the S&P 500 Index performed positively. There is no assurance that an investment in Salomon Smith Barney Diversified 2000 Futures Fund will have the results illustrated above.

The potential of managed futures to produce returns independent of the stock market is also illustrated in Table 1. This table shows the annual returns of the managed futures index compared to the annual returns of indices for U.S. stocks and international stocks.

TABLE 1
ANNUAL RETURNS

                             MANAGED             U.S.
                             FUTURES            STOCKS     INT'I STOCKS
                               (%)               (%)              (%)
   -------------------------------------------------------------------
   1987                        57.8                5.2            10.1
   -------------------------------------------------------------------
   1988                        14.6               16.5            26.7
   -------------------------------------------------------------------
   1989                         7.3               31.7            10.8
   -------------------------------------------------------------------
   1990                        27.3               -3.1           -23.2
   -------------------------------------------------------------------
   1991                        16.8               30.5            12.5
   -------------------------------------------------------------------
   1992                         9.9                7.6           -11.9
   -------------------------------------------------------------------
   1993                        19.9               10.1            32.9
   -------------------------------------------------------------------
   1994                        -0.7                1.3             8.1
   -------------------------------------------------------------------
   1995                        15.2               37.6            11.6
   -------------------------------------------------------------------
   1996                        14.6               23.0             6.3
   -------------------------------------------------------------------
   1997                        11.1               33.4             2.1
   -------------------------------------------------------------------
   1998                         9.4               28.8            20.3
   -------------------------------------------------------------------
   1999*                        3.4               12.4             5.8
   -------------------------------------------------------------------
   -------------------------------------------------------------------
   Average.                    15.7               18.1            12.9
   Annual
   Return
   -------------------------------------------------------------------
   Annualized                  13.2               15.0            14.8
   Standard
   Deviation
   -------------------------------------------------------------------

*January - June

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ABILITY TO REGISTER POSITIVE RETURNS IN UP AND DOWN MARKETS

Historically, the managed futures index has performed positively both when the S&P 500 Index performed positively and also when it performed negatively. This potential to register positive returns in both rising and declining stock market environments is seen as one of the positive attributes of managed futures.

To demonstrate this, the monthly returns of the S&P 500 Stock Index for the period January 1987 through May 1999 (a total of 150 months) were sorted lowest to highest and then segmented into 15 month groups (10% each of the total). The monthly returns for the managed futures index for the corresponding months were then gathered and the average monthly return calculated for each grouping of months.

Chart 4 illustrates one feature of the relationship between returns of the S&P 500 Stock Index and the managed futures index. For the periods selected, the managed futures index experienced positive average monthly returns, regardless of whether the stock market was up or down. For example, for the stock market's worst group of months (Group 1), the average return was -6.8%, while the managed futures index's average monthly return for the same months was +2.1%. For the stock market's best monthly group (Group 10), the average monthly return was +8.1% and the average monthly return of the managed futures index was +3.2%.

Chart 5 uses the same methodology as Chart 4. The monthly returns of the managed futures index for the period January 1987 though May 1999 were sorted lowest to highest, and then segmented into 15 month groups (10% of total months in each group). The monthly returns of the S&P 500 Index for the corresponding months were then gathered. The monthly average return was calculated for each group.

In this chart, the average monthly return for the managed futures index worst group of months was -4.1%, while the S&P 500 Index average monthly return for the same months was 1.2%. For the managed futures index best monthly group, the average monthly return was 9.6% and the average return of the S&P 500 Index was 2.7%.

CHART 4

S&P 500 Index versus Managed Futures Index
15 Month Groupings: Average Monthly Returns 1/87 - 5/99


[GRAPHIC]


CHART 5

Managed Futures Index versus S&P 500 Index
15 Month Groupings: Average Monthly Returns 1/87 - 5/99


[GRAPHIC]


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Please note: Independent or non-correlated performance, should not be confused with negatively correlated performance. Non-correlation means only that managed futures' performance will likely have no relation to the performance of stocks and bonds. The general partner does not expect the Fund's performance to be consistently non-correlated with general stock and bond markets.

MANAGED FUTURES AS PART OF A WELL DIVERSIFIED PORTFOLIO

The potential to produce returns independent of stocks and bonds forms the rationale for including managed futures in a traditional stock and bond portfolio. Diversification among portfolio assets has evolved from a concept called "Modern Portfolio Theory." Dr. Harry Markowitz was awarded the Nobel Prize for Economics in 1990 for developing this theory. The underlying premise of Modern Portfolio Theory is that the inherent risk of a portfolio can be substantially reduced by holding a number of unrelated and positive performing investments. Therefore, by diversifying a traditional stock and bond portfolio with other types of positively performing and non-correlated investments, it may be possible to improve the total rate of return and reduce the overall risk of that portfolio.

In Chart 6, managed futures is added in increments to a traditional portfolio of 60% stocks as represented here by the S&P500 Index and 40% bonds as represented here by the Lehman Brothers Bond Index (LBBI). The addition of managed futures to the portfolio lowers the overall standard deviation, a measure of risk, and increases the rate of return. [If suitable for your investment objectives, Salomon Smith Barney recommends an allocation to managed futures of 5% - 15% of your portfolio.]

CHART 6

ILLUSTRATION OF THE HYPOTHETICAL IMPACT OF ADDING MANAGED FUTURES TO A TRADITIONAL PORTFOLIO
JANUARY 1987 - JUNE 1999

[GRAPHIC]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Please note: There is no assurance that an investment in a portfolio that includes managed futures will have these results, nor that an investment in Salomon Smith Barney Diversified 2000 Futures Fund will have the results represented by the indices. An investor's portfolio will only realize these benefits if the advisors' strategies are successful. Additionally, although adding managed futures to a portfolio may provide diversification, managed futures is not a hedging mechanism and there is no guarantee that managed futures will appreciate during periods of inflation or stock and bond market declines.

HOW TO INVEST IN MANAGED FUTURES

Investors may participate in managed futures through an individually managed account or a fund structure.

Managed accounts allow investors to select a futures money manager who meets their preferences for market sectors, trading styles and risk/reward characteristics. This custom-tailored approach is however, balanced, by the potential for unlimited loss.

Managed accounts generally require a minimum investment of $1 million or more. Managed futures funds are more accessible to individual investors since minimum investment requirements are as low as $5,000 ($2,000 for IRAs). In addition, managed futures funds offer a limited liability structure that allows you to participate in a well-capitalized portfolio while limiting risk.

Managed futures funds also offer investors access to more than one Commodity Trading Advisor combined in one investment.

DEFINITIONS

Following are definitions of indices used in the charts illustrated thus far:

S&P500 STOCK INDEX (or U.S. Stocks) consists of 500 U.S. stocks representing a broad range of various industry groups and assumes dividend reinvestment.

MANAGED FUTURES are represented by the Managed Account Reports (MAR QT-$) Trading Advisor Qualified Universe Index, a dollar weighted index of approximately 350 advisor returns. To qualify for the Index, a trading advisor must have at least $500,000 under management and 12 months of trading client assets, or act as a trading advisor in a public fund that is listed in MAR's funds table. It is not possible to invest in a managed futures product that tracks the MAR QT-$ Index. Performance of Salomon Smith Barney Diversified 2000 Futures Fund is likely to differ from that of the Index.

BONDS are represented by the Lehman Government Bond Index,which is comprised of fixed rate debt issues rated investment grade or higher by Moody's, S&P or Fitch and includes dividends. All issues have at least one year to maturity and an outstanding par value of at least $100 million.

INTERNATIONAL STOCKS are represented by the Morgan Stanley Capital International World Index (MSCI) consists of over 1,500 stocks representing a broad range of industry groups in over 22 countries and is calculated in U.S. dollars.

Salomon Smith Barney does not guarantee the accuracy of the indices reported.

                              SALOMON SMITH BARNEY
                         DIVERSIFIED 2000 FUTURES FUND
                         BEACON MANAGEMENT CORPORATION
              PRO FORMA PERFORMANCE AUGUST 1995 THROUGH JUNE 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                                                       BEACON MEKA PF                        MARCTA-E
                                                                       --------------                        --------
Jul-95                                                                   $1000.00                           $1000.00
Aug-95                                                                    1103.00                            1018.00
Sep-95                                                                    1027.00                            1016.00
Oct-95                                                                     954.00                            1015.00
Nov-95                                                                    1031.00                            1027.00
Dec-95                                                                    1184.00                            1064.00
Jan-96                                                                    1221.00                            1093.00
Feb-96                                                                    1002.00                            1048.00
Mar-96                                                                    1049.00                            1057.00
Apr-96                                                                    1234.00                            1114.00
May-96                                                                    1137.00                            1096.00
Jun-96                                                                    1243.00                            1097.00
Jul-96                                                                    1051.00                            1079.00
Aug-96                                                                    1013.00                            1072.00
Sep-96                                                                    1103.00                            1100.00
Oct-96                                                                    1313.00                            1164.00
Nov-96                                                                    1576.00                            1210.00
Dec-96                                                                    1538.00                            1196.00
Jan-97                                                                    1747.00                            1247.00
Feb-97                                                                    1886.00                            1284.00
Mar-97                                                                    1785.00                            1277.00
Apr-97                                                                    1900.00                            1249.00
May-97                                                                    1921.00                            1258.00
Jun-97                                                                    1775.00                            1264.00
Jul-97                                                                    2074.00                            1341.00
Aug-97                                                                    1776.00                            1293.00
Sep-97                                                                    1889.00                            1309.00
Oct-97                                                                    1743.00                            1296.00
Nov-97                                                                    1859.00                            1311.00
Dec-97                                                                    2125.00                            1361.00
Jan-98                                                                    2161.00                            1378.00
Feb-98                                                                    2454.00                            1364.00
Mar-98                                                                    2791.00                            1379.00
Apr-98                                                                    2900.00                            1332.00
May-98                                                                    2905.00                            1345.00
Jun-98                                                                    2839.00                            1347.00
Jul-98                                                                    3150.00                            1343.00
Aug-98                                                                    3247.00                            1440.00
Sep-98                                                                    3387.00                            1505.00
Oct-98                                                                    3511.00                            1505.00
Nov-98                                                                    3776.00                            1485.00
Dec-98                                                                    3548.00                            1505.00
Jan-99                                                                    3443.00                            1486.00
Feb-99                                                                    3785.00                            1545.00
Mar-99                                                                    3645.00                            1533.00
Apr-99                                                                    4287.00                            1566.00
May-99                                                                    3766.00                            1551.00
Jun-99                                                                    3712.00                            1582.00

  Average Annual Rate of Return................    39.78%    Maximum Drawdown.............................   -18.56%
  Annual Standard Deviation....................    33.32%    Sharpe Ratio.................................      1.04
  Average Monthly Rate of Return...............     2.83%    High Month...................................    20.01%
  Percentage of Positive Months................    63.83%    Low Month....................................   -17.97%
  Percentage of Negative Months................    36.17%    Average Positive Monthly Return..............     9.31%
                                                             Average Negative Monthly Return..............    -7.35%

12 MONTH ROLLING WINDOWS

                                                                         BEACON PF                           MARCTA-E
                                                                         ---------                           --------
Jul-96                                                                       5.08                              7.88
Aug-96                                                                      -8.19                              5.33
Sep-96                                                                       7.34                              8.20
Oct-96                                                                      37.60                             14.73
Nov-96                                                                      52.86                             17.88
Dec-96                                                                      29.92                             12.48
Jan-97                                                                      43.07                             14.08
Feb-97                                                                      88.26                             22.55
Mar-97                                                                      70.16                             20.85
Apr-97                                                                      54.03                             12.13
May-97                                                                      68.95                             14.86
Jun-97                                                                      42.74                             15.21
Jul-97                                                                      97.39                             24.27
Aug-97                                                                      75.35                             20.59
Sep-97                                                                      71.31                             19.00
Oct-97                                                                      32.70                             11.37
Nov-97                                                                      17.97                              8.32
Dec-97                                                                      38.17                             13.74
Jan-98                                                                      23.69                             10.52
Feb-98                                                                      30.17                              6.19
Mar-98                                                                      56.35                              7.96
Apr-98                                                                      52.62                              6.64
May-98                                                                      51.24                              6.88
Jun-98                                                                      59.95                              6.58
Jul-98                                                                      51.89                              0.18
Aug-98                                                                      82.83                             11.39
Sep-98                                                                      79.28                             15.00
Oct-98                                                                     101.49                             16.10
Nov-98                                                                     103.10                             13.27
Dec-98                                                                      66.96                             10.60
Jan-99                                                                      59.34                              7.84
Feb-99                                                                      54.19                             13.34
Mar-99                                                                      30.58                             11.22
Apr-99                                                                      47.80                             17.61
May-99                                                                      29.61                             15.30
Jun-99                                                                      30.78                             17.41

24 MONTH ROLLING WINDOWS

                                                                         BEACON PF                           MARCTA-E
                                                                         ---------                           --------
Jul-97                                                                     107.41                             34.07
Aug-97                                                                      61.00                             27.02
Sep-97                                                                      83.88                             28.75
Oct-97                                                                      82.60                             27.78
Nov-97                                                                      80.33                             27.69
Dec-97                                                                      79.50                             27.94
Jan-98                                                                      76.96                             26.08
Feb-98                                                                     145.06                             30.13
Mar-98                                                                     166.05                             30.47
Apr-98                                                                     135.07                             19.58
May-98                                                                     155.53                             22.76
Jun-98                                                                     128.31                             22.80
Jul-98                                                                     199.82                             24.50
Aug-98                                                                     220.60                             34.33
Sep-98                                                                     207.12                             36.85
Oct-98                                                                     167.38                             29.31
Nov-98                                                                     139.59                             22.69
Dec-98                                                                     130.68                             25.80
Jan-99                                                                      97.08                             19.19
Feb-99                                                                     100.72                             20.35
Mar-99                                                                     104.15                             20.07
Apr-99                                                                     125.58                             25.41
May-99                                                                      96.03                             23.23
Jun-99                                                                     109.18                             25.14

                              SALOMON SMITH BARNEY
                         DIVERSIFIED 2000 FUTURES FUND
                          BRIDGEWATER ASSOCIATES, INC.
                           ALPHA PROGRAM 1X LEVERAGE
              PRO FORMA PERFORMANCE AUGUST 1998 THROUGH JUNE 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                                                       BRIDGEWATER PF                        MARCTA-E
                                                                       --------------                        --------
Jul-98                                                                   $1000.00                           $1000.00
Aug-98                                                                     989.00                            1072.00
Sep-98                                                                    1015.00                            1120.00
Oct-98                                                                    1114.00                            1121.00
Nov-98                                                                    1136.00                            1106.00
Dec-98                                                                    1199.00                            1120.00
Jan-99                                                                    1206.00                            1106.00
Feb-99                                                                    1250.00                            1151.00
Mar-99                                                                    1225.00                            1142.00
Apr-99                                                                    1218.00                            1166.00
May-99                                                                    1240.00                            1155.00
Jun-99                                                                    1245.00                            1178.00

  Compounded Rate of Return....................    24.50%    Maximum Drawdown.............................    -2.52%
  Annual Standard Deviation....................    11.07%    Sharpe Ratio.................................      N/A
  Average Monthly Rate of Return...............     2.01%    High Month...................................     9.69%
  Percentage of Positive Months................    72.73%    Low Month....................................    -1.94%
  Percentage of Negative Months................    27.27%    Average Positive Monthly Return..............     3.29%
                                                             Average Negative Monthly Return..............    -1.22%

Less than one year of data

                              SALOMON SMITH BARNEY
                         DIVERSIFIED 2000 FUTURES FUND
                            CAMPBELL & COMPANY, INC.
                     FINANCIAL, METALS AND ENERGY PORTFOLIO
              PRO FORMA PERFORMANCE JANUARY 1994 THROUGH JUNE 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                                                      CAMPBELL FME PF                        MARCTA-E
                                                                      ---------------                        --------
                                                                         $1000.00                           $1000.00
Jan-94                                                                     948.00                             971.00
Feb-94                                                                     880.00                             961.00
Mar-94                                                                     938.00                             985.00
Apr-94                                                                     915.00                             968.00
May-94                                                                     885.00                             986.00
Jun-94                                                                     928.00                            1011.00
Jul-94                                                                     883.00                             997.00
Aug-94                                                                     848.00                             967.00
Sep-94                                                                     902.00                             977.00
Oct-94                                                                     900.00                             980.00
Nov-94                                                                     834.00                            1002.00
Dec-94                                                                     787.00                            1000.00
Jan-95                                                                     750.00                             981.00
Feb-95                                                                     784.00                            1010.00
Mar-95                                                                     858.00                            1068.00
Apr-95                                                                     864.00                            1077.00
May-95                                                                     849.00                            1087.00
Jun-95                                                                     828.00                            1075.00
Jul-95                                                                     802.00                            1057.00
Aug-95                                                                     858.00                            1076.00
Sep-95                                                                     806.00                            1074.00
Oct-95                                                                     815.00                            1072.00
Nov-95                                                                     812.00                            1085.00
Dec-95                                                                     871.00                            1124.00
Jan-96                                                                     952.00                            1155.00
Feb-96                                                                     898.00                            1107.00
Mar-96                                                                     937.00                            1117.00
Apr-96                                                                     959.00                            1177.00
May-96                                                                     933.00                            1158.00
Jun-96                                                                     944.00                            1159.00
Jul-96                                                                     926.00                            1140.00
Aug-96                                                                     954.00                            1133.00
Sep-96                                                                     973.00                            1162.00
Oct-96                                                                    1095.00                            1230.00
Nov-96                                                                    1216.00                            1279.00
Dec-96                                                                    1169.00                            1264.00
Jan-97                                                                    1211.00                            1318.00
Feb-97                                                                    1224.00                            1357.00
Mar-97                                                                    1203.00                            1349.00
Apr-97                                                                    1169.00                            1320.00
May-97                                                                    1131.00                            1330.00
Jun-97                                                                    1168.00                            1336.00
Jul-97                                                                    1263.00                            1417.00
Aug-97                                                                    1186.00                            1366.00
Sep-97                                                                    1235.00                            1383.00
Oct-97                                                                    1255.00                            1370.00
Nov-97                                                                    1258.00                            1385.00
Dec-97                                                                    1319.00                            1438.00
Jan-98                                                                    1351.00                            1456.00
Feb-98                                                                    1311.00                            1441.00
Mar-98                                                                    1386.00                            1457.00
Apr-98                                                                    1311.00                            1407.00
May-98                                                                    1363.00                            1421.00
Jun-98                                                                    1380.00                            1424.00
Jul-98                                                                    1325.00                            1419.00
Aug-98                                                                    1446.00                            1522.00
Sep-98                                                                    1493.00                            1590.00
Oct-98                                                                    1565.00                            1591.00
Nov-98                                                                    1547.00                            1569.00
Dec-98                                                                    1563.00                            1590.00
Jan-99                                                                    1487.00                            1571.00
Feb-99                                                                    1506.00                            1633.00
Mar-99                                                                    1527.00                            1620.00
Apr-99                                                                    1604.00                            1655.00
May-99                                                                    1543.00                            1639.00
Jun-99                                                                    1628.00                            1672.00

  Average Annual Rate of Return................     9.26%    Maximum Drawdown.............................   -24.98%
  Annual Standard Deviation....................    16.77%    Sharpe Ratio.................................      0.32
  Average Monthly Rate of Return...............     0.74%    High Month...................................    12.57%
  Percentage of Positive Months................    56.06%    Low Month....................................    -7.40%
  Percentage of Negative Months................    43.94%    Average Positive Monthly Return..............     4.46%
                                                             Average Negative Monthly Return..............    -3.74%

12 MONTH ROLLING WINDOWS

                                                                        CAMPBELL PF                          MARCTA-E
                                                                        -----------                          --------
Dec-94                                                                     -21.31                             -0.04
Jan-95                                                                     -20.89                              1.06
Feb-95                                                                     -10.89                              5.11
Mar-95                                                                      -8.53                              8.42
Apr-95                                                                      -5.57                             11.27
May-95                                                                      -4.05                             10.21
Jun-95                                                                     -10.73                              6.30
Jul-95                                                                      -9.13                              6.01
Aug-95                                                                       1.16                             11.27
Sep-95                                                                     -10.62                              9.90
Oct-95                                                                      -9.47                              9.39
Nov-95                                                                      -2.57                              8.27
Dec-95                                                                      10.70                             12.46
Jan-96                                                                      26.84                             17.69
Feb-96                                                                      14.53                              9.64
Mar-96                                                                       9.26                              4.54
Apr-96                                                                      11.06                              9.32
May-96                                                                       9.88                              6.55
Jun-96                                                                      13.99                              7.86
Jul-96                                                                      15.41                              7.88
Aug-96                                                                      11.18                              5.33
Sep-96                                                                      20.65                              8.20
Oct-96                                                                      34.31                             14.73
Nov-96                                                                      49.73                             17.88
Dec-96                                                                      34.24                             12.48
Jan-97                                                                      27.29                             14.08
Feb-97                                                                      36.32                             22.55
Mar-97                                                                      28.43                             20.85
Apr-97                                                                      21.82                             12.13
May-97                                                                      21.22                             14.86
Jun-97                                                                      23.75                             15.21
Jul-97                                                                      36.44                             24.27
Aug-97                                                                      24.39                             20.59
Sep-97                                                                      26.93                             19.00
Oct-97                                                                      14.66                             11.37
Nov-97                                                                       3.42                              8.32
Dec-97                                                                      12.75                             13.74
Jan-98                                                                      11.53                             10.52
Feb-98                                                                       7.03                              6.19
Mar-98                                                                      15.20                              7.96
Apr-98                                                                      12.14                              6.64
May-98                                                                      20.43                              6.88
Jun-98                                                                      18.17                              6.58
Jul-98                                                                       4.93                              0.18
Aug-98                                                                      21.87                             11.39
Sep-98                                                                      20.94                             15.00
Oct-98                                                                      24.66                             16.10
Nov-98                                                                      22.97                             13.27
Dec-98                                                                      18.55                             10.60
Jan-99                                                                      10.10                              7.84
Feb-99                                                                      14.90                             13.34
Mar-99                                                                      10.15                             11.22
Apr-99                                                                      22.39                             17.61
May-99                                                                      13.25                             15.30
Jun-99                                                                      17.90                             17.41

24 MONTH ROLLING WINDOWS

                                                                        CAMPBELL PF                          MARCTA-E
                                                                        -----------                          --------
Dec-95                                                                     -12.89                             12.41
Jan-96                                                                       0.35                             18.93
Feb-96                                                                       2.06                             15.24
Mar-96                                                                      -0.06                             13.34
Apr-96                                                                       4.88                             21.64
May-96                                                                       5.43                             17.43
Jun-96                                                                       1.76                             14.66
Jul-96                                                                       4.88                             14.37
Aug-96                                                                      12.48                             17.20
Sep-96                                                                       7.84                             18.91
Oct-96                                                                      21.59                             25.50
Nov-96                                                                      45.88                             27.63
Dec-96                                                                      48.61                             26.49
Jan-97                                                                      61.46                             34.26
Feb-97                                                                      56.13                             34.36
Mar-97                                                                      40.32                             26.33
Apr-97                                                                      35.29                             22.58
May-97                                                                      33.19                             22.38
Jun-97                                                                      41.06                             24.27
Jul-97                                                                      57.47                             34.07
Aug-97                                                                      38.30                             27.02
Sep-97                                                                      53.14                             28.75
Oct-97                                                                      54.00                             27.78
Nov-97                                                                      54.85                             27.69
Dec-97                                                                      51.36                             27.94
Jan-98                                                                      41.96                             26.08
Feb-98                                                                      45.90                             30.13
Mar-98                                                                      47.95                             30.47
Apr-98                                                                      36.60                             19.58
May-98                                                                      45.98                             22.76
Jun-98                                                                      46.23                             22.80
Jul-98                                                                      43.17                             24.50
Aug-98                                                                      51.59                             34.33
Sep-98                                                                      53.51                             36.85
Oct-98                                                                      42.94                             29.31
Nov-98                                                                      27.18                             22.69
Dec-98                                                                      33.66                             25.80
Jan-99                                                                      22.80                             19.19
Feb-99                                                                      22.98                             20.35
Mar-99                                                                      26.88                             20.07
Apr-99                                                                      37.24                             25.41
May-99                                                                      36.39                             23.23
Jun-99                                                                      39.33                             25.14

                              SALOMON SMITH BARNEY
                         DIVERSIFIED 2000 FUTURES FUND
                             RABAR MARKET RESEARCH
                              DIVERSIFIED PROGRAM
              PRO FORMA PERFORMANCE JANUARY 1994 THROUGH JUNE 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
                                                                         $1000.00                           $1000.00
Jan-94                                                                     896.00                             971.00
Feb-94                                                                     844.00                             961.00
Mar-94                                                                    1011.00                             985.00
Apr-94                                                                    1036.00                             968.00
May-94                                                                    1155.00                             986.00
Jun-94                                                                    1365.00                            1011.00
Jul-94                                                                    1312.00                             997.00
Aug-94                                                                    1265.00                             967.00
Sep-94                                                                    1302.00                             977.00
Oct-94                                                                    1259.00                             980.00
Nov-94                                                                    1372.00                            1002.00
Dec-94                                                                    1359.00                            1000.00
Jan-95                                                                    1221.00                             981.00
Feb-95                                                                    1397.00                            1010.00
Mar-95                                                                    1616.00                            1068.00
Apr-95                                                                    1715.00                            1077.00
May-95                                                                    1870.00                            1087.00
Jun-95                                                                    1823.00                            1075.00
Jul-95                                                                    1683.00                            1057.00
Aug-95                                                                    1567.00                            1076.00
Sep-95                                                                    1451.00                            1074.00
Oct-95                                                                    1382.00                            1072.00
Nov-95                                                                    1417.00                            1085.00
Dec-95                                                                    1587.00                            1124.00
Jan-96                                                                    1585.00                            1155.00
Feb-96                                                                    1432.00                            1107.00
Mar-96                                                                    1409.00                            1117.00
Apr-96                                                                    1456.00                            1177.00
May-96                                                                    1404.00                            1158.00
Jun-96                                                                    1424.00                            1159.00
Jul-96                                                                    1392.00                            1140.00
Aug-96                                                                    1373.00                            1133.00
Sep-96                                                                    1423.00                            1162.00
Oct-96                                                                    1576.00                            1230.00
Nov-96                                                                    1664.00                            1279.00
Dec-96                                                                    1583.00                            1264.00
Jan-97                                                                    1663.00                            1318.00
Feb-97                                                                    1736.00                            1357.00
Mar-97                                                                    1726.00                            1349.00
Apr-97                                                                    1627.00                            1320.00
May-97                                                                    1590.00                            1330.00
Jun-97                                                                    1589.00                            1336.00
Jul-97                                                                    1799.00                            1417.00
Aug-97                                                                    1675.00                            1366.00
Sep-97                                                                    1718.00                            1383.00
Oct-97                                                                    1668.00                            1370.00
Nov-97                                                                    1675.00                            1385.00
Dec-97                                                                    1738.00                            1438.00
Jan-98                                                                    1771.00                            1456.00
Feb-98                                                                    1794.00                            1441.00
Mar-98                                                                    1796.00                            1457.00
Apr-98                                                                    1689.00                            1407.00
May-98                                                                    1759.00                            1421.00
Jun-98                                                                    1791.00                            1424.00
Jul-98                                                                    1809.00                            1419.00
Aug-98                                                                    2150.00                            1522.00
Sep-98                                                                    2279.00                            1590.00
Oct-98                                                                    2195.00                            1591.00
Nov-98                                                                    2124.00                            1569.00
Dec-98                                                                    2153.00                            1590.00
Jan-99                                                                    2111.00                            1571.00
Feb-99                                                                    2189.00                            1633.00
Mar-99                                                                    2097.00                            1620.00
Apr-99                                                                    2165.00                            1655.00
May-99                                                                    2008.00                            1639.00
Jun-99                                                                    2008.00                            1672.00

  Average Annual Rate of Return................    13.52%    Maximum Drawdown.............................   -26.58%
  Annual Standard Deviation....................    24.34%    Sharpe Ratio.................................      0.44
  Average Monthly Rate of Return...............     1.06%    High Month...................................    19.75%
  Percentage of Positive Months................    53.03%    Low Month....................................   -10.43%
  Percentage of Negative Months................    46.97%    Average Positive Monthly Return..............     6.32%
                                                             Average Negative Monthly Return..............    -4.37%

12 MONTH ROLLING WINDOWS

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
Dec-94                                                                      35.89                             -0.04
Jan-95                                                                      36.36                              1.06
Feb-95                                                                      65.48                              5.11
Mar-95                                                                      59.94                              8.42
Apr-95                                                                      65.56                             11.27
May-95                                                                      61.88                             10.21
Jun-95                                                                      33.58                              6.30
Jul-95                                                                      28.31                              6.01
Aug-95                                                                      23.87                             11.27
Sep-95                                                                      11.43                              9.90
Oct-95                                                                       9.83                              9.39
Nov-95                                                                       3.28                              8.27
Dec-95                                                                      16.81                             12.46
Jan-96                                                                      29.77                             17.69
Feb-96                                                                       2.54                              9.64
Mar-96                                                                      -12.8                              4.54
Apr-96                                                                     -15.15                              9.32
May-96                                                                     -24.95                              6.55
Jun-96                                                                     -21.91                              7.86
Jul-96                                                                      15.41                              7.88
Aug-96                                                                     -12.36                              5.33
Sep-96                                                                      -1.91                              8.20
Oct-96                                                                      14.03                             14.73
Nov-96                                                                      17.41                             17.88
Dec-96                                                                      -0.27                             12.48
Jan-97                                                                       4.93                             14.08
Feb-97                                                                      21.19                             22.55
Mar-97                                                                      22.47                             20.85
Apr-97                                                                      11.79                             12.13
May-97                                                                      13.32                             14.86
Jun-97                                                                      11.61                             15.21
Jul-97                                                                      29.27                             24.27
Aug-97                                                                      21.98                             20.59
Sep-97                                                                      20.78                             19.00
Oct-97                                                                       5.79                             11.37
Nov-97                                                                       0.63                              8.32
Dec-97                                                                       9.77                             13.74
Jan-98                                                                       6.49                             10.52
Feb-98                                                                       3.39                              6.19
Mar-98                                                                       4.05                              7.96
Apr-98                                                                       3.79                              6.64
May-98                                                                      10.57                              6.88
Jun-98                                                                      12.75                              6.58
Jul-98                                                                       0.56                              0.18
Aug-98                                                                      28.37                             11.39
Sep-98                                                                      32.63                             15.00
Oct-98                                                                      31.60                             16.10
Nov-98                                                                      26.82                             13.27
Dec-98                                                                      23.91                             10.60
Jan-99                                                                      19.18                              7.84
Feb-99                                                                      21.99                             13.34
Mar-99                                                                      16.80                             11.22
Apr-99                                                                      28.23                             17.61
May-99                                                                      14.19                             15.30
Jun-99                                                                      12.10                             17.41

24 MONTH ROLLING WINDOWS

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
Dec-95                                                                      58.74                             12.41
Jan-96                                                                      76.96                             18.93
Feb-96                                                                      69.69                             15.24
Mar-96                                                                      39.42                             13.34
Apr-96                                                                      40.48                             21.64
May-96                                                                      21.49                             17.43
Jun-96                                                                       4.31                             14.66
Jul-96                                                                       6.11                             14.37
Aug-96                                                                       8.56                             17.20
Sep-96                                                                       9.30                             18.91
Oct-96                                                                      25.24                             25.50
Nov-96                                                                      21.27                             27.63
Dec-96                                                                      16.49                             26.49
Jan-97                                                                      36.17                             34.26
Feb-97                                                                      24.27                             34.36
Mar-97                                                                       6.76                             26.33
Apr-97                                                                      -5.14                             22.58
May-97                                                                     -14.96                             22.38
Jun-97                                                                     -12.85                             24.27
Jul-97                                                                       6.90                             34.07
Aug-97                                                                       6.90                             27.02
Sep-97                                                                      18.47                             28.75
Oct-97                                                                      20.63                             27.78
Nov-97                                                                      18.15                             27.69
Dec-97                                                                       9.47                             27.94
Jan-98                                                                      11.74                             26.08
Feb-98                                                                      25.29                             30.13
Mar-98                                                                      27.43                             30.47
Apr-98                                                                      16.02                             19.58
May-98                                                                      25.30                             22.76
Jun-98                                                                      25.84                             22.80
Jul-98                                                                      29.99                             24.50
Aug-98                                                                      56.59                             34.33
Sep-98                                                                      60.19                             36.85
Oct-98                                                                      39.22                             29.31
Nov-98                                                                      27.62                             22.69
Dec-98                                                                      36.02                             25.80
Jan-99                                                                      26.91                             19.19
Feb-99                                                                      26.12                             20.35
Mar-99                                                                      21.53                             20.07
Apr-99                                                                      33.08                             25.41
May-99                                                                      26.26                             23.23
Jun-99                                                                      26.40                             25.14

                               CORRELATION MATRIX
            COMMODITY TRADING ADVISORS AUGUST 1995 THROUGH JUNE 1999

                                                                                                          JP MORGAN
                                                                             S&P 500 DRI   MSCI & WORLD   GLOB GOVT      LBB
CORRELATION MATRIX                 CAMPBELL PF   RABAR PF   BEACON MEKA PF      INDEX       DRI INDEX       BOND      GOVT/CORP.
 Campbell F/M/&E PF                   1.00
 Rabar PF                             0.68         1.00
 Beacon Meka PF                       0.57         0.60          1.00
 S&P 500 DRI Index                    0.12        -0.06          0.36           1.00
 MSCI & World DRI Index               0.09        -0.07          0.35           0.93           1.00
 JP Morgan Glob Govt Bond             0.07         0.23         -0.09           0.05           0.08         1.00
 LBBI Govt/Corp                       0.46         0.50          0.35           0.25           0.13         0.52         1.00

NOTES TO ADVISOR CHARTS:

The performance illustrated was derived from Table B-1, Pro Forma Performance for each advisor.

The following terms are referred to in those charts:

The charts entitled VALUE OF HYPOTHETICAL $1,000 INVESTMENTS represent the value of a hypothetical $1,000 investment with monthly returns based on the composite pro forma performance of the advisor's program as presented in each advisor's Table B. The chart does not represent performance of any one account.

LARGEST PEAK-TO-VALLEY DRAW-DOWN (defined in notes to each advisor's tables)

ANNUAL STANDARD DEVIATION, a measure of risk or volatility, is the expected range of both positive and negative variance from the average monthly rate of return. Two-thirds of expected returns will fall within the range of the average monthly return plus or minus the standard deviation.

SHARPE RATIO is a reward to risk ratio expressing the amount of return per one unit of risk, using standard deviation to measure risk. It is calculated by subtracting the risk-free rate of return (90 day Treasury bill rate) from the advisor's annual compound rate of return and dividing the result by the Annual Standard Deviation.

In the 12 MONTH ROLLING WINDOWS chart, each bar illustrates the compounded return for a 12 month period. Each consecutive 12 month period is derived by eliminating the first month of the prior 12 month period and adding the month following the last month of the prior 12 month period. The 24 MONTH ROLLING WINDOWS chart uses the same concept as the 12 Month Rolling Windows chart, only using 24 month periods.

MAR CTA-E, the Managed Account Reports' Trading Advisor Index, is an equal weighted index of approximately 400 advisor returns. To qualify for the Index, a trading advisor must have at least $500,000 under management and 12 months of trading client assets, or act as a trading advisor in a public fund that is listed in MAR's funds table.

CORRELATION is a statistical measure that takes a [time series] of two or more variables and measures the similarity of their movements on a point-by-point basis. This measure is then adjusted for volatility of the two series as measured by their standard deviation. What emerges is a variable which will range from +1.00 to -1.00 and is a statistical measurement tool by which to judge the standardized historical relative return movement (e.g. correlation).

A value of +1.00 indicates perfect positive movement and a value of -1.00 indicates perfect negative movement in terms of the direction and standardized magnitude of historic returns. A value of zero indicates no consistent similarity in movement between the variables or non-correlation. In general, a rating less than 0.50 indicates a certain degree of non-correlation.

COMMODITY MARKETS

COMMODITY FUTURES

Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2000 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2000 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery
(sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

Futures exchanges have expanded throughout the world in response to the globalization of the world's economy. This gives investors the opportunity to participate in global markets and economic trends.

Since 1980, the presence of financial futures traded on futures exchanges has dramatically increased as illustrated in the chart below. Financial futures, which include interest rates, currencies and stock indices, has increased from 18.10% in 1980 to 79% in 1998, reflecting the importance of capital flows in today's economy.

FORWARD CONTRACTS

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Partnership will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See "-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

Commodity futures and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Fund will be speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund's.

OPTIONS

The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Fund may trade in such commodity options as are established on domestic exchanges. Trading policies of the Fund place no limitation on the percentage of Net Assets that may be invested in options, and the Fund may write options. The Fund may trade over-the-counter currency options to the extent permitted by CFTC regulations.

The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

SWAPS

Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearing house.

The Fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the Fund is contractually obligated to make. In some of the Fund's swap transactions the counterparty may require the Fund to deposit collateral to support the Fund's obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

REGULATION

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. Under the amendments to the CEA effected by the Commodity Futures Trading Commission Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The general partner is registered as a commodity pool operator and a commodity trading advisor and all of the advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Salomon Smith Barney, the commodity broker/dealer for the Fund, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "The Risk You Face -- Commodity Trading Risks -- Illiquidity of the Fund's Investments " in Part One of this prospectus.

The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the advisors and their principals will be aggregated with the Fund's positions. Depending upon the total amount of assets being managed in both the Fund's account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The advisors, the general partner and Salomon Smith Barney are each members of the NFA.

The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner and Salomon Smith Barney does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

MARGINS

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. Salomon Smith Barney intends to require the Fund to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to the margin calls.

Salomon Smith Barney will not require the Fund to meet and maintain margin on its forward contracts.

GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC.  Commodity Futures Trading Commission.

Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. Salomon Smith Barney charges most customers, but not the Fund, commissions per futures contract on a "round-turn" basis, that is, only upon the closing of an open position.

Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering. Offers and sales of Units after the initial offering period.

Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

Market order. An order to execute a trade at the prevailing price as soon as possible.

NFA.  National Futures Association.

Net Assets. The total assets of the Fund including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Fund, less brokerage charges accrued and less all other liabilities of the Fund, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

Notional Funds. Funds not actually held in a client's account but that have been committed by a client to the trading activity of a commodity trading advisor.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses. All expenses incurred by the Fund in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

Pit brokerage fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

Salomon Smith Barney standard public customer rates. Brokerage commissions that Salomon Smith Barney charges to its public customers, including individuals, which rates change from time to time.

Settlement price. The closing price for futures contracts in a particular commodity established by the clearing house or exchange after the close of each day's trading.

Sponsor. Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

Swaps. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearing house.

Unrealized profit or loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date. The date as of which the Net Assets of the Fund are determined.

Valuation Period.  A regular period of time between Valuation Dates.

                                    TABLE C
               HYPOTHETICAL COMPOSITE ADJUSTED PERFORMANCE RECORD
                FOR THE PERIOD AUGUST 1998 THROUGH JUNE 30, 1999

                                                                        HYPOTHETICAL COMPOSITE                   HYPOTHETICAL
                        COMPOSITE OF                      COMPOUND         WEIGHTED AVERAGE                        COMPOUND
                       ACTUAL MONTHLY   HYPOTHETICAL       ANNUAL             PRO FORMA          HYPOTHETICAL       ANNUAL
    PERIOD ENDING      RATE OF RETURN   $1,000 UNIT    RATE OF RETURN       RATE OF RETURN       $1,000 UNIT    RATE OF RETURN
    -------------      --------------   ------------   --------------   ----------------------   ------------   --------------
1998.................                      $1,000                                                   $1,000
August...............       9.84%           1,098                               8.76%                1,088
September............       4.45            1,147                                4.26                1,134
October..............       2.82            1,180                                2.63                1,164
November.............       0.43            1,185                                0.46                1,169
December.............       0.72            1,193          19.32%                0.59                1,176          17.60%
1999
January..............      (2.22)           1,167                               (2.52)               1,146
February.............       4.28            1,217                                4.15                1,194
March................      (2.02)           1,192                               (2.02)               1,170
April................       5.97            1,263                                5.82                1,238
May..................      (5.26)           1,197                               (5.54)               1,169
June.................       1.32            1,212           1.62%                1.43                1,186           0.85%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLE C

The Compound Annual Rate of Return and the Hypothetical Compound Annual Rate of Return for each year is calculated by applying on a compound basis each of the Composite of Actual Monthly Rates of Return and each of the Hypothetical Composite Weighted Average Pro Forma Rates of Return for such month, not by adding or averaging such monthly rates of return. For purposes of this table, August 1998 was used as the starting month since it was the common date that all programs (that will be traded for the Fund) were trading.

The Hypothetical Composite Adjusted Performance Record was prepared by the general partner and is a result of (a) making certain pro forma adjustments to the historical performance records of the four Advisors' programs to be used for the Fund in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses, and interest income calculated in accordance with the fee and income structure of the Fund as opposed to the corresponding fees, expenses or income actually charged or earned in the historical performance records (For purposes of the calculation of Fund interest income, historical 30-day Treasury bill rates of the time period presented on Tables B-1 were used. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the prevailing interest rates of a particular time period), (b) assuming the following initial allocation of Fund assets is made to the Advisors: Beacon -- 20%; Bridgewater -- 20%; Campbell -- 30% and Rabar -- 30%, (c) calculating a combined weighted average pro forma rate of return, and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000 made at the beginning of the period. For example, Beacon's initial allotment of $200 to the Meka Trading System was multiplied by its Pro Forma Monthly Rate of Return from Table B-1. In August 1998, Campbell's Pro Forma Monthly Rate of Return was 3.05% which resulted in an increase of $6 for the first month and a corresponding increase to its trading allotment to $206. Next, this process was repeated for each program or portfolio traded by the Advisors for the Fund, then added to reach a net asset value as of the end of the month of $1,088, an increase of 8.76% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month's assets allocated to each program or portfolio plus trading profits or losses. The Composite of Actual Monthly Rates of Return is similarly calculated using each of the Advisor's actual performance data for the same period.

The Hypothetical Composite Adjusted Performance Record does not reflect how the Fund may operate, but is based instead upon estimates and assumptions considered by the general partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

Irrespective of the limitations of the pro forma adjustments that have been made to the Advisors' historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. However, the table is nevertheless hypothetical in that no single account has been managed by the Advisors utilizing all four programs in the same proportions as the Fund's assets will be allocated. CFTC and NFA regulations require that the following cautionary legend accompany all hypothetical trading records:

THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THE ADVISORS' TRADING PROGRAMS HAVE NOT BEEN TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT ANY MULTI-PROGRAM MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING PROGRAMS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING PROGRAMS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING PROGRAMS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each program were calculated set forth under "The Advisors -- Notes to Tables B-1 for all Advisors." The Hypothetical Composite Adjusted Performance Record, for the period August 1998 through June 30, 1999, has been calculated on the basis of Pro Forma Monthly Rate of Return figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Fund is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

Although the general partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Fund, prospective investors must carefully consider its limitations.

                                                                    EXHIBIT A

                                ---------------

                         LIMITED PARTNERSHIP AGREEMENT

                                ---------------

                               TABLE OF CONTENTS

                              PARAGRAPH AND SUBJECT                   PAGE
               -------------------------------------------------  ---------------
                  1.          Formation and Name                       A-1
                  2.          Principal Office                         A-1
                  3.          Business                                 A-1
                  4.          Term, Dissolution and
                                Fiscal Year                            A-2
                              Term                                     A-2
                              Dissolution                              A-2
                              Fiscal Year                              A-2
                  5.          Net Worth of General Partner             A-2
                  6.          Capital Contributions and Units
                                of Partnership Interest                A-2
                  7.          Allocation of Profits and
                                Losses                                 A-3
                              Capital Accounts                         A-3
                              Allocations                              A-3
                              Allocation of Profit and Loss
                                for Federal Income Tax
                                Purposes                               A-3
                              Definitions                              A-4
                              Expenses and Limitation
                                Thereof                                A-5
                              Limited Liability of Limited
                                Partners                               A-5
                              Return of Limited Partners'
                                Capital Contribution                   A-5
                              Distributions                            A-5
                  8.          Management of the Partnership            A-5
                  9.          Audits and Reports to Limited
                                Partners                               A-7
                 10.          Transfer and Redemption
                                of Units                               A-8
                              Initial Limited Partner                  A-8
                              Transfer                                 A-8
                              Redemption                               A-9
                 11.          Public Offering of Units of
                                Limited Partnership
                                Interest                               A-9
                 12.          Admission of Additional
                                Partners                              A-10
                 13.          Special Power of Attorney               A-10
                 14.          Withdrawal of a Partner                 A-10
                 15.          No Personal Liability for Return
                                of Capital                            A-11
                 16.          Indemnification                         A-11
                 17.          Amendments; Meetings                    A-11
                              Amendments with Consent of the
                                General Partner                       A-11
                              Meetings                                A-11
                              Amendments and Actions without
                                Consent of the General
                                Partner                               A-12
                              Continuation                            A-12
                 18.          Governing Law                           A-12
                 19.          Miscellaneous                           A-12
                              Priority among Limited
                                Partners                              A-12
                              Notices                                 A-12
                              Binding Effect                          A-12
                              Captions                                A-13

                        (This page has been left blank intentionally.)

                                                                      EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of August 25, 1999, by and between Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and David J. Vogel (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                                  WITNESSETH:

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

     (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

     (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

     (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

     (a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2019; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

     (b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

      The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 15,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 15,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

     (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

     (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

     (3) Incentive fees, if any, shall then be charged against Net Assets.

     (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

     (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

(d) Definitions:

     (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

     (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

     (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

     (4) New Trading Profits. The excess, if any, of Net Assets managed by an Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

     (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

     (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

     (7) Valuation Period. A regular period of time between Valuation Dates.

     (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.





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     (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

     (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from Salomon Smith Barney to the Partnership for payment of organizational and offering expenses, if any.

(f)     Limited Liability of Limited Partners:

     (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

     (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partners' Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.


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     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons, provided that the General Partner shall retain the ability to allocate and reallocate assets among advisors and the right to override decisions and take such other actions as may be necessary or desirable to liquidate accounts or protect the Partnership. The General Partner may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. ("Salomon Smith Barney") described in the Prospectus and to cause the Partnership to pay Salomon Smith Barney a monthly brokerage fee equal to up to .45% of month-end Net Assets (5.4% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and NFA fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interest. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin




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deposits. Only those goods and services enumerated in the Limited Partnership
Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with Salomon Smith Barney to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts that would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such




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additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iii) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis; (iv) any change in the General Partner; or (v) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted




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Limited Partner and which could not be ascertained from this Agreement. Each
Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the end of three full months after the purchase of a Unit, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, "request for redemption" shall mean a written or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with Salomon Smith Barney as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.



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12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership or dissolution of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with Salomon Smith Barney or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.



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15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean
(a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment



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to the Limited Partnership Agreement which the General Partner deems advisable
(including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

                        General Partner:                   Initial Limited Partner:

                        SMITH BARNEY
                        FUTURES MANAGEMENT INC.

                                                           /s/ DAVID J. VOGEL
                                                           -----------------------
                                                           David J. Vogel

                          By: /s/ DAVID J. VOGEL
                   ------------------------------
                      David J. Vogel, President

                                                           Limited Partners:
                                                           All Limited Partners now and hereafter
                                                           admitted as limited partners of the
                                                           Partnership pursuant to powers of attorney
                                                           now and hereafter executed in favor of and
                                                           delivered to the General Partner

                                                           By: SMITH BARNEY
                                                           FUTURES MANAGEMENT INC.
                                                           Attorney-in-Fact

                                                           By: /s/ DAVID J. VOGEL
                                                           --------------------------
                                                           David J. Vogel, President

                 (This page has been left blank intentionally.)

                                                                      EXHIBIT B

                     SALOMON SMITH BARNEY DIVERSIFIED 2000
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

     1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as those terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

     2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

     (a) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE FUND, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

     (b) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THE REGISTRATION RULES OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

     (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

     (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

     3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

     (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

     or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

     (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

     (c) The Plan is in compliance with all applicable Federal regulatory requirements.

     4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

     I irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

                                ---------------

B. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                                ---------------

C. Risk Disclosure.

     1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

     2. Smith Barney Futures Management Inc., is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

     3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance.

     4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

                                                                      EXHIBIT B

                      SALOMON SMITH BARNEY DIVERSIFIED 2000
                                FUTURES FUND L.P.
                                 PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C -- SUITABILITY REQUIREMENTS.)


                                    $     --   --    --   --

                      SALOMON SMITH BARNEY ACCOUNT NUMBER


                                    ACCOUNT NAME

                                    STATE OR COUNTRY
                                    OF RESIDENCE


                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW


     1 Individual Account      3 Corporation         6 IRA, Keogh, SEP
     2 Joint Account           4 Partnership         7 Employee Benefit Plan
                               5 Trust               8 Other



                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.



-------------------------------------------     -------------------------------------------
                   DATE                                            DATE

-------------------------------------------     -------------------------------------------
          SUBSCRIBER'S SIGNATURE                          SUBSCRIBER'S SIGNATURE

-------------------------------------------     -------------------------------------------
          TITLE (IF APPLICABLE)                           TITLE (IF APPLICABLE)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE
                            --------------------------------------
PRINT BOM NAME:
                 -----------------------------------------------


------------------------------------------------------------------------------

  FOR BRANCH USE PLEASE COMPLETE
  ENTER IOI FOR SECURITY NO. (CHECK ONE):            8952000             8952005
                                          ----------            ---------

    FINANCIAL CONSULTANT NAME                      TELEPHONE NO.      WIRE CODE

                   Send completed Subscription Agreement to:
                      Smith Barney Futures Management Inc.
                       390 Greenwich Street -- 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976

                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

  SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED [ ], 1999

                                                                      EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

                         Alaska...............   $225,000 NW or $75,000 NW and $75,000 AI
                         Arizona..............   $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
                         California...........   $250,000 NW or $100,000 NW and $65,000 AI
                         Iowa.................   $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
                         Maine................   $200,000 NW or $50,000 NW and $50,000 AI
                         Massachusetts........   $225,000 NW or $60,000 NW and $60,000 AI
                         Michigan.............   $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
                         Minnesota............   $225,000 NW or $60,000 NW and $60,000 AI
                         Mississippi..........   $225,000 NW and $60,000 AI
                         Missouri.............   $225,000 NW or $75,000 NW and $75,000 AI
                         North Carolina.......   $225,000 NW or $60,000 NW and $60,000 TI
                         Oregon...............   $225,000 NW or $60,000NW and $60,000 TI
                         Pennsylvania.........   $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
                         South Dakota.........   $225,000 NW or $60,000 NW and $60,000 Annual Gross Income
                         Tennessee............   $225,000 NW or $60,000 NW and $60,000 AI
                         Texas................   $225,000 NW or $60,000 NW and $60,000 TI

----------

(1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

        (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

        (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

        (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

        (f) [For Arizona and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ARIZONA AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

                        (This page has been left blank intentionally.)

                                                                EXECUTION COPY

                     SALOMON SMITH BARNEY DIVERSIFIED 2000
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

A. Subscriber Provisions.

     1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as those terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

     2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

     (a) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE FUND, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

     (b) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THE REGISTRATION RULES OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

     (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

     (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

     3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

     (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

     or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

     (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

     (c) The Plan is in compliance with all applicable Federal regulatory requirements.

     4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

     I irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

                                ---------------

B. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                                ---------------

C. Risk Disclosure.

     1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

     2. Smith Barney Futures Management Inc., is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

     3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance.

     4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

                                                                 EXECUTION COPY

                     SALOMON SMITH BARNEY DIVERSIFIED 2000
                               FUTURES FUND L.P.
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C -- SUITABILITY REQUIREMENTS.)


                                          $     --   --    --   --

                      SALOMON SMITH BARNEY ACCOUNT NUMBER


                                  ACCOUNT NAME

                                  STATE OR COUNTRY
                                  OF RESIDENCE


                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

     1 Individual Account       3 Corporation           6 IRA, Keogh, SEP
     2 Joint Account            4 Partnership           7 Employee Benefit Plan
                                5 Trust                 8 Other


                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.



-------------------------------------------     -------------------------------------------
                   DATE                                            DATE

-------------------------------------------     -------------------------------------------
          SUBSCRIBER'S SIGNATURE                          SUBSCRIBER'S SIGNATURE

-------------------------------------------     -------------------------------------------
          TITLE (IF APPLICABLE)                           TITLE (IF APPLICABLE)


                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE
                            ---------------------------------
PRINT BOM NAME:
                 ----------------------------------------------


--------------------------------------------------------------------------------

  FOR BRANCH USE PLEASE COMPLETE
  ENTER IOI FOR SECURITY NO. (CHECK ONE):         8952000               8952005
                                         --------             ---------

        FINANCIAL CONSULTANT NAME                             TELEPHONE NO.     WIRE CODE

                   Send completed Subscription Agreement to:

                      Smith Barney Futures Management Inc.
                       390 Greenwich Street -- 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976

                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

  SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED [ ], 1999

                                    PART II

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                      Filing Fee -- Securities and Exchange Commission (1933
                         Act)........................................................      $41,700
                      Filing Fee -- National Association of Securities Dealers,
                         Inc.........................................................      $15,500
                      Printing Expenses..............................................    $200,000*
                      Legal Fees...............................                          $250,000*
                      Blue Sky Fees and Expenses (excluding legal fees)..............     $75,000*
                      Accounting Fees................................................     $30,000*
                      Marketing......................................................    $135,000*
                      Miscellaneous..................................................       $2,800
                                                                                            ------
                         Total.....................................................      $750,000*
                                                                                         =========

----------

   *Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

     Section 5 of the Selling Agreement provides for indemnification of the Registrant by Salomon Smith Barney against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any related sales material used by Salomon Smith Barney in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by Salomon Smith Barney, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto.

     Section 7 of the Customer Agreement provides for indemnification of Salomon Smith Barney by the Registrant against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if Salomon Smith Barney acted in good faith and in a manner it reasonably believed to be in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to Salomon Smith Barney constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Salomon Smith Barney is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     Section 6 of each of the Management Agreements provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Registrant's commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     The agreements filed as Exhibits 1.1, 10.1, 10.4, 10.5, 10.6 and 10.7 contain certain indemnity provisions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On August 25, 1999, Registrant sold one Unit of Limited Partnership Interest to David J. Vogel for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS:

                           1.1 -- Form of Selling Agreement between Registrant
                                  and Salomon Smith Barney Inc.
                           3.1 -- Limited Partnership Agreement (included as
                                  Exhibit A to the Prospectus)
                           3.2 -- Certificate of Limited Partnership of Registrant
                           4.1 -- Specimen of Unit Certificate
                           5.1 -- Opinion of Willkie Farr & Gallagher relating to
                                  the legality of the Units
                           8.1 -- Tax Opinion of Willkie Farr & Gallagher
                          10.1 -- Form of Customer Agreement between Registrant
                                  and Salomon Smith Barney Inc.
                          10.2 -- Form of Subscription Agreement (included as
                                  Exhibit B to the Prospectus)
                          10.3 -- Form of Escrow Agreement between Smith Barney
                                  Futures Management Inc. and the Escrow Agent relating
                                  to the escrow of subscription funds
                          10.4 -- Management Agreement between Smith Barney
                                  Futures Management Inc., and Beacon Management Corp.
                          10.5 -- Management Agreement between Smith Barney
                                  Futures Management Inc. and Bridgewater Associates, Inc.
                          10.6 -- Management Agreement between Smith Barney
                                  Futures Management Inc. and Campbell & Co., Inc.
                          10.7 -- Management Agreement between Smith Barney
                                  Futures Management Inc. and Rabar Market Research, Inc.
                          23.1 -- Consent of Independent Accountants (included in
                                  Part II of this Registration Statement)
                          23.2 -- Consent of Counsel (included in their opinions
                                  filed as Exhibit 5.1 and Exhibit 8.1 hereto)

----------

(b) FINANCIAL STATEMENT SCHEDULES:

        Not Applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON THE 22nd DAY OF SEPTEMBER, 1999.

SALOMON SMITH BARNEY
DIVERSIFIED 2000 FUTURES FUND L.P.

By                SMITH BARNEY FUTURES MANAGEMENT INC.

-------------------------------------------------------------------------------
                                (General Partner)

                             By /s/ DAVID J. VOGEL
                             ---------------------
                     David J. Vogel, President and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                    SIGNATURE                          TITLE                            DATE
       --------------------------------        --------------------               -------------------
             SMITH BARNEY FUTURES              General Partner                     September 22, 1999
              MANAGEMENT INC.


             /s/ DAVID J. VOGEL                Director, Principal Executive       September 22, 1999
       ------------------------                Officer and President
             DAVID J. VOGEL


             /s/ MICHAEL R. SCHAEFER           Director                            September 22, 1999
        ----------------------------
             MICHAEL SCHAEFER

             /s/ STEVEN J. KELTZ               Secretary and Director              September 22, 1999
       --------------------------
             STEVEN J. KELTZ


             /s/ JACK H. LEHMAN III            Chairman and Director               September 22, 1999
       ----------------------------
            JACK H. LEHMAN III


             /s/ DANIEL A. DANTUONO            Treasurer, Chief Financial          September 22, 1999
        ---------------------------            Officer and Director
        ......DANIEL A. DANTUONO


             /s/ DANIEL R. MCAULIFFE, JR.      Director                            September 22, 1999
       ----------------------------------
             DANIEL R. MCAULIFFE,JR.


        .....  /s/ SHELLEY ULLMAN              Director                            September 22, 1999
        --------------------------
              SHELLEY ULLMAN

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 to be used in registering, under the Securities Act of 1933, 15,000 Units of Limited Partnership Interest of (i) our report dated March 15, 1999 accompanying the statement of financial condition of Smith Barney Futures Management Inc. and (ii) our report dated September 15, 1999 accompanying the statement of financial condition of Salomon Smith Barney Diversified 2000 Futures Fund L.P.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/  PricewaterhouseCoopers LLP

New York, New York
September 22, 1999

                                INDEX TO EXHIBITS

                                                                                             SEQUENTIALLY
                     EXHIBIT                                                                  NUMBERED
                     NUMBER                       EXHIBIT                                       PAGE
                  ------------  ---------------------------------------------------------  -----------------
                      1.1 --    Form of Selling Agreement between Registrant
                                and Salomon Smith Barney Inc.
                      3.1 --    Limited Partnership Agreement (included as
                                Exhibit A to the Prospectus)
                      3.2 --    Certificate of Limited Partnership of Registrant
                      4.1 --    Specimen of Unit Certificate
                      5.1 --    Opinion of Willkie Farr & Gallagher relating to
                                the legality of the Units
                      8.1 --    Tax Opinion of Willkie Farr & Gallagher
                     10.1 --    Form of Customer Agreement between Registrant
                                and Salomon Smith Barney Inc.
                     10.2 --    Form of Subscription Agreement (included as
                                Exhibit B to the Prospectus)
                     10.3 --    Form of Escrow Agreement between Smith Barney
                                Futures Management Inc. and the Escrow Agent relating
                                to the escrow of subscription funds
                     10.4 --    Management Agreement between Smith Barney
                                Futures Management Inc., and Beacon Management Corp..
                     10.5 --    Management Agreement between Smith Barney
                                Futures Management Inc. and Bridgewater Associates, Inc.
                     10.6 --    Management Agreement between Smith Barney
                                Futures Management Inc. and Campbell & Co., Inc.
                     10.7 --    Management Agreement between Smith Barney
                                Futures Management Inc. and Rabar Market Research, Inc.
                     23.1 --    Consent of Independent Accountants (included in
                                Part II of this Registration Statement)
                     23.2 --    Consent of Counsel (included in their opinions filed as
                                Exhibit 5.1 and Exhibit 8.1 hereto)


                                       11